UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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CHEVRON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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the human energy company® Chevron

2023 proxy statement

Our strategy, and the goals and metrics set to achieve it, are directly tied to creating long-term stockholder value.

Chevron’s strategy

Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world.

Our objective is to safely deliver higher returns, lower carbon, and superior stockholder value in any business environment. We are building on our capabilities, assets, and customer relationships as we aim to lead in lower carbon intensity oil, products, and natural gas, as well as advance new products and solutions that reduce the carbon emissions of major industries. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations, and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets, and other emerging technologies.

why this strategy

Affordable, reliable, and ever cleaner energy enables human progress. As the planet’s population crossed 8 billion people in 2022 and climbs toward 10 billion by 2050, the need for energy, and all that it enables, continues to grow. According to the U.S. Energy Information Administration’s International Energy Outlook 2021, energy consumption is projected to grow by 50% over the next 30 years.

As the world works toward the goals of the Paris Agreement, many energy solutions will be required. Under virtually all realistic scenarios, the journey to a lower carbon future will still require oil and natural gas, particularly where there are currently no effective substitutes. We believe the world’s continued demand for oil, natural gas, and other energy products should be supplied by the most responsible producers.

what we’re doing

We intend to be a leader by providing lower carbon energy to meet demand today and help develop new solutions for tomorrow. We’re doing this by:

•	Investing efficiently in high-return projects;

•	Lowering the carbon intensity of our traditional operations through energy efficiency, methane management, flaring reduction, and other means;

•	Advancing new, profitable, lower carbon energy businesses, including renewable fuels; hydrogen; and carbon capture, utilization, and storage, that reduce the carbon emissions of major industries; and

•	Innovating technology to drive the future of energy.

We’re holding ourselves accountable to achieve progress and deliver value, consistent with our vision to be the global energy company most admired for its people, partnership, and performance.

2023 notice of the

Chevron Corporation

annual meeting of stockholders

date and time	online	record date
Wednesday, May 31, 2023 at 8:00 a.m. PDT	by live audio webcast (www.virtualshareholdermeeting.com/CVX2023)	Monday, April 3, 2023

how to vote and attend the annual meeting

by Internet:

Before the meeting:

www.proxyvote.com

During the meeting (until polls close):

At www.virtualshareholdermeeting.com/CVX2023

by telephone:

1-800-690-6903 (closes 11:59 p.m. EDT on May 30, 2023)

by mail:

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

admission

Stockholders of record owning Chevron common stock at the close of business on Monday, April 3, 2023, are entitled to participate in and vote at the Annual Meeting of Stockholders (“Annual Meeting”). To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2023, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 31, 2023.

Please refer to pages 128 and 129 of this Proxy Statement for information about attending the Annual Meeting.

agenda

•	Elect 12 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for 2023;

•	Vote on a Board proposal to approve, on an advisory basis, Named Executive Officer (“NEO”) compensation;

•	Vote on a Board proposal to determine, on an advisory basis, the frequency of future advisory votes on NEO compensation;

•	Vote on eight stockholder proposals, each if properly presented at the meeting; and

•	Transact any other business that is properly presented at the meeting by or at the direction of the Board.

distribution of proxy materials

On Wednesday, April 12, 2023, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access the Proxy Materials and vote on the Internet, or (3) for stockholders who receive materials electronically, an email with instructions to access the Proxy Materials and vote on the Internet.

voting

Stockholders owning Chevron common stock at the close of business on Monday, April 3, 2023, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 124 and 125 of this Proxy Statement for information about voting at the Annual Meeting.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

dear stockholder,

April 12, 2023

At Chevron, we are mindful of the responsibility we have to our stakeholders as we provide the affordable, reliable, ever-cleaner energy that enables human progress.

Our strategy remains clear: Leverage our strengths to safely deliver lower carbon energy to a growing world. In 2022, we grew U.S. production, lowered carbon intensity, and rewarded stockholders. We produced 3 million oil-equivalent barrels per day, and we increased upstream capex by over 40% relative to the prior year. We made progress toward helping build a lower carbon future through investments in renewable fuels (including the acquisition of Renewable Energy Group), hydrogen, carbon capture, offsets, and other emerging technologies.

Our financial priorities have remained consistent. We reward stockholders with predictable dividend growth, invest for long-term returns, maintain a strong balance sheet to mitigate commodity price risk, and buy back shares through the cycle.

Our balanced approach, grounded in capital and cost discipline, helped us achieve a return on capital employed of more than 20% in 2022, the highest since 2011. We posted record earnings and cash flow last year and strengthened our industry-leading balance sheet. We aim to grow cash flow and return more of it to stockholders. In 2022, we repurchased nearly 70 million shares, returning an additional $11.25 billion to stockholders.

Chevron sits at the center of one of the world’s great challenges: meeting the energy needs of a growing world and doing so in a lower carbon way. We welcome this challenge and approach it with optimism, sustained by our commitment to advancing solutions and inspired by the opportunity to help drive human progress.

Sincerely,

Michael K. Wirth

Chairman and CEO

Chevron Corporation 2023 Proxy Statement

dear stockholder,

April 12, 2023

You are represented by an accomplished and diverse Board of Directors with experience in global business, public policy, finance, technology, environmental matters, and the energy industry.

We take seriously our oversight obligations to focus Chevron’s talent and capital on meeting rising expectations for financial results and progress in addressing climate change.

Our approach is informed by your feedback. We engage year-round on key issues, including the energy transition. In 2022, Jon Huntsman and I personally met with many of our large investors, and our full Board had the opportunity to meet with stakeholders and employees at operations in the Eastern Mediterranean.

Our commitment to transparency remains strong. In October, Chevron released its first Methane Report, building on existing climate change-related reporting. Chevron embraces the challenge of developing and implementing best practices to reduce emissions and sharing what’s working with others who join in our climate goals.

Chevron’s objective is to safely deliver higher returns and lower carbon, and superior stockholder value in any business environment, and we are delivering. In January, your Board declared a per-share quarterly dividend increase, putting Chevron on track to make 2023 the 36th consecutive year with an increase in annual dividend payout per share. We also authorized a new $75 billion share repurchase program (with no expiration date) to enable the Company to repurchase shares through the cycle.

Chevron’s By-Laws call for a strong independent Lead Director to ensure your independent Directors exercise rigorous oversight. I’m dedicated to that mandate as I succeed Dr. Ronald D. Sugar as Lead Director, and I thank him for a sure-handed transition and 18 years of strong leadership.

On behalf of your Board of Directors, I thank you for your trust and support.

Sincerely,

Wanda M. Austin

Lead Director

Chevron Corporation 2023 Proxy Statement

cautionary statements relevant to forward-looking information for the purpose of “safe harbor” provisions of the private securities litigation reform act of 1995

The statements and images in this Proxy Statement, including without limitation those relating to the action areas of Chevron’s energy transition strategy in the “Board Oversight of Strategy–Higher Returns, Lower Carbon” section, are forward-looking statements based on management’s current expectations, estimates and projections and, accordingly, involve risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed or forecasted herein. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires,” and similar expressions are intended to identify such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and in the Quarterly Reports on Form 10-Q that we will subsequently file under the headings “Risk Factors” and “Cautionary Statements Relevant to Forward-Looking Information for the Purpose of ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995.” The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Standards of measurement and performance made in reference to our environmental, social, governance, and other sustainability plans and goals may be based on protocols, processes and assumptions that continue to evolve and are subject to change in the future, including due to the impact of future rulemaking. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

proxy statement

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2023 Annual Meeting of Stockholders to be held by live audio webcast (www.virtualshareholdermeeting.com/CVX2023) in lieu of an in-person meeting on Wednesday, May 31, 2023, at 8:00 a.m. PDT, and at any postponement or adjournment of the Annual Meeting. Your Board believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

Following are the items of business to be considered at the Annual Meeting. We are not aware of any other matters expected to be presented for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information–Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chair or his designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2023 Annual Meeting” section of the 2022 Proxy Statement.

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) your bank, broker, or other holder of record is not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker nonvote” for the matters on which the broker does not vote. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Items 1 through 12 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the items, even if you plan to attend the Annual Meeting.

As used in this Proxy Statement, the term “Chevron” and such terms as “the Company,” “the Corporation,” “our,” “we,” “us,” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, but unless stated otherwise they do not include “affiliates” of Chevron – that is, those companies accounted for by the equity method (generally owned 50% or less) or non-equity method investments. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Chevron Corporation 2023 Proxy Statement

proxy statement

items of business

Your Board is asking you to vote on the following actions at the Annual Meeting:

board proposals

Item		Your board’s recommendation	Rationale

Item 1:	Elect 12 Directors named in this Proxy Statement	Vote for each Director nominee	Your Board believes that each of the 12 nominees possesses qualifications and attributes that are critical for effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

Item 2:	Ratify the appointment of the independent registered public accounting firm	Vote for	Your Board believes that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2023.

Item 3:	Approve, on an advisory basis, Named Executive Officer compensation	Vote for	Your Board believes that our compensation programs support our business model and the objectives and values described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement.

Item 4:	Determine, on an advisory basis, the frequency of future advisory votes on Named Executive Officer compensation	Vote 1 year	Your Board believes that this is the appropriate frequency so stockholders may annually express their views on our named executive officer compensation program.

stockholder proposals

Item		Your board’s recommendation	Rationale

Item 5:	Rescind the 2021 “Reduce Scope 3 Emissions” Stockholder Proposal	Vote against	Your Board believes that asking stockholders to “rescind” a proposal that has been superseded by Chevron’s adoption of a Portfolio Carbon Intensity (“PCI”) target, by votes on subsequent proposals, and by an ever-evolving energy, technology, policy, and geopolitical landscape is not aligned with stockholders’ interests in good corporate governance.

Item 6:	Set a Medium-Term Scope 3 Greenhouse Gas (“GHG”) Emissions Reduction Target	Vote against	The proposal would have Chevron adopt absolute Scope 3 GHG emissions reduction targets, which would require shrinking Chevron’s business. Your Board believes that this is the wrong path, and that the Company’s approach to focus on PCI effectively positions Chevron as a leader today and in the future in helping meet the world’s growing demand for lower carbon energy.

Item 7:	Recalculate Emissions Baseline to Exclude Emissions from Material Divestitures	Vote against	Your Board believes this would not be a responsible use of Company resources. Chevron already provides information on net portfolio changes for emissions intensity and provides key information to increase GHG emissions transparency along value chains. Recalculation of baselines would not only be an inaccurate representation of actual performance, it would also not provide meaningful additional information about Chevron’s role in reducing the carbon intensity of value chains.

Item 8:	Establish Board Committee on Decarbonization Risk	Vote against	Your Board believes Chevron already has an effective governance structure to oversee strategy, which includes consideration of climate change issues, risks, and opportunities.

Item 9:	Report on Worker and Community Impact from Facility Closures and Energy Transitions	Vote against	Your Board believes Chevron has the right policies and management systems in place. Guided by The Chevron Way, Chevron conducts its business responsibly and actively engages with stakeholders to manage potential social impacts in the communities where the Company operates.

Item 10:	Report on Racial Equity Audit	Vote against	Your Board believes that the vision and values of The Chevron Way, the many disclosed processes Chevron has implemented to support its vision and values, and the Report produced by Attorney General Lynch all provide robust information on Chevron’s approach and actions on racial equity and related issues.

Item 11:	Report on Tax Practices	Vote against	Your Board believes that given the detailed tax information Chevron already publicly discloses or plans to disclose, the additional data requested by the proposal would be neither useful nor informative to investors.

Item 12:	Independent Chair	Vote against	Your Board believes that stockholder interests are best served when the independent Directors have the flexibility to determine the best person to serve as Chairman, recognizing that no single leadership model is appropriate in all circumstances.

Chevron Corporation 2023 Proxy Statement

election of directors

(item 1 on the proxy card)

For several years, the Board Nominating and Governance Committee (the “Governance Committee”) has been planning for the 2023 retirement of Ronald D. Sugar at Chevron’s 2023 Annual Meeting under Chevron’s mandatory Director Retirement Policy contained in our Corporate Governance Guidelines. In light of the retirement and the Board’s operating requirements, the Board recommended, and the Board set, a current Board size of 12 Directors effective at the Chevron’s 2023 Annual Meeting. On May 25, 2022, the Board elected Cynthia J. Warner as a member of the Board subject to and effective upon the completion of the Renewable Energy Group, Inc., acquisition, which was completed on June 13, 2022. Ms. Warner was initially identified as a potential nominee by our Chairman and CEO. Each of the nominees is a current Director and, other than Ms. Warner, was previously elected at Chevron’s 2022 Annual Meeting of Stockholders.

Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director – a circumstance we do not anticipate – the Board by resolution may reduce the number of Directors or choose a substitute nominee. Your Board has determined that each non-employee Director is independent in accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards and has no material relationship with Chevron other than as a Director.

director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election, any Director nominated for re-election who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

director qualifications and nomination processes

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	The highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	A commitment to building stockholder value;

•	Business acumen and broad experience and expertise at the policy-making level in one or more of the skills, qualifications, and experience delineated on the next page;

•	The ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	Sufficient time to effectively carry out duties as a Director; and

•	Independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

Chevron Corporation 2023 Proxy Statement

election of directors

When conducting its review of the appropriate skills and qualifications desired of Directors, the Governance Committee particularly considers the skills, experience, and expertise that are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations. These are as follows:

CEO/Senior executive/Leader of significant operations	Chevron employs approximately 44,000[1] people throughout the world. Chevron’s operations involve complex processes, strategic planning, and risk management.

Science/Technology/Engineering/Research/Academia	Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas, as well as assessing new energy sources. Our business processes are complex and highly technical.

Government/Regulatory/Legal/Public policy	Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.

Finance/Financial disclosure/Financial accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.

Global business/International affairs	Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures, as well as a broad perspective on global business opportunities.

Environmental	We place the highest priority on the health and safety of our workforce and the protection of our assets, the communities where we operate, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations, including our focus on lowering the carbon intensity of our operations.

Leading business transformation	Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world.

1	Data as of December 31, 2022.

The Governance Committee also considers such other factors as the Governance Committee deems appropriate, given the current and anticipated needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability. This includes service as a public company director and diversity of age, gender, and ethnicity.

In addition, Directors should limit their other board memberships to a number that permits them, given their individual circumstances, to perform all of their Director duties:

•	A Director should not serve on the board of more than five publicly traded companies;

•

A Director who serves as a board Chair or Lead Director of a publicly traded company should not serve on the boards of more than four publicly traded companies (including the board of the company for which the Director is board Chair or Lead Director); and

•

A Director who serves as a Chief Executive Officer of a publicly traded company should not serve on the boards of more than three publicly traded companies (including the company for which the Director is CEO).

The Governance Committee regularly reviews the foregoing attributes, skills and qualifications required of Directors in the context of the current operating requirements of the Company and the long-term interests of stockholders. When recommending nominees for the Board, the Governance Committee discusses each nominee in the context of the foregoing attributes, skills, qualifications, and time commitments, including the foregoing limits on public company directorships, to ensure that the nominees and Board as a whole meet the requirements and needs of the Company.

Chevron Corporation 2023 Proxy Statement

election of directors

board composition

The Board seeks to achieve diversity of age, gender, and race/ethnicity and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following tables and charts pertain to the Board nominees and illustrate the Board’s continued commitment to diversity of backgrounds for its Board composition and leadership.

58%	50%	25%	6.4 years
are diverse	are women	are people of color	average tenure(1)

The following matrix displays the most significant skills and qualifications that each Director nominee possesses. The Governance Committee reviews the composition of the Board as a whole periodically to ensure that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.

(1)

Tenure as of May 31, 2023. Jon M. Huntsman Jr. previously served on Chevron’s Board from January 2014 to September 2017 but resigned to serve as U.S. Ambassador to Russia. For purposes of calculating tenure going forward, we include only his current term.

(2)	As of April 12, 2023.

Chevron Corporation 2023 Proxy Statement

election of directors

Director tenure ranges

Refreshed board composition and leadership

67%	50%	50%	75%
of Directors elected in the past five years are diverse	of Committees chaired by women	of Committees chaired by racially/ethnically diverse Directors	of Committees chaired by diverse Directors

Date of change	Director	Position	Gender or racial/ ethnic diversity	Primary reason for nomination/departure

Board composition changes

May 2023	Ronald D. Sugar	Director		Mandatory Director Retirement Policy
June 2022	Cynthia J. Warner	Director	•	Depth of experience across both the traditional and renewable energy sectors
January 2021	Marillyn A. Hewson	Director	•	Valuable global business experience as well as experience with international commerce and geopolitics

September 2020	Jon M. Huntsman Jr.	Director		Strong international and public policy experience, knowledge of Chevron’s business, and leadership experience

January 2020	Inge G. Thulin	Director		Time and logistics conflict

Board and committee leadership changes
May 2022	Wanda M. Austin	Lead Director	•	Thoughtful leadership and contributions in a variety of roles, including as chair of the Governance Committee and as former chair of the Public Policy and Sustainability Committee

May 2022	Ronald D. Sugar	Lead Director		Board Succession Planning

May 2021	Debra Reed-Klages	Audit Committee Chair	•	Committee Chair Rotation
May 2021	Wanda M. Austin	Board Nominating and Governance Committee Chair	•	Committee Chair Rotation

May 2021	Charles W. Moorman	Management Compensation Committee Chair		Committee Chair Rotation
May 2021	Enrique Hernandez, Jr.	Public Policy and Sustainability Committee Chair	•	Committee Chair Rotation

May 2021	Charles W. Moorman	Audit Committee Chair		Committee Chair Rotation

May 2021	Ronald D. Sugar	Board Nominating and Governance Committee Chair		Committee Chair Rotation
May 2021	Enrique Hernandez, Jr.	Management Compensation Committee Chair	•	Committee Chair Rotation
May 2021	Wanda M. Austin	Public Policy and Sustainability Committee Chair	•	Committee Chair Rotation

Chevron Corporation 2023 Proxy Statement

election of directors

The Governance Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and the Governance Committee has retained director search firms to assist with identifying potential candidates.

•

Stockholders may recommend potential nominees by writing to the Corporate Secretary at 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, stating the candidate’s name and qualifications for Board membership.

•

When considering potential nominees recommended by stockholders, the Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition, a qualifying stockholder (or stockholders) may nominate director candidates by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2024 Annual Meeting” section of this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

election of directors

nominees for director

The Governance Committee recommended, and the Board set, a current Board size of 12 Directors. Each Director nominee is a current Director.

director summary

					Committee assignment(1)
Director	Director since	Principal occupation	Gender or racial/ ethnic diversity	Ind(2)	AC(3)	BN&GC(4)	MCC(5)	PP&SC(6)	Other current public company directorships

Wanda M. Austin	2016	Retired President and CEO, The Aerospace Corporation	•	L		C	M		• Amgen Inc. • Virgin Galactic Holdings, Inc.

John B. Frank	2017	Vice Chairman, Oaktree Capital Group, LLC		•	M				• Daily Journal Corporation • Oaktree Capital Group, LLC ° Oaktree Specialty Lending Corporation

Alice P. Gast	2012	Professor Emeritus of Chemical Engineering and Retired President, Imperial College London	•	•		M		M	• None

Enrique Hernandez, Jr.	2008	Executive Chairman, Inter-Con Security Systems, Inc.	•	•			M	C	• McDonald’s Corporation • The Macerich Company

Marillyn A. Hewson	2021	Retired Chairman, CEO, and President of Lockheed Martin Corporation	•	•	M				• Johnson & Johnson

Jon M. Huntsman Jr.	2020	Former Governor of Utah and U.S. Ambassador to Russia, China, and Singapore		•			M	M	• Ford Motor Company • Mobileye

Charles W. Moorman	2012	Senior Advisor to Amtrak, Retired Chairman and CEO, Norfolk Southern Corporation		•		M	C		• Oracle Corporation

Dambisa F. Moyo	2016	Co-Principal, Versaca Investments	•	•	M				• 3M Company (Retiring May 9, 2023)

Debra Reed-Klages	2018	Retired Chairman, CEO, and President, Sempra Energy	•	•	C				• Caterpillar Inc. • Lockheed Martin Corporation

D. James Umpleby III	2018	Chairman and CEO, Caterpillar Inc.		•		M		M	• Caterpillar Inc.
Cynthia J. Warner	2022	Former President and CEO, Renewable Energy Group, Inc.	•	•				M	• Sempra Energy

Michael K. Wirth	2017	Chairman and CEO, Chevron Corporation							• None

(1)	As of April 12, 2023.

(2)	Independent in accordance with the NYSE Corporate Governance Standards. No material relationship exists with Chevron other than as a Director.

(3)	Audit Committee

(4)	Board Nominating and Governance Committee

(5)	Management Compensation Committee

(6)	Public Policy and Sustainability Committee

L	Lead Director (independent)
C	Committee Chair
M	Committee Member

Your board recommends that you vote FOR each of these director nominees.

Chevron Corporation 2023 Proxy Statement

election of directors

Wanda M. Austin | 68		Lead Director (since May 2022)
Retired President and CEO The Aerospace Corporation	Director Since December 2016	Independent Yes
Board Committees
Board Nominating and Governance (Chair); Management Compensation

Current Public Company Directorships • Amgen Inc.; Virgin Galactic Holdings, Inc. Prior Public Company Directorships (within past five years)	Other Directorships and Memberships • Horatio Alger Association; National Academy of Engineering; University of Southern California (Life Trustee)
None

Professional Experience

MakingSpace Inc., a leadership and STEM consulting firm

•	Co-founder and CEO (since 2017)

University of Southern California a top ranked private research university

•	Adjunct Research Professor, Viterbi School’s Department of Industrial and Systems Engineering (since 2007); Interim President (2018–2019)

The Aerospace Corporation (“Aerospace”), a leading architect for the United States national space programs

•	President and CEO (2008–2016); Senior Vice President of National Systems Group (2004–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Eight years as CEO of Aerospace. Thirty-seven-year career with Aerospace included numerous senior management and executive positions. CEO of MakingSpace, Inc. since December 2017. Executive advisor for World 50.

•	Finance: More than a decade of financial responsibility and experience at Aerospace. Audit Committee member at Amgen Inc.

•

Global Business/International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Served on the President’s Council of Advisors on Science and Technology and the President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

•

Leading Business Transformation: Numerous awards for leadership and impact as President and CEO of Aerospace, led the technical evaluation and certification of the launch enterprise transition to a commercial business model for national security space missions. As Interim President of the University of Southern California, implemented transformational governance measures to raise the bar at a time of great challenge that involved systemic lapses in the university’s athletics program and in student admissions.

•	Research/Academia: Trustee and Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering. Former Interim President of the University of Southern California.

•

Science/Technology/Engineering: Ph.D. in Industrial and Systems Engineering from the University of Southern California, M.S. in both Systems Engineering and Mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs, providing deep experience in high-stakes precision engineering projects. Director at Amgen Inc., a biotechnology company, and Virgin Galactic Holdings, Inc., the world’s first commercial space line and vertically integrated aerospace company. Honorary fellow of the American Institute of Aeronautics and Astronautics. A member of the National Academy of Engineering.

Director Insights

Q	Which external presenter to the Board over the past year did you find particularly interesting?	A	“I enjoyed meeting with Robert McNally, who shared with our Board his historical analysis of global energy market volatility. I was also pleased to meet with Condoleezza Rice, a former Chevron Board member. Her insights on geopolitics were relevant and timely.”

Chevron Corporation 2023 Proxy Statement

election of directors

John B. Frank | 66		Director
Vice Chairman Oaktree Capital Group, LLC	Director Since November 2017	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Daily Journal Corporation; Oaktree Capital Group, LLC; Oaktree Specialty Lending Corporation

Prior Public Company Directorships (within past five years)

• Oaktree Acquisition Corporation; Oaktree Strategic Income Corporation; Oaktree Acquisition Corporation II

Other Directorships and Memberships

• The James Irvine Foundation; Wesleyan University; XPRIZE Foundation

Professional Experience

Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment management company

•	Vice Chairman (since 2014); Director (since 2007) and Member of the Executive Committee
•	Managing Principal (2005–2014) and General Counsel (2001–2005)

Munger, Tolles & Olson LLP, a leading law firm

•	Partner focused on mergers and acquisitions and general corporate counseling

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 20 years of service as a senior executive of Oaktree Capital, a global investment management company, including service as Principal Executive Officer, Vice Chairman, Director, Managing Principal, and General Counsel.

•

Finance: More than 22 years of financial responsibility and experience as a senior executive at Oaktree Capital, and as the partner responsible for financial affairs at the law firm of Munger, Tolles & Olson LLP. Deep experience in evaluating companies from investor perspective.

•

Global Business/International Affairs: Senior executive of Oaktree Capital, which conducts business worldwide from 18 offices around the globe. Travels around the world to meet with Oaktree Capital’s institutional clients and speak at international investment forums. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee and as a senior executive of Oaktree Capital. Served as a Legislative Assistant to the Honorable Robert F. Drinan, Member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

•

Leading Business Transformation: Led the transition of Oaktree from a closely held private partnership to a broadly held public company with more than triple the assets under management while negotiating and overseeing the integration of multiple acquisitions and navigating a materially more rigorous regulatory and business environment. Regular exposure, as a senior executive of Oaktree, to the many financial and operational restructurings of companies included within Oaktree’s distressed debt investment portfolios.

•

Legal: Served as General Counsel of Oaktree Capital. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

Director Insights

Q	What excites you about being on Chevron’s Board?	A	“It’s a privilege to work closely with such a talented and diverse group of Directors and senior officers to help Chevron navigate the energy transition, while ensuring Chevron continues to produce the ever-cleaner energy the world needs in the ‘right way’ with great attention to health, safety and the environment.”

Chevron Corporation 2023 Proxy Statement

election of directors

Alice P. Gast | 64		Director
Retired President and Professor Emeritus of Chemical Engineering Imperial College London	Director Since December 2012	Independent Yes
Board Committees
Board Nominating and Governance; Public Policy and Sustainability

Current Public Company Directorships None Prior Public Company Directorships (within past five years) None	Other Directorships and Memberships • National Academy of Engineering; Royal Academy of Engineering; Académie des Technologies (France)

Professional Experience

Imperial College London, an internationally top-ranked public research university

•	Professor Emeritus of Chemical Engineering (since 2022)
•	President (2014–2022)

Lehigh University, a top–ranked private research university

•	President (2006–2014)

Massachusetts Institute of Technology, a top–ranked private research university

•	Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering (2001–2006)

Stanford University and the Stanford Synchrotron Radiation Laboratory, a top–ranked private research university

•	Professor of Chemical Engineering (1985–2001)

Skills and Experience Supporting Nomination

•

Environmental Affairs: At Imperial College London, oversaw environmental institutes and centers and led the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

•	Finance: Sixteen years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

•

Global Business/International Affairs: Has lived in the United Kingdom since 2014, gaining enhanced perspective on global energy needs. Serves on the Singapore Ministry of Education’s Academic Research Council, Koç University Board of Overseers, and on the Technical University Munich Institute for Advanced Study International Advisory Committee. Served as a U.S. science envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia and on the Global Federation of Competitiveness Councils. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia.

•

Government/Regulatory/Public Policy: Served on the Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores. Served on the Board of UKRI, the UK Research and Innovation funding and policy body.

•

Research/Academia: More than three decades of service in academia and research at leading educational institutions. Deep experience with engineering programs and the capabilities and interests of the incoming talent pipeline.

•

Science/Technology/Engineering: B.S. in Chemical Engineering from the University of Southern California and an M.A. and Ph.D. in Chemical Engineering from Princeton University. Former Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology and Professor of Chemical Engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory. Fellow of the National Academy of Engineering, the Royal Academy of Engineering, and the Académie des Technologies (France).

Director Insights

Q	What have you learned about Chevron since joining the Board that you were not expecting?	A	“I have come to appreciate the variety of political, technical, and economic challenges Chevron balances in each project around the world. From my experience in Kazakhstan and Saudi Arabia, the Chevron team goes beyond what many diplomatic corps do to understand cultures, local politics, and world views, and they build strong relationships that can endure through political and social changes.”

Chevron Corporation 2023 Proxy Statement

election of directors

Enrique Hernandez, Jr. | 67		Director
Executive Chairman Inter-Con Security Systems, Inc.	Director Since December 2008	Independent Yes
Board Committees
Public Policy and Sustainability (Chair); Management Compensation

Current Public Company Directorships • McDonald’s Corporation; The Macerich Company Prior Public Company Directorships (within past five years) • Wells Fargo & Company

Other Directorships and Memberships

•  Catalyst; Harvard College Visiting Committee; Harvard University Resources Committee; John Randolph Haynes and Dora Haynes Foundation; Ronald McDonald House Charities

Professional Experience

Inter-Con Security Systems, Inc. (“Inter-Con”), a global provider of security and facility support services

•	Executive Chairman (since 2021)
•	Chairman and CEO (1986–2021); President (1986–2018), Executive Vice President and Assistant General Counsel (1984–1986)

Brobeck, Phleger & Harrison, a leading law firm

•	Litigation Associate (1980–1984)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: More than three decades as Chairman and CEO of Inter-Con. Co-founder of Interspan Communications, a television broadcasting company. Director of The Macerich Company and Chairman of the Board of McDonald’s Corporation.

•

Finance: More than three decades of financial responsibility and experience at Inter-Con. Chaired the Audit Committee at McDonald’s Corporation. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee Member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company.

•

Global Business/International Affairs: Former CEO of a company that conducts business worldwide. Deep experience in providing security for people and assets in high-risk environments globally. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee and Commissioner and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

•

Leading Business Transformation: Extensive leadership experience transitioning in both media and security industries, having been a founder of Inter-Span Communications, a pioneer in Spanish language broadcast television in the United States, and at Inter-Con, where he evolved traditional physical security practices by creating and utilizing proprietary technology platforms and techniques, transforming the company into a multinational industry leader.

•	Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

Director Insights

Q	What have you found most beneficial about meeting with Chevron’s stockholders?	A	“I have found that stockholders are sincerely interested in how Chevron is striving to lead the energy sector into a world of lower carbon in a responsible way and that through mutual listening and honest discussion shared goals are furthered.”

Chevron Corporation 2023 Proxy Statement

election of directors

Marillyn A. Hewson | 69		Director
Retired Chairman, President, and CEO Lockheed Martin Corporation	Director Since January 2021	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Johnson & Johnson Prior Public Company Directorships (within past five years) • DuPont, DowDuPont Inc.; Lockheed Martin Corporation

Other Directorships and Memberships

•  Council of Chief Executives; University of Alabama President’s Cabinet and Culverhouse School of Business Board of Visitors; Director for Nexii Building Solutions; Trilateral Commission; Council on Foreign Relations; American Institute of Aeronautics and Astronautics; American Academy of Arts and Sciences

Professional Experience

Lockheed Martin Corporation (“Lockheed Martin”), a leading aerospace and advanced technology company

•	Chairman (2014–2021); Executive Chairman (2020–2021); President and CEO (2013–2020)
•	Previously held leadership positions including President, COO, Executive Vice President of Electronic Systems business segment, and President of Systems Integration

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served over seven years as CEO of Fortune 100 company. Thirty-nine-year career with Lockheed Martin included numerous senior management and executive positions, including Chairman of the Board for seven years.

•

Environmental Affairs: As Chairman, CEO, and President of Lockheed Martin, oversaw initiatives for energy and environmental stewardship, including Go Green, carbon and energy reduction, and water use reduction, and partnered with the United States Department of Energy’s Better Plants Program, and the Environmental Protection Agency’s ENERGY STAR Program and Green Power Partnerships.

•	Finance: Former Chairman, President, and CEO of Fortune 100 company. More than three decades of financial responsibility and experience at Lockheed Martin.

•

Global Business/International Affairs: Former Chairman, President, and CEO of Fortune 100 company with extensive international operations. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia and Khalifa University in the United Arab Emirates. Served on the Atlantic Council International Advisory Board from 2014 to 2021. Served on the U.S.-India CEO Forum in 2020, and as co-vice chair of the U.S.-U.A.E. Business Council until 2020. Current and former director of companies with international operations. Recognized with the Atlantic Council Distinguished Business Leadership Award in 2015.

•

Government/Regulatory/Public Policy: At Lockheed Martin, a government contractor, oversaw development and production of military and rotary-wing aircraft, weapon systems, satellites and space systems, and other systems and services for all five branches of the U.S. armed forces, NASA, and intelligence agencies, as well as for governments and military services for international allies and partner countries. Served on the American Workforce Policy Advisory Board. Appointed by the President of the United States to the President’s Export Council. Appointed by the Vice President of the United States to the National Space Council User Advisory Group.

•

Leading Business Transformation: As Chairman and CEO of Lockheed Martin, led large complex global organization that is in continuing transformation and adaptation, with customers facing technology and geopolitical disruption every day. Led large-scale portfolio rebalancing to shift away from commodity IT support and enter rotary wing business with acquisition of Sikorsky. Led digital transformation in product and internal operations. Honored with Edison Achievement Award for leadership in technology innovation (2013) and Eisenhower Award for Innovation by Business Council for International Understanding (2015).

•

Science/Technology/Engineering: Served in a variety of senior management and executive positions at Lockheed Martin, a leading aerospace and advanced technology company, which positions required expertise in engineering and technology. Former director of DuPont and DowDuPont, a global chemical company, and of Carpenter Technology, a specialty steel company, and Former Chair of Sandia National Laboratories, one of three National Nuclear Security Administration research and development laboratories in the United States. Former Chair of the Aerospace Industries Association, Fellow of the Royal Aeronautical Society, Fellow of the American Institute of Aeronautics and Astronautics, member of the American Academy of Arts and Sciences.

Director Insights

Q	What have you learned about Chevron since joining the Board that you were not expecting?	A	“I have a deeper understanding of Chevron’s approach to energy transition. I’m impressed with how Chevron’s dedicated and highly skilled workforce is lowering the carbon intensity of our assets and operations, and advancing products and solutions that reduce carbon emissions for other industries.”

Chevron Corporation 2023 Proxy Statement

election of directors

Jon M. Huntsman Jr. | 63		Director
Former Governor of Utah and U.S. Ambassador to Russia, China, and Singapore	Director Since September 2020	Independent Yes
Board Committees
Management Compensation; Public Policy and Sustainability

Current Public Company Directorships • Ford Motor Company; Mobileye Prior Public Company Directorships (within past five years) None

Other Directorships and Memberships

• Center for a New American Security; U.S. Department of State’s Foreign Affairs Policy Board; National Committee on U.S.-China Relations; Nuclear Threat Initiative Board; U.S. Defense Policy Board

Professional Experience

Ford Motor Company, a multinational automobile manufacturer

•	Vice Chair of Policy (2021–2022); Director (since 2020)

State of Utah

•	Governor (2005–2009)

U.S. Federal Government

•	U.S. Ambassador to Russia (2017–2019); U.S. Ambassador to China (2009–2011); U.S. Trade Ambassador (2001–2003); U.S. Ambassador to Singapore (1992–1993)

Atlantic Council, a nonprofit that promotes leadership and engagement in international affairs

•	Chairman (2014–2017)

Huntsman Cancer Foundation, a nonprofit that supports initiatives at the University of Utah

•	Chairman (2012–2017)

Skills and Experience Supporting Nomination

•	Business Leadership/Operations: Served eight years as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation.

•

Environmental Affairs: As Governor of Utah, oversaw environmental policy, including signing the Western Climate Initiative, by which Utah joined with other U.S. state governments to pursue targets for reduced greenhouse gas emissions. Significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation. Sustainability and Innovation Committee member at Ford Motor Company.

•	Finance: Former executive officer of Huntsman Corporation and Huntsman Holdings Corporation.

•

Global Business/International Affairs: Served in the administrations of five presidents. Member of the Defense Policy Board at the U.S. Department of Defense. Former U.S. Ambassador to Russia. Former Chairman of the Atlantic Council. Former Trustee of the National Committee on U.S.-China Relations and of the Carnegie Endowment for International Peace. Former U.S. Ambassador to China. Former U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia. Founding director of the Pacific Council on International Policy. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Member of the Defense Policy Board at the U.S. Department of Defense. Former two-term Governor of Utah. Former Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Former Co-Chair of No-Labels, a nonprofit organization that works across political party lines to reduce gridlock and create policy solutions. Advisor to Ford Motor Company’s President and CEO, and former Vice Chair on policy choices.

Director Insights

Q	What has been your most memorable interaction with Chevron employees over the past year?	A	“I paid a visit to the Tengizchevroil LLP facility in western Kazakhstan this past year. What I witnessed only served to reinforce my view of our deep commitment to delivering massively complex projects in challenging regions while maintaining an inclusive professional culture. The operating teams were a blend of our global talent brought together through shared values and a sharp focus on project execution. Truly inspiring given the size and numbers involved.”

Chevron Corporation 2023 Proxy Statement

election of directors

Charles W. Moorman | 71		Director
Senior Advisor Amtrak Retired Chairman and CEO Norfolk Southern Corporation	Director Since May 2012	Independent Yes
Board Committees
Management Compensation (Chair); Board Nominating and Governance

Current Public Company Directorships • Oracle Corporation Prior Public Company Directorships (within past five years) • Duke Energy Corporation

Other Directorships and Memberships

• Focused Ultrasound Foundation; Georgia Tech Foundation Inc.; National Academy of Engineering; Nature Conservancy of Virginia; Smithsonian National Board; Rand Logistics, Inc.

Professional Experience

Amtrak, a passenger rail provider

•	Senior Advisor (since 2018)
•	Co-CEO (2017); President and CEO (2016–2017)

Norfolk Southern Corporation (“Norfolk Southern”), a freight and transportation company

•	Chairman (2006–2015); CEO (2004–2015); President (2004–2013); Senior Vice President of Corporate Planning and Services (2003–2004); Senior Vice President of Corporate Services (2003)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served more than a decade as CEO of Norfolk Southern. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations. Senior advisor and former CEO of Amtrak.

•

Environmental Affairs: At Norfolk Southern, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Former Virginia chapter chair and current Virginia chapter director of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

•	Finance: Former Chairman and CEO of Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern.

•	Government/Regulatory/Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

•

Leading Business Transformation: As Chairman and CEO of Norfolk Southern, led strategic transformation to adapt to critical developments in intermodal transportation, namely, the advent of new providers of package delivery services, and a shift to East Coast as hub for seaborn deliveries (as a result of widening the Panama Canal). As Chief Executive of Amtrak, charged with transforming leadership and service model to support long-term sustainability and success of the company.

•

Science/Technology/Engineering: B.S. in civil engineering from the Georgia Institute of Technology. Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains track and bridges, operates trains and equipment, and designs and manages complex information technology systems. Member of the National Academy of Engineering.

Director Insights

Q	What Chevron facility visit has had the most impact on your understanding of Chevron?	A	“The visits to the Tengizchevroil LLP facility in Kazakhstan and the Gorgon and Wheatstone LNG plants in Australia really brought home the extraordinary capabilities in the Company to be able to build and then operate safely such massive and complex facilities in remote and physically challenging parts of the world.”

Chevron Corporation 2023 Proxy Statement

election of directors

Dambisa F. Moyo | 54		Director
Co-Principal Versaca Investments	Director Since October 2016	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • 3M Company (retiring May 9, 2023) Prior Public Company Directorships (within past five years) • Barclays plc; Barrick Gold Corporation; Seagate Technology

Other Directorships and Memberships

• Condé Nast; Department for International Trade Board; Linklaters’ International Advisory Group; member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge

Professional Experience

Versaca Investments, a family office focused on growth investing globally

•	Co-Founder and Co-Principal (since 2021)

Mildstorm LLC, a financial and economics firm

•	CEO (2015–2021)

Goldman Sachs, a multinational investment bank and financial services company

•	Economist (2001–2008)

World Bank, an international financial institution

•	Consultant (1993–1995)

Skills and Experience Supporting Nomination

•	Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

•

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from the American University. Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

•

Global Business/International Affairs: Born and raised in Zambia, which enhances perspective on global resource challenges. Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge since 2022. Ten years of experience in the highly regulated banking and financial services industry. M.P.A in Public Administration from John F. Kennedy School of Government, Harvard University.

•	Research/Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economics and finance related publications.

Director Insights

Q	What have you learned about Chevron since joining the Board that you were not expecting?	A	“That a company so rooted in structure and processes has the ability to be flexible and agile in the face of warranted change: Examples include adapting to the pandemic and more recently, reshaping the business structure to reflect the importance of the energy transition.”

Chevron Corporation 2023 Proxy Statement

election of directors

Debra Reed-Klages | 66		Director
Retired Chairman, CEO and President Sempra Energy	Director Since December 2018	Independent Yes
Board Committees
Audit (Chair and audit committee financial expert)

Current Public Company Directorships

• Caterpillar Inc.; Lockheed Martin Corporation

Prior Public Company Directorships

(within past five years)

• Halliburton Company; Oncor Electric Delivery Company; Sempra Energy

Other Directorships and Memberships

• The Trusteeship, International Women’s Forum; Rady Children’s Hospital and Health Center; Rady Children’s Hospital – San Diego, CA; University of Southern California Viterbi School of Engineering, Board of Councilors

Professional Experience

Sempra Energy (“Sempra”), an energy services holding company

•	Chairman (2012–2018); CEO (2011–2018) and President (2017–2018); Executive Vice President (2010–2011)

San Diego Gas and Electric and Southern California Gas Co., Sempra’s regulated California utilities

•	President and CEO (2006–2010)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served seven years as CEO of Sempra. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

•

Environmental Affairs: As Chairman and CEO of Sempra, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use, improving the quality and efficiency of operations, infrastructure development and access to energy, human health, and environmental safety.

•

Finance: Former Chairman and CEO of Fortune 500 company. More than a decade of financial responsibility and experience at Sempra. Former CFO of San Diego Gas & Electric and SoCalGas. Previously served as an Audit Committee member at Lockheed Martin Corporation.

•

Global Business/International Affairs: Former Chairman and CEO of Fortune 500 company that conducts business in Mexico and South America. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: At Sempra, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

•

Leading Business Transformation: As Chairman and CEO of Sempra, led transformation of San Diego Gas & Electric from all fossil fuel generation to becoming one of the utilities with the highest percentage of renewables in its portfolio. Also led creation of the second largest energy company in Mexico to facilitate Mexico’s transition to renewable energy, including development of infrastructure in Mexico to support that transition.

•

Science/Technology/Engineering: B.S. in Civil Engineering from the University of Southern California. Served in a variety of senior management and executive positions at Sempra, requiring expertise in engineering and technology. Director at Caterpillar, a manufacturer of construction and mining equipment, and Lockheed Martin, a global security and aerospace company.

Director Insights

Q	What has been your most memorable interaction with Chevron employees over the past year?	A	“I spoke at a talent development course for high-potential Chevron leaders and was extremely impressed by their curiosity, understanding of business risks and opportunities, and enthusiasm for the future of Chevron, including the focus on new energies.”

Chevron Corporation 2023 Proxy Statement

election of directors

D. James Umpleby III | 65		Director
Chairman and CEO Caterpillar Inc.	Director Since March 2018	Independent Yes
Board Committees
Board Nominating and Governance; Public Policy and Sustainability

Current Public Company Directorships • Caterpillar Inc. Prior Public Company Directorships (within past five years) None

Other Directorships and Memberships

• Business Roundtable; The Business Council; National Petroleum Council; Peterson Institute for International Economics; Rose-Hulman Institute of Technology; U.S.-China Business Council; U.S.-India Strategic Partnership Forum

Professional Experience

Caterpillar Inc. (“Caterpillar”), a leading manufacturer of construction and mining equipment, diesel, and natural gas engines, industrial gas turbines, and diesel-electric locomotives

•	Chairman (since 2018); CEO (since 2017)
•	Group President of the Energy & Transportation business segment (2013–2016)
•	Vice President (2010–2013)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Chairman and CEO of Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar, including responsibility for engineering, manufacturing, marketing, sales, and services.

•

Environmental Affairs: As Chairman and CEO of Caterpillar, oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure, and ensuring access to energy, human health, and environmental safety. Served as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former Director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

•	Finance: Chairman and CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar.

•

Global Business/International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council, and the U.S.-India Business Strategic Partnership Forum and a former member of the U.S.-India CEO Forum.

•

Leading Business Transformation: As Chairman and CEO of Caterpillar, leads global team to develop a new enterprise strategy for long-term profitable growth focused on operational excellence, expanded offerings, sustainability, and services. Accelerated expansion of commercial offerings to provide additional customer value, growing total sales and revenue over 50% since becoming CEO in 2017. In alignment with the strategy, drove enterprise-wide improvement of operational performance with deployment of the Caterpillar Operating & Execution Model across the company to prioritize resource allocation for long-term profitable growth. In 2022, Caterpillar achieved record full-year adjusted profit per share, which has more than quadrupled during his tenure as CEO.

•

Science/Technology/Engineering: B.S. in Mechanical Engineering from the Rose-Hulman Institute of Technology. Has served in a variety of senior management and executive positions at Caterpillar, requiring expertise in engineering and technology.

Director Insights

Q	What do you like best about Chevron’s Board culture?	A	“I appreciate my fellow Directors’ willingness to ask questions and challenge management and each other in a constructive manner.”

Chevron Corporation 2023 Proxy Statement

election of directors

Cynthia J. Warner | 64		Director
Former President and CEO Renewable Energy Group, Inc.	Director Since June 2022	Independent Yes
Board Committees
Public Policy and Sustainability

Current Public Company Directorships • Sempra Energy Prior Public Company Directorships (within past five years) • Renewable Energy Group, Inc.; IDEX Corporation

Other Directorships and Memberships

• Trustee of the Committee for Economic Development; member of the National Petroleum Council; Board of Advisors of Vanderbilt University School of Engineering; Columbia University Center on Global Energy Policy (Advisory Board member)

Professional Experience

Renewable Energy Group, Inc. (“Renewable Energy Group”), a global producer and supplier of bio-based diesel

•	President, CEO, and Director (2019–2022)

Andeavor (formerly Tesoro Corporation), an integrated marketing, logistics, and refining company

•	Executive Vice President, Operations (2016–2018); Executive Vice President, Strategy and Business Development (2014–2016)

Sapphire Energy, a biofuels company

•	Chairman and CEO (2012–2014); Chairman and President (2009–2011)

BP (British Petroleum), a multinational oil and gas company

•	Group Vice President of Global Refining (2007–2009); Group Vice President of Health, Safety, Security, Environmental and Technology (2005–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 40 years of business leadership experience in the traditional and renewable energy sectors, holding key roles in technology development, operations, business development, strategy, environment, health, and safety. Named a Fortune 2020 Businessperson of the Year.

•

Environmental Affairs: More than 35 years of experience in the traditional and renewable energy sectors with an extensive background in refining and its health, safety, security, and environmental operations and efforts. Led the groundbreaking cooperative effort with the Environmental Protection Agency to shape a framework for clean air improvements, to which the entire U.S. refining industry eventually signed on.

•	Finance: More than a decade of financial responsibility and experience at Sapphire Energy, Andeavor/Marathon, and Renewable Energy Group.

•

Global Business/International Affairs: Former CEO of an international company that produces and supplies renewable fuels like biodiesel and renewable diesel, renewable chemicals, and other products. Current and former director of companies with international operations. Worked and resided internationally for over 10 years, including having responsibility for operations of refineries and pipeline systems in five continents.

•

Leading Business Transformation: Developed and executed a strategy to grow Renewable Energy Group’s value delivery by over three times in three years; spearheaded significant growth at Andeavor, including acquisition of Western Refining and purchase and conversion of the Dickinson refinery to a renewable diesel plant; oversaw implementation of a multifaceted operations management system for BP’s entire refining system; led award-winning effort to improve union/management relationships at the Amoco Texas City refinery.

•

Science/Technology/Engineering: B.S. in Chemical Engineering from Vanderbilt University. Served as process development engineer and internal process technology consultant at Amoco Oil Company for over a decade. Currently serving on the Board of Advisors of Vanderbilt University School of Engineering. As CEO of Sapphire Energy, oversaw development of technology to produce oil from algae, successfully building and placing into operation one of the largest algae farms in the world. Appointed to the Vanderbilt University School of Engineering Academy of Distinguished Alumni in 2019.

Director Insights

Q	What have you learned about Chevron since joining the Board that you were not expecting?	A	“I was very pleasantly impressed with the progress the Board, along with the Company Executives, are making with working through concepts, options, actions, and choices to advance to an ever-cleaner, lower carbon future while maintaining a firm focus on delivering affordable energy safely and with high reliability. This gives me great optimism for the positive difference that our Company will make for all of our stakeholders.”

Chevron Corporation 2023 Proxy Statement

election of directors

Michael K. (Mike) Wirth | 62		Chairman (since February 2018)
Chairman and CEO Chevron Corporation	Director Since February 2017	Independent No
Board Committees
None

Current Public Company Directorships None Prior Public Company Directorships (within past five years) None

Other Directorships and Memberships

• Chairman of the Board of the American Petroleum Institute; member of Board of Directors of Catalyst; member of the National Petroleum Council, the Business Roundtable, the World Economic Forum International Business Council, the American Heart Association CEO Roundtable, The Business Council, and the American Society of Corporate Executives

Professional Experience

Chevron

•	Chairman and CEO (since 2018)
•

Vice Chairman of the Board (2017–2018); Executive Vice President of Midstream & Development (2016–2018); Executive Vice President of Downstream & Chemicals (2006–2015); President of Global Supply and Trading (2003–2006)

•	Joined Chevron as a design engineer in 1982

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

•

Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

•	Finance: CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Chevron.

•

Global Business/International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

•

Government/Regulatory/Public Policy: More than three decades of experience in highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

•

Leading Business Transformation: From 2010 to 2012 led major turnaround of Chevron’s global Downstream & Chemicals business, including significant portfolio rationalization, new supply chain processes, manufacturing improvements, and comprehensive organizational restructuring. Cost savings, margin growth, and execution improvement drove a significant shift in relative competitive performance on safety, reliability, and profitability. In 2019 and 2020 led transformation of Chevron Corporation, including the largest corporate restructuring in more than two decades. Approach was comprehensive and addressed strategy, portfolio business model, culture, and efficiency. Completed a major acquisition at same time.

•

Science/Technology/Engineering: B.S. in Chemical Engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

Director Insights

Q	What do you find most valuable about how Chevron’s Board functions?	A	“Our Directors are leaders in their fields and bring diverse perspectives and experiences to the Board. We engage in open, direct discussions and constructively challenge each other’s thinking. I benefit greatly from this open exchange of ideas and diversity of viewpoints as we discuss the Company’s direction and strategy.”

Chevron Corporation 2023 Proxy Statement

election of directors

director orientation and education

Chevron’s Board maintains a new Director orientation program that is preferably completed during a new Director’s first year of Board service. The orientation program has three main components: (1) written materials detailing information about Chevron, such as Chevron’s governing documents, recent U.S. Securities and Exchange Commission (“SEC”) filings, and press releases; (2) a series of meetings with Chevron’s senior executives; and (3) Chevron facility/site visits to experience Chevron’s operations in person (visits include a Downstream facility, typically a refinery, and an Upstream operation). Beyond orientation, Directors regularly visit different Chevron work locations to meet with employees and learn about particular operations. In addition, Directors are provided with a list of continuing director education opportunities, and all Directors are encouraged to periodically attend director continuing education programs offered by various organizations. In addition, Directors benefit from access to various governance and directorship organizations and publications to which Chevron subscribes. Directors also receive a weekly digest of news articles related to Chevron and ongoing education through Board briefings and presentations on various topics at Board and Committee meetings, which regularly include outside speakers.

vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections.

If the number of Director nominees exceeds the number of Directors to be elected – a circumstance we do not anticipate – the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

your board’s recommendation

Your board recommends that you vote FOR each of the 12 Director nominees named in this proxy statement.

Chevron Corporation 2023 Proxy Statement

director compensation

objectives

Compensation for our non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through Director ownership of Chevron common stock.

overview

Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended, and Plan Rules, as amended (together, the “NED Plan”), Chevron’s Annual Compensation Cycle for its non-employee Directors is the period commencing on the day of the Annual Meeting at which the non-employee Director is elected through the day immediately preceding the next Annual Meeting.

Our non-employee Director compensation program consists primarily of a cash component and an equity component. Non-employee Directors do not receive fees for attending Board or Committee meetings, nor do they receive fees for meeting with stockholders. We do not provide non-equity incentive awards, nor do we provide a retirement plan for non-employee Directors.

Our Chief Executive Officer is not paid additional compensation for service as a Director.

cash retainer

In 2022, each non-employee Director received annual compensation of $375,000, with 40%, or $150,000, paid in cash and 60%, or $225,000, paid in restricted stock units (“RSUs”). In line with historical practice, an additional cash retainer, in the amounts described herein, was paid to the independent Lead Director and each Committee Chair.

Each cash retainer is paid in monthly installments beginning with the date the non-employee Director is elected to the Board. Under the NED Plan, non-employee Directors can elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the non-employee Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan II, including a Chevron Common Stock Fund. None of the earnings under the NED Plan are above market or preferential. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock.

equity compensation

RSUs are granted on the date of the Annual Meeting at which the non-employee Director is elected. If a non-employee Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the non-employee Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the non-employee Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant, at which time they vest.

expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, and Director. For active employees and non-employee Directors, we match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

governance

The Governance Committee evaluates and recommends to the Board the compensation for non-employee Directors, and the Board approves the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation.

Chevron Corporation 2023 Proxy Statement

director compensation

independent compensation consultant

In 2022, the Governance Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to assist the Governance Committee with its periodic review of our non-employee Director compensation program relative to Chevron’s 2022 Oil Industry Peer Group (including BP and Shell as reference companies which were not part of the non-employee Director’s 2022 Oil Industry Peer Group) and Chevron’s 2022 Non-Oil Industry Peer Group (including Cisco Systems, Inc., which was not in the Non-Oil Industry Peer Group for 2022 compensation benchmarking), as identified in “use of peer groups” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Pearl Meyer and its lead consultant report directly to the Governance Committee under the terms of its engagement, but they may work cooperatively with management to develop analyses and proposals when requested to do so by the Governance Committee. Pearl Meyer does not provide any services to the Company other than as described herein.

looking ahead

Following its review of the non-employee Director compensation program and based upon the market data provided from the Pearl Meyer review, the Governance Committee recommended, and the non-employee Directors of the Board approved, effective as of the 2023 Annual Meeting, an annual total compensation increase of $15,000 to $390,000 per non-employee Director, with 40% to be paid in cash and 60% to be paid in RSUs. In addition to consideration of survey data, the Pearl Meyer review noted that the Board has not increased non-employee Director compensation since 2013, with the exceptions of increasing the annual cash retainer for service as a Board Committee Chair in 2018 and for service as the independent Lead Director in 2022.

The additional annual cash retainer for each Board Committee Chair and for the independent Lead Director, in the amounts described herein, will remain unchanged for 2023.

director stock ownership guidelines

Under the Corporate Governance Guidelines, each non-employee Director is expected, within five years of when the Director first becomes subject to the guidelines, to own shares of Chevron common stock that have a value equal to seven times their annual cash retainer, or 15,000 shares, for serving as a Director. Shares may be owned directly by the individual, owned jointly with, or separately by, the Director’s spouse, or held in trust for the benefit of the Director, the Director’s spouse, or the Director’s children. All non-employee Directors with more than five years of service have met our stock ownership guidelines, and all non-employee Directors with less than five years of service have met or are on target to meet our stock ownership guidelines within the expected time.

Chevron Corporation 2023 Proxy Statement

director compensation

2022 non-employee director compensation

The 2022 amounts for our non-employee Directors’ annual compensation, and the additional annual cash retainer for the independent Lead Director and each Board Committee Chair, are described below.

Position	Cash retainer	RSUs

Non-Employee Director	$150,000	$225,000

Independent Lead Director	$ 50,000	—

Audit Committee Chair	$ 30,000	—

Board Nominating and Governance Committee Chair	$ 20,000	—

Management Compensation Committee Chair	$ 25,000	—

Public Policy and Sustainability Committee Chair	$ 20,000	—

compensation during the fiscal year ended December 31, 2022

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2022.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)(2)	Total ($)

Wanda M. Austin	$195,000(3)(4)	$225,000	$31,549	$451,549

John B. Frank	$ 131,250(5)(6)	$225,000	$32,688	$388,938

Alice P. Gast	$150,000(5)	$225,000	$33,395	$408,395

Enrique Hernandez, Jr.	$170,000(3)	$225,000	$31,525	$426,525

Marillyn A. Hewson	$150,000(5)	$225,000	$24,060	$399,060

Jon M. Huntsman Jr.	$150,000	$225,000	$21,623	$396,623

Charles W. Moorman	$175,000(3)(5)	$225,000	$10,000	$410,000

Dambisa F. Moyo	$150,000	$225,000	—	$375,000

Debra Reed-Klages	$180,000(3)	$225,000	$22,261	$427,261

Ronald D. Sugar	$165,000(4)(5)	$225,000	$23,986	$413,986

D. James Umpleby III	$150,000(5)	$225,000	$21,718	$396,718

Cynthia J. Warner	$ 67,318(5)(7)	$213,345	$31,824	$312,487

Chevron Corporation 2023 Proxy Statement

director compensation

(1)

Amounts reflect the aggregate grant date fair value for RSUs granted in 2022 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $172.64 per unit, the closing price of Chevron common stock on May 24, 2022, except for the prorated award for Ms. Warner. Ms. Warner received a prorated grant of 1,275 RSUs for the compensation period covering June 13, 2022, the day she joined the Board, through May 30, 2023. For Ms. Warner, the grant date fair value of these RSUs was $167.33 per unit, the closing price of Chevron common stock on June 13, 2022, the effective date of her Board appointment. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value, and vest on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2022, the following non-employee Directors had the following number of shares subject to outstanding stock awards, deferrals or stock options:

Name	Restricted stock(a)	Stock units(a)	RSUs(a)	Stock units from director’s deferral of cash retainer(b)	Stock options(c)	Total

Wanda M. Austin	—	—	1,325	—	—	1,325

John B. Frank	—	—	12,207	—	14,413	26,620

Alice P. Gast	—	—	22,148	—	—	22,148

Enrique Hernandez, Jr.	—	—	24,888	1,486	—	26,374

Marillyn A. Hewson	—	—	4,774	2,144	—	6,918

Jon M. Huntsman Jr.	—	—	1,325	—	—	1,325

Charles W. Moorman	—	—	27,606	14,373	28,809	70,788

Dambisa F. Moyo	—	—	3,622	—	—	3,622

Debra Reed-Klages	—	—	9,663	1,193	—	10,856

Ronald D. Sugar	3,052	9,341	46,539	19,229	—	78,161

D. James Umpleby III	—	—	1,325	—	—	1,325

Cynthia J. Warner	—	—	1,297	31	—	1,328

(a)

Represents awards of restricted stock and dividends and stock units and dividend equivalents from 2005 through 2006 and awards of RSUs and dividend equivalents beginning in 2007, rounded to whole units. Awards of restricted stock are fully vested and are settled in shares of Chevron common stock upon retirement. Awards of stock units and deferred RSUs are settled in shares of Chevron common stock in either one or 10 annual installments following the Director’s retirement, resignation, or death. RSUs not deferred are settled in shares upon vesting on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. The terms of awards of RSUs are described above.

(b)

Represents deferred compensation and dividend equivalents, rounded to whole units. Distribution will be made in either one or 10 annual installments. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(c)

Represents nonstatutory/nonqualified stock options awarded under the NED Plan prior to December 31, 2021. Effective December 31, 2021, non-employee Directors may no longer elect to receive stock options in lieu of their cash retainer. Any outstanding stock options previously granted remain outstanding under the terms of the original grant until the options are exercised or expire.

The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant. Non-employee Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding options. Stock options do not accrue dividends or dividend equivalents.

Chevron Corporation 2023 Proxy Statement

director compensation

(2)	All Other Compensation for 2022 includes the following items:

Name	Perquisites(a)	Charitable(b)

Wanda M. Austin	$21,549	$10,000

John B. Frank	$22,688	$10,000

Alice P. Gast	$23,395	$10,000

Enrique Hernandez, Jr.	$21,525	$10,000

Marillyn A. Hewson	$21,560	$ 2,500

Jon M. Huntsman Jr.	$21,623	—

Charles W. Moorman	—	$10,000

Dambisa F. Moyo	—	—

Debra Reed-Klages	$22,261	—

Ronald D. Sugar	$13,986	$10,000

D. James Umpleby III	$21,718	—

Cynthia J. Warner	$21,824	$10,000

(a)	Reflects perquisites and personal benefits received by a Director in 2022 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000.

For Drs. Austin, Gast and Sugar, Mses. Hewson, Reed-Klages and Warner, and Messrs. Frank, Hernandez, Huntsman, and Umpleby, includes the aggregate incremental cost to Chevron for expenses deemed perquisites incurred in connection with the Board of Directors’ September 2022 trip to Italy and Israel. Generally, every two years, the Board travels to an international Chevron location of operation to gain additional insight into Chevron’s operations in such location and to meet with local and expatriate Chevron management and personnel, as well as local, state, and national officials. Directors’ spouses are invited to attend the international Board trip to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and with local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron. Amounts reported include the aggregate incremental cost incurred in connection with spousal attendance and attributed to the Director as a perquisite, including transportation, lodging, meals, gifts, tours, and other activities for the spouse. In addition, the amounts reflect costs incurred for all participants for certain excursions and events on the Board trip, including travel on corporate and charter aircraft to a non-company location. Except for use of corporate aircraft, which incremental cost was calculated in the manner as described in the “Summary Compensation Table” under footnote “(6) (e)”, the amounts presented reflect the actual aggregate incremental cost to Chevron. Incremental cost was $7,545 for Drs. Austin and Gast, Mses. Hewson, Reed-Klages, and Warner, and Messrs. Frank, Hernandez, Huntsman, and Umpleby.

For each of Dr. Gast and Messrs. Frank and Moorman, amount includes a customary service anniversary gift. For Dr. Gast, amount also includes expenses for lodging and meals deemed perquisites incurred in connection with the Board of Directors’ July 2022 meeting in California. A holiday gift was given to each Director.

(b)

Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the non-employee Directors in 2022.

(3)	Amount includes the additional retainer paid for serving as a Board Committee Chair during 2022.

(4)

Amount includes the additional cash retainer paid for serving as Lead Director for Drs. Sugar and Austin covering the periods from January 1, 2022 through May 24, 2022, and May 25, 2022 through December 31, 2022, respectively.

(5)	Director has elected to defer all or a portion of the cash retainer under the NED Plan in 2022.

(6)

Mr. Frank elected to receive a portion of his 2022 cash retainer, covering the period from January 1, 2022 through May 24, 2022, for the 2021 Annual Compensation Cycle in stock options in lieu of cash. Accordingly, a portion of the cash retainer was reported as compensation in 2021. Effective December 31, 2021, non-employee Directors may no longer elect to receive stock options in lieu of their cash retainer.

(7)	Includes Ms. Warner’s prorated cash retainer of $67,318 when she joined the Board during the 2022 Annual Compensation Cycle.

Chevron Corporation 2023 Proxy Statement

corporate governance

overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

role of the board of directors

The Board oversees and provides guidance for Chevron’s business and affairs and oversees management’s development and implementation of Chevron’s strategy and business planning process. The Board monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. The Board also oversees management and the succession of key executives.

corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	The role of the Board

•	Board succession planning and membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	Election of Directors

•	Other Board memberships

•	Director retirement policy

•	Number and composition of Board Committees

•	Board leadership and Lead Director

•	Executive sessions
•	Business Conduct and Ethics Code

•	Confidentiality

•	Succession planning

•	Board compensation

•	Board access to management and other employees

•	Director orientation and education

•	Evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	Access to outside advisors

•	Board agenda and meetings

Chevron Corporation 2023 Proxy Statement

corporate governance

board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually, the Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 40 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead Board discussions. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. The independent Directors believe it is clear that Mr. Wirth reports and is accountable to the independent Directors, given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions among the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company employees, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

independent lead director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each regular Board meeting, during which they discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Austin. The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions among the Board, management, and other Company personnel. Annually the Lead Director leads the independent Directors’ review of candidates for all senior management positions. This succession planning process includes planning for both ordinary course succession, in the event of planned promotions and retirements, and planning for situations in which the CEO or another member of senior management unexpectedly becomes unable to perform the duties of their positions.

The Lead Director and the Chairman collaborate closely on Board meeting schedules, agendas, and information provided to the Board. These schedules, agendas, and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating With the Board” section of this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

corporate governance

Also, as discussed in more detail in the “Year-Round Stockholder Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those who are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors or about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role.

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•	Chair all meetings of the Board in the Chairman’s absence;

•	Chair the executive sessions;

•	Lead non-employee Directors in an annual discussion of the performance evaluation of the CEO as well as communicate that evaluation to the CEO;

•	Oversee the process for CEO succession planning;

•	Lead the Board’s review of the Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•	Lead the individual Director evaluation process;

•	Serve as liaison between the Chairman and the independent Directors;

•	Consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•	Be available to advise the Committee Chairs in fulfilling their designated roles and responsibilities;

•	Participate in the interview process for prospective directors with the Governance Committee;

•	Call meetings of the independent Directors and special meetings of the Board; and

•	Be available as appropriate for consultation and direct communication with major stockholders.

Chevron Corporation 2023 Proxy Statement

corporate governance

director independence

Your Board has determined that each Director except for Mr. Wirth is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	A director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5% of the receiving entity’s consolidated gross revenues, whichever is greater;

•

An employee of another entity if business transactions in the most recent fiscal year between Chevron and that entity do not exceed $250,000 or 0.5% of the receiving entity’s consolidated gross revenues for that year, whichever is greater;

•

A director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2% of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

A relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2% of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

The Board reviewed the following relationships and transactions that existed or occurred in 2022 that are not covered by the categorical standards described above:

•

For Mr. Hernandez, the Board considered that, in 2022, Chevron purchased services from two subsidiaries of Inter-Con Security Systems, Inc., in the ordinary course of business, amounting to less than 1% of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Executive Chairman and a significant stockholder of Inter-Con, a privately held business. Three of Mr. Hernandez’s adult sons are executives of Inter-Con. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

Chevron Corporation 2023 Proxy Statement

corporate governance

board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy and Sustainability. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE Corporate Governance Standards. Each independent Director, including each member of the Management Compensation Committee, is a “non-employee” director under the SEC rules related to Section 16 reporting and (other than Ms. Warner) is an “outside” Director for purposes of ensuring that certain pre-2019 grants meet the grandfathered rule in Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined under the NYSE Corporate Governance Standards and the Exchange Act and related rules.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and outside advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairs facilitate rotation of Committee Chairs while preserving experienced leadership.

Each Committee operates under a written charter that sets forth the purposes and responsibilities of the Committee as well as qualifications for Committee membership. Each Committee assesses the adequacy of its charter periodically and recommends changes to the Governance Committee. All Committees report regularly to the full Board of Directors with respect to their activities. Committee charters can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

board and committee meetings and attendance

In 2022, your Board held six regular Board meetings and one special Board meeting, with each regular meeting, including an executive session of independent Directors led by our independent Lead Director. In addition, 27 Board Committee meetings were held in 2022, which included nine Audit Committee, six Governance Committee, six Management Compensation Committee, four Public Policy and Sustainability Committee, and two joint meetings of the Governance and the Public Policy and Sustainability Committees. All Directors attended at least 94% of their Board and Committee meetings in 2022. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All Directors then serving attended the 2022 Annual Meeting.

board and committee evaluations

Each year, your Board and its Committees perform a rigorous self-evaluation. As required by Chevron’s Corporate Governance Guidelines, the Governance Committee oversees this process. Performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors and provide an opportunity for Directors to identify areas for improvement. In addition, the independent Lead Director has individual conversations with each member of the Board, providing further opportunity for dialogue and improvement. In 2018, the Governance Committee augmented the individual Director evaluation by adding an individual Director performance evaluation questionnaire to more rigorously evaluate individual Director performance. Under this part of the process, each Director sends a confidential individual Director performance evaluation for each independent Director to outside counsel retained by the Company at the Governance Committee’s request. Outside counsel compiles the results of the evaluations into reports, which are sent to the Lead Director for consideration and used by the Lead Director during individual conversations with each independent Director (the Chair of the Audit Committee receives the report on the Lead Director and meets with the Lead Director regarding that report). The Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board, Committee, and individual Director effectiveness, and to identify opportunities to strengthen the Board.

Chevron Corporation 2023 Proxy Statement

corporate governance

audit committee summary

Purpose: The Audit Committee assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes.

Debra Reed-Klages (Chair)	John B. Frank	Marillyn A. Hewson	Dambisa F. Moyo

Independence: Each member is independent under the NYSE Corporate Governance Standards and SEC rules

Financial expert: Each member is “financially literate” and an “audit committee financial expert,” as such terms are defined under the NYSE Corporate Governance Standards and the Exchange Act and related rules committee charter:

www.chevron.com/investors/corporate-governance/audit-committee committee meetings held in 2022: 9

committee functions:

•	Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•	Reviews reports of the independent registered public accounting firm and internal auditors

•	Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•	Monitors the effectiveness of the audit process and financial reporting

•	Monitors the maintenance of an effective internal audit function
•	Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•	Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including, but not limited to, cybersecurity and sustainability and climate change risks as they relate to financial risk exposures, and Chevron’s Operational Excellence audit and assurance process

•	Evaluates the effectiveness of the Audit Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of Chevron’s financial statements; financial risk exposures (including tax) as part of Chevron’s broad enterprise management program; Chevron’s Operational Excellence audit and assurance process; the qualifications, performance and independence of the independent auditor; the effectiveness of internal controls over financial reporting; and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•	Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•	Discusses Chevron’s policies with respect to financial risk assessment and financial risk management, including, but not limited to, cybersecurity and sustainability and climate change risks

•	Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•	Meets with Chevron’s Chief Information Officer and Chief Information Security Officer at least twice a year to review cybersecurity implications and risk management on financial exposures

•	Meets with Chevron’s General Manager, Operational Excellence (“OE”) Audit and Assurance, at least once a year to review findings of OE audits and corrective actions being taken to address priority findings

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2023 Proxy Statement

corporate governance

board nominating and governance committee summary

Purpose: The Board Nominating and Governance Committee is responsible for recommending to the Board qualified Director candidates for consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s governance practices and policies.

Wanda M. Austin (Chair)	Alice P. Gast	Charles W. Moorman	Ronald D. Sugar (Retiring May 31, 2023)	D. James Umpleby III	Independence: Each member is independent under the NYSE Corporate Governance Standards committee charter:

www.chevron.com/investors/corporate-governance/board-nominating-
governance

committee meetings held in 2022: 8

committee functions:

•	Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•	Assesses the size and composition of the Board to evaluate the skills and experience that are currently represented, as well as the skills and characteristics that the Board may find valuable in the future, including, but not limited to, diversity, business leadership, finance, policy, and environmental, and climate change experience

•	Engages in succession planning for the Board and key leadership roles on the Board and its Committees

•	Recommends prospective Director nominees

•	Oversees the orientation process for new Directors and ongoing education for Directors
•	Reviews and approves non-employee Director compensation

•	Evaluates and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions

•	Assesses stock ownership guidelines for Directors and the Directors’ ownership relative to the guidelines

•	Reviews stockholder proposals and recommends (in conjunction with the Public Policy and Sustainability Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance practices and processes

•	Evaluates the effectiveness of the Governance Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•	Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•	Discusses risk management in the context of general governance matters, including topics such as Board succession planning to ensure desired skills and attributes are represented, including, but not limited to, diversity, business leadership, finance, policy, and environmental and climate change experience; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•	In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2023 Proxy Statement

corporate governance

management compensation committee summary

Purpose: The Management Compensation Committee assists the Board in overseeing the Company’s executive compensation strategy and governance, compensation philosophy, policies, design, and administration to allow for executive attraction, retention, diversity, and alignment with stockholder interests.

Charles W. Moorman (Chair)	Wanda M. Austin	Enrique Hernandez, Jr.	Jon M. Huntsman Jr.	Ronald D. Sugar (Retiring May 31, 2023)	Independence: Each member is independent under the NYSE Corporate Governance Standards committee charter:

www.chevron.com/investors/corporate-governance/management-compensation committee meetings held in 2022: 6

committee functions:

•	Conducts an annual review of the CEO’s performance

•	Reviews and recommends to the independent Directors salary and the short-term and long-term incentive compensation for the CEO

•	Evaluates performance for executive officers, other than the CEO, and other senior leaders under their purview

•	Reviews and approves salaries and short-term and long-term incentive compensation for executive officers other than the CEO

•	Reviews the annual Compensation Discussion and Analysis (“CD&A”) and recommends to the independent Directors to include in the Proxy Statement

•	Oversees the design and administration of Chevron’s executive compensation programs, policies, and benefit plans
•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•	Reviews and approves an executive compensation philosophy that aligns with Chevron’s strategy and stockholder interests, including those related to sustainability and climate change risks and opportunities

•	Reviews and approves peer group(s) used to benchmark executive compensation levels, program design and practices, and relative performance

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•	Evaluates the effectiveness of the Management Compensation Committee committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•	Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities
•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2023 Proxy Statement

corporate governance

public policy and sustainability committee summary

Purpose: The Public Policy and Sustainability Committee assists the Board in overseeing environmental, social, human rights, political, and public policy matters relevant to Chevron’s activities and performance and in effectively responding to stockholder concerns related to these key topics.

Enrique Hernandez, Jr. (Chair)	Alice P. Gast	Jon M. Huntsman Jr.	D. James Umpleby III	Cynthia J. Warner	Independence: Each member is independent under the NYSE Corporate Governance Standards committee charter:

www.chevron.com/investors/corporate-governance/public-policy committee meetings held in 2022: 6

committee functions:

•	Identifies, monitors, and evaluates domestic and international environmental, social, human rights, political, and public policy matters, including those related to sustainability and climate change, that are relevant to Chevron’s activities and performance

•	Assists the Board in devoting appropriate attention and effective response to stockholder concerns regarding such issues

•	Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•	Reviews annually the policies, procedures, expenditures, and public disclosure practices related to Chevron’s political activities, including political contributions and direct and indirect lobbying

•	Reviews stockholder proposals and recommends (in conjunction with the Governance Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the environmental, social, human rights, political, and public policy aspects of Chevron’s activities, and in doing so directs that the Company consider a broad range of perspectives

•	Evaluates the effectiveness of the Public Policy and Sustainability Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•	Provides oversight and guidance on and receives reports regarding environmental matters, including those related to sustainability and climate change, in connection with Chevron’s projects and operations

•	Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•	In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2023 Proxy Statement

corporate governance

board oversight of strategy

The Board of Directors and the Board Committees provide guidance to and oversight of management with respect to Chevron’s business strategy throughout the year. The Board dedicates at least one meeting each year to focus on Chevron’s strategic planning. In four of the past five years, the Board participated in expanded offsite strategy sessions that included presentations by third-party experts to discuss energy transition issues. In addition, various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees. The Board also dedicates one meeting each year to review Chevron’s five-year business plan and to endorse the business plan, performance objectives, and capital and exploratory budget for the coming year. Our strategic plan sets direction, aligns our organization, and differentiates us from the competition. It guides our actions to successfully manage risk and deliver stockholder value. The Board of Directors and the Board Committees oversee fundamental components of our strategic plan, and management is charged with executing the business strategy. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year. In addition, the vice president of Chevron Strategy & Sustainability is a member of the Global Issues Committee, an executive-level committee that oversees the development of Chevron’s policies and positions related to global issues that may have significant impact on Chevron’s business interests and reputation. The vice president of Chevron Strategy & Sustainability also serves as secretary to the Public Policy and Sustainability Committee, helping to connect the Global Issue Committee’s work to the Public Policy and Sustainability Committee.

higher returns, lower carbon

At Chevron, we believe the future of energy is lower carbon, and we support the global ambitions of the Paris Agreement. Affordable, reliable, ever-cleaner energy is essential to achieving a more prosperous world. Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world. Our objective is to safely deliver higher returns, lower carbon and superior stockholder value in any business environment.

We are building on our capabilities, assets, and customer relationships as we aim to lead in lower carbon intensity oil, products, and natural gas, as well as advance new products and solutions that reduce the carbon emissions of major industries. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations, and grow new lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets, and other emerging technologies.

Our Board has been heavily engaged in support of our energy transition strategy on our stockholders’ behalf. We intend to be a leader by providing lower carbon energy to meet demand today and help develop new solutions for tomorrow. We’re doing this by:

•	Investing efficiently in high-return projects;

•	Lowering the carbon intensity of our traditional operations through energy efficiency, methane management, flaring reduction, and other means;

•

Advancing new, profitable, lower carbon energy businesses, including renewable fuels, hydrogen, and carbon capture utilization and storage (“CCUS”), that reduce the carbon emissions of major industries; and

•	Innovating technology to drive the future of energy.

In total, Chevron is planning $10 billion in lower carbon capital investments between 2021 and 2028 to reduce the carbon intensity of our oil, products, and gas business and to build new lower carbon energy businesses.

Chevron Corporation 2023 Proxy Statement

corporate governance

Lower carbon intensity of our operations: In 2021, we built upon our previously disclosed metrics and targets and updated GHG emissions intensity targets through 2028, introduced a net zero aspiration by 2050 for Upstream Scope 1 and 2 emissions, introduced the Portfolio Carbon Intensity (PCI) methodology to facilitate carbon-intensity accounting, and established a PCI target covering Scope 1, Scope 2, and certain Scope 3 emissions from use of products. The PCI metric encompasses the Company’s Upstream and Downstream business and includes Scope 1 (direct emissions), Scope 2 (indirect emissions from imported electricity and steam), and certain Scope 3 (primarily emissions from use of sold products) emissions. Our additional GHG emissions intensity metrics are equity- and commodity- based, which means that they represent Chevron’s ownership interest in our operated and non-operated assets and consider the different uses of oil and gas (i.e., primarily transportation and power respectively).

In our most recent Task Force for Climate-related Financial Disclosure (“TCFD”)-aligned report issued in October 2021, we described our GHG intensity targets for oil, gas, flaring, and methane for 2028. In 2022, we published a Methane Report which provides detailed information on our ongoing work to reduce methane intensity and improve methane emissions inventories. In alignment with the Paris Agreement requirement that governments report their performance in five-year stocktakes, we have set metrics for 2023 (which were achieved in 2020) and 2028 and intend to set targets every five years thereafter. We have set 2016 as our baseline to align with the year the Paris Agreement came into force. The table below summarizes Chevron’s principal GHG emissions intensity reduction targets:

	Chevron’s Portfolio Carbon Intensity (Scope 1, 2, and 3) reduction target for 2028

PCI	71	g CO2e/MJ	> 5% reduction from 2016
	Aspiration: Net-Zero Upstream business by 2050 (Scope 1 and 2)
	Chevron’s Upstream Carbon Intensity (scope 1 and 2) reduction targets for 2028

	Upstream Carbon Intensity Targets

Oil	24	kg CO2e/boe for oil (global industry averages 46)	40% reduction from 2016

Gas	24	kg CO2e/boe for gas (global industry averages 71)	26% reduction from 2016

Methane	2	kg CO2e/boe for methane and a global methane detection campaign	53% reduction from 2016

Flaring	3 0	kg CO2e/boe for overall flaring routine flaring by 2030	66% reduction from 2016

*	CO2e = carbon dioxide equivalents MJ = megajoules boe = barrels of oil-equivalent kg = kilogram g = gram

Grow lower carbon businesses: We are also focused on growing new businesses targeting harder-to-abate sectors, such as manufacturing, aviation, and heavy-duty transportation. To accelerate progress, in 2021, we formed Chevron New Energies (“CNE”), an organization focused on areas where we believe we can build competitive advantages and that target these hard-to-abate sectors. Renewable fuels, hydrogen, CCUS, and offsets are key elements of our strategy, and we believe they are an important part of addressing climate change. These businesses will help reduce our own emissions as well as those for third-party customers in hard-to-abate sectors critical to the economy.

Renewable fuels are important products that can help reduce the lifecycle carbon intensity of transportation fuels while helping meet the world’s growing energy needs. We see CCUS opportunities in two areas: reducing the carbon intensity of our existing assets and building a carbon capture business, primarily through hubs with third-party emitters as partners and customers. We believe the use of lower carbon intensity hydrogen as a fuel source can help reduce the amount of GHG emissions entering the atmosphere; early use of traditional forms of hydrogen provide key opportunities to de-risk technology, enable development of supporting infrastructure, including fuels stations, and contribute learnings. In addition, Chevron has a carbon trading organization and as global demand grows, we expect to be a supplier of offsets.

In 2019, the Management Compensation Committee added “GHG management” to the “Health, environmental and safety” performance category for the 2019 Chevron Incentive Plan (“CIP”) scorecard to include flaring and methane intensity reduction measures. The 2020 CIP scorecard further expanded “GHG management” to include upstream net emissions intensity reduction from oil and gas. For the 2021 CIP scorecard, “GHG management” was replaced with a new performance category: “Energy Transition” and included “GHG management,” “renewable energy and carbon offsets,” and “low-carbon technologies” as performance measures. The 2022 CIP scorecard performance measures were further enhanced to “GHG management,” “renewable fuels,” “hydrogen,” and “carbon capture and offsets” in the Energy Transition category. The “Energy Transition” category responds to stockholder input and reinforces Chevron’s focus on reducing the carbon intensity of our oil and gas production and growing new energy businesses. The scorecard performance outcomes impact CIP payout for all eligible employees.

Reaching the ambitions of the Paris Agreement will require breakthroughs in technology and innovation, more ambitious government policy, the ability to attract and forge new partnerships, and many other important factors. No one country, no one industry, no one company acting alone can meet the world’s energy and climate goals. That’s why we intend to be the partner of choice for those with complementary strengths and shared aspirations.

Chevron Corporation 2023 Proxy Statement

corporate governance

human capital management

Chevron’s strategy requires the engagement of a skilled, high-performing workforce. The Board understands the importance of our workforce to the successful execution of our strategy and oversees our human capital strategy, including succession planning, our culture, and diversity and inclusion. The Board reviews executive succession planning at least twice per year, periodically receives updates on diversity, culture, and employee engagement, and interacts with employees at least twice per year during site visits and briefings at Company facilities, all of which is part of the Board’s oversight of human capital.

We invest in our workforce and culture, with the objective of engaging employees to develop their full potential to deliver energy solutions and enable human progress. The Chevron Way explains our beliefs, vision, purpose, and values. It guides how our employees work and establishes a common understanding of our culture and aspirations. We hire, develop, and strive to retain a diverse workforce of high-performing talent, and foster a culture that values diversity, inclusion, and employee engagement. Our leadership is accountable for the Company’s investment in people and the Company’s culture. This includes reviews of metrics addressing critical function hiring, leadership development, retention, diversity and inclusion, and employee engagement.

As we strive to empower our team, we are proud of the external recognition we have received, including, among other accolades, ratings of 100% on the Human Rights Campaign Equality Index for the 17th year in a row and the Disability Equality Index for the fourth consecutive year. Additional information about our efforts to put our people at the center of everything we do can be found on the “Social” and “Diversity and Inclusion” pages on our website.

hiring, development, and retention

Our approach to attracting, developing, and retaining a global, diverse workforce of high-performing talent is anchored in a long-term employment model that fosters an environment of personal growth and engagement. Our philosophy is to offer compelling career opportunities and a competitive total compensation and benefits package linked to individual and enterprise performance. We recruit new employees in part through partnerships with universities and diversity associations. In addition, we recruit experienced hires to provide specialized skills.

Our learning and development programs are designed to help employees achieve their full potential by building technical, operating and leadership capabilities at all levels to produce energy safely, reliably, and efficiently. Our management regularly reviews metrics on employee training and development programs, which are continually refined to meet the needs of our evolving business. We invest in developing leadership at every level. For example, we expanded our coaching program to reach deeper into the organization, including frontline supervisors, managers, and individual contributors.

In addition, to ensure business continuity, management regularly reviews the talent pipeline, identifies, and develops succession candidates, and builds succession plans for key positions.

The Board is actively involved in reviewing and approving executive compensation, personnel selections, and succession plans to ensure we have leadership in place with the requisite skills and experience. In addition to the annual review of the CEO led by the Lead Director, the CEO periodically provides the Board with an assessment of senior executives and their potential as successors for the CEO position, as well as perspectives on potential candidates for other senior management positions. Members of the Board also meet directly with potential candidates for senior management positions. Our development programs and succession planning practices prepare us to continue providing the energy that enables human progress around the world.

Management routinely reviews the retention of its professional population, which includes executives, all levels of management, and the majority of its regular employee population; the annual voluntary attrition for this population was 4.5% in 2022, which is in line with historical rates. The voluntary attrition rate generally excludes employee departures under enterprise-wide restructuring programs. We believe our low voluntary attrition rate is in part a result of the Company’s commitment to employee development, its long-term employment model, competitive pay and benefits, and its culture.

diversity and inclusion

We believe human ingenuity has the power to solve difficult problems when diverse people, ideas, and experiences come together in an inclusive environment. We reinforce the values of diversity and inclusion through recruitment and talent development, equitable selection processes, community partnerships, and supplier diversity. We strive to build an inclusive environment through innovative initiatives such as the Company’s MARC (Men Advocating Real Change) program launched in 2017, in partnership with the nonprofit organization Catalyst, to facilitate discussions on gender equity in the workplace. MARC is active in Chevron locations on six continents around the world with over 5,000 participants since inception. Also, many selection processes now include inclusion counselors who help check against unconscious biases and provide outside perspectives.

Chevron Corporation 2023 Proxy Statement

corporate governance

Our leadership development also reflects our diversity focus. In 2022, we offered numerous leadership programs to promote leadership diversity; including the Global Women’s Leadership Development Program, Transformational Leadership for Multicultural Women, Executive Leadership Council (U.S. Black employees), Asia Pacific Leadership Development Program, Asian American Leadership Development Program, and Latino Leadership Development Program.

In addition, we have 11 employee networks (voluntary groups of employees that come together based on shared identity or interests) and a Chairman’s Inclusion Council, which provides the employee network presidents with a direct line of communication to the Chairman and Chief Executive Officer, the Chief Human Resources Officer, the Chief Diversity and Inclusion Officer, and the executive leadership team to collaborate and discuss how employee networks can reinforce our values of diversity and inclusion. Additional information on these initiatives can be found on Chevron’s website at www.chevron.com/sustainability/social/diversity-inclusion.

employee engagement

Employee engagement is an indicator of employee well-being and commitment to the Company’s values, purpose, and strategies. We regularly conduct employee surveys to assess the health of the Company’s culture; recent surveys indicate high employee engagement. Our increased survey frequency enables the Company to better understand employee sentiment throughout the year and gain insights into employee well-being. We also introduced surveys to understand employee experience trends throughout the employee lifecycle.

We prioritize the health, safety, and well-being of our employees. Our safety culture empowers every member of its workforce to exercise stop-work authority without repercussion to address any potential unsafe work conditions. We have a continuous focus on safety. We have set clear expectations for leaders to deliver operational excellence by demonstrating their commitment to prioritizing the safety and health of our workforce, and the protection of communities, the environment, and the Company’s assets.

Additionally, we offer long-standing employee support programs such as Ombuds, an independent resource designed to equip employees with options to address and resolve workplace issues; a company hotline, where employees can report concerns to the Corporate Compliance department; and an Employee Assistance Program, a confidential consulting service that can help employees resolve a broad range of personal, family, and work-related concerns. In February, Chevron received the 2023 Platinum Bell Seal for Workplace Mental Health by Mental Health America. The Bell Seal is a first-of-its-kind workplace mental health certification that recognizes employers who strive to create mentally healthy workplaces for their employees.

Chevron Corporation 2023 Proxy Statement

corporate governance

board oversight of risk

The Board of Directors and the Board Committees oversee Chevron’s risk management policies, processes, and practices for the risk management systems throughout the Company. Chevron faces a broad array of risks, including market, operational, strategic, legal, regulatory, political, financial, cybersecurity, sustainability, and climate change risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

board of directors

•   Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of Chevron’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by Chevron as “Risk Factors” in its Annual Report on Form 10-K

•   Oversees management’s implementation and utilization of appropriate risk management systems at all levels of Chevron, including operating companies, business units, corporate departments, and service companies

•   Reviews specific facilities and operational risks as part of visits to Chevron operations

•   Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process

•   Receives reports from management on and considers risk matters in the context of Chevron’s strategic, business, and operational planning and decision making

•   Receives reports from management on, and routinely considers, critical risk topics such as operational, financial, geopolitical/legislative, strategic, geological, security, commodity trading, skilled personnel/human capital, capital project execution, civil unrest, legal, technology/cybersecurity risk, and climate change risks audit committee

•   Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of Chevron’s financial statements; financial risk exposures (including tax) as part of Chevron’s broad enterprise management program; Chevron’s Operational Excellence audit and assurance process; the qualifications, performance and independence of the independent auditor; the effectiveness of internal controls over financial reporting; and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•   Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•   Discusses Chevron’s policies with respect to financial risk assessment and financial risk management, including, but not limited to, cybersecurity and sustainability and climate change risks

•   Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•   Meets with Chevron’s Chief Information Officer and Chief Information Security Officer at least twice a year to review cybersecurity implications and risk management on financial exposures

•   Meets with Chevron’s General Manager, Operational Excellence (OE) Audit and Assurance, at least once a year to review findings of OE audits and corrective actions being taken to address priority findings

•   Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2023 Proxy Statement

corporate governance

board nominating and governance committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•   Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•   Discusses risk management in the context of general governance matters, including topics such as Board succession planning to ensure desired skills and attributes are represented, including, but not limited to, diversity, business leadership, finance, policy, and environmental and climate change experience; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•   In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•   Reports its discussions to the full Board for consideration and action when appropriate management compensation committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•   Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities

•   Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•   Reports its discussions to the full Board for consideration and action when appropriate public policy and sustainability committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•   Provides oversight and guidance on and receives reports regarding environmental matters, including those related to sustainability and climate change, in connection with Chevron’s projects and operations

•   Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•   In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•   Reports its discussions to the full Board for consideration and action when appropriate sustainability overview

Chevron’s sustainability efforts are focused on protecting the environment, empowering people, and getting results the right way. The Board oversees Chevron’s performance and management of various sustainability issues, including climate change, reporting, lobbying practices, human capital management, cybersecurity, and human rights. The Board also offers guidance on Chevron’s Corporate Sustainability Report and on climate change reports aligned with the Financial Stability Board’s TCFD. The Board’s four standing Committees provide oversight and guidance over different aspects of sustainability issues. For example, the Public Policy and Sustainability Committee assesses and advises on risks that may arise in connection with social, political, environmental, and public policy aspects of Chevron’s business and helps management evaluate trends and potential implications. The Public Policy and Sustainability Committee is briefed on the work of the Chevron Global Issues Committee, an executive-level committee that is regularly updated on various sustainability issues as well as engagements with stockholders and other stakeholders. The Audit Committee discusses potential financial risk exposures related to sustainability. The Governance Committee discusses maintaining appropriate Board composition to oversee various sustainability issues and reviews stockholder proposals. The Management Compensation Committee discusses how to align incentive program design with Chevron’s sustainability strategy. In addition to providing oversight, the Board is committed to fostering long-term and institution-wide relationships with stockholders and listening to their input on sustainability issues. While the full Board retains ultimate oversight of all sustainability matters relevant to the Company, the following sections outline the Board’s approach to overseeing select high priority topics, including environmental issues and cybersecurity.

Chevron Corporation 2023 Proxy Statement

corporate governance

environmental issues

The Board of Directors, the Audit Committee, and the Public Policy and Sustainability Committee provide oversight and guidance on environmental matters in connection with Chevron’s projects and operations and are regularly briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board visit Chevron operations across the globe and discuss environmental matters specific and relevant to these locations. Significant environmental and process safety issues are reviewed by the Board to ensure compliance with the Company’s rigorous processes. The Audit Committee meets with Chevron’s General Manager, Operational Excellence Audit and Assurance, at least once a year to review findings of OE audits and corrective actions being taken to address priority findings. The Public Policy and Sustainability Committee assists the Board in identifying, evaluating, and monitoring public policy trends and environmental issues that could impact the Company’s business activities and performance. It also reviews and makes recommendations for Chevron’s strategies related to corporate responsibility and reputation management. The Board of Directors and the Public Policy and Sustainability Committee regularly receive reports of stockholder engagements related to environmental issues and incorporate these into the direction they provide to management.

In 2004, we launched our Operational Excellence Management System (“OEMS”), a comprehensive system that helped build our Operational Excellence (OE) culture and improve our health, environment, and safety performance. The OEMS is a risk-based and systematic approach to identify, assess, prioritize, and manage OE risks. Environment is one of the six critical OE focus areas. The OEMS Environmental Focus Area is the framework we use to manage significant environmental risks. Under the OEMS Focus Area of Environment, Chevron operates using four environmental principles that define how we develop energy in an environmentally responsible manner. These are: include environmental impact in decision making, reduce our environmental footprint, operate responsibly, and steward our sites. A description of these principles can be found on Chevron’s website. Under the OEMS, we also have an environmental risk management strategy aimed at driving improvements in environmental performance across the enterprise and an environmental risk management process to identify and manage potential environmental risks across the asset life cycle.

cybersecurity

The Board provides oversight of our cybersecurity program and receives reports from management on, and routinely considers, technology and cybersecurity risk in connection with Chevron’s projects and operations. In connection with its review and oversight of the Company’s policies and processes with respect to risk assessment and risk management, as well as the Company’s major financial risk exposures, the Audit Committee meets with Chevron’s Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) at least twice a year to review cybersecurity risk management and implications, and the CIO and CISO present cybersecurity matters to the Board of Directors at least annually. The CIO and CISO provide new Board members with a cybersecurity briefing as part of the onboarding process.

Our cybersecurity program is designed to protect Chevron’s information assets and operations from external and internal cyber threats by understanding and appropriately managing risk while ensuring business resiliency. Our cybersecurity safeguards and programs align with the National Institute of Standards and Technology Cybersecurity Framework, and risk management and assurance is incorporated through our OEMS. The OEMS enables us to systematically manage risk, implement and assure safeguards, and foster a culture of learning across different focus areas for our business, including security.

Chevron Corporation 2023 Proxy Statement

corporate governance

year-round stockholder engagement

Fostering long-term and institution-wide relationships with stockholders and other stakeholders is a core Chevron objective. Chevron conducts extensive engagements with external stakeholders, including stockholders, as an essential part of addressing sustainability-related issues. These engagements routinely cover strategy, climate change, energy transition, workplace culture, human rights, human capital management, lobbying, governance, and other issues.

In addition, we engage in extensive investor relations, in which members of management regularly meet with stockholders to review Company strategies, financial and operating performance, capital allocation priorities, and other topics of interest. We use all of these sessions to ensure that the Board and management understand the issues that are important to our stockholders. To continuously improve Chevron’s governance processes and communications, Chevron follows the Annual Engagement Plan and Process outlined below.

Through this program, we seek to address environmental, social, and governance topics raised by our stockholders. This process also informs our corporate policies and reporting. The Governance Committee and the Public Policy and Sustainability Committee oversee the stockholder engagement program. Feedback received by the Company during these engagements is shared with our full Board, its relevant Committees, and relevant members of senior management.

Chevron’s actions are directly informed by engaging with our stockholders. In 2022, we had over 90 one-on-one environmental, social, and governance-focused meetings with stockholders representing approximately 50% of outstanding common stock. Of these engagements, members of our Board participated in environmental, social, and governance-focused meetings with stockholders representing approximately 28% of outstanding common stock.

The Engagement Team reached out to each stockholder (or their representative) who submitted a proposal that is included in our Proxy Statement and met with each to discuss their perspective.

For more information about these engagements, see the “Independent Lead Director,” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

corporate governance

our responsiveness to stockholders

Stockholder engagement following the 2022 Annual Meeting was robust, as we sought feedback on key areas of stockholder interest, including feedback on our executive compensation and potential responses to stockholder proposals voted on at our 2022 Annual Meeting. Members of our Board participated in multiple environmental, social, and governance-focused meetings with stockholders. These engagements informed the actions we took following the 2022 Annual Meeting, as summarized below.

Key stockholder issues and 2022 proxy proposals	What we heard from stockholders	Our board’s perspective & what we did

Climate change	GHG disclosure and performance continue to be priority issues for our stockholders. Our stockholders expressed interest in Chevron’s thoughts on the impact that the war in Ukraine is having on the global effort to reach the goals of the Paris Agreement. Stockholders also expressed particular interest in how Chevron was going to respond to interest in methane (see “Methane Emissions,” below).	We engaged with stockholders and discussed the need to balance affordable energy essential for economic prosperity, reliable energy for national security, and environmental protection. In response to the interest in methane, the Board supported the methane stockholder proposal and published the Methane Report (see “Methane Emissions,” below).

Scope 3 emissions

There is increasing sentiment amongst our stockholders that absolute Scope 3 targets are not appropriate for the oil and gas sector. Chevron received positive feedback from most stockholders regarding the Company’s development of the PCI metric, which includes Scopes 1, 2, and 3 emission intensity across the full value-chain.

Our Board continues to believe that Chevron’s PCI metric is good for stockholders, good for society, and good for the Company. This approach enables Chevron to deliver value because it provides the flexibility to maintain or grow our oil and gas production while lowering value chain emission intensity.

Methane emissions • 2022 stockholder proposal seeking a report on reliability of methane emissions disclosures • The Company’s approach to measuring and reducing methane emissions

Stockholders were pleased to see that the Board supported the publication of a report analyzing Chevron’s methane emissions strategy and performance.

Stockholders shared their desire to see greater use of measured data, and transparent reporting protocols.

Some stockholders emphasized that taking action to reduce methane emissions is important in the near term, and expressed a desire to learn more about actions taken by Chevron.

Some stockholders noted Chevron’s existing intensity target for methane was equity based, which positively differentiated Chevron from others in the sector.

On October 25, 2022, we published the Methane Report, building on ongoing efforts to promote transparency on climate-related items. The report details information on our approach to detecting, measuring, and reducing methane emissions.

The report outlines our ambition to be a global leader in methane emissions performance. Our goal is simple – keep methane in the pipe.

The report includes information that addresses the 2022 stockholder proposal requesting Chevron to report on the reliability of methane emissions disclosures.

Chevron Corporation 2023 Proxy Statement

corporate governance

Key stockholder issues and 2022 proxy proposals	What we heard from stockholders	Our board’s perspective & what we did

Diversity and inclusion • 2022 stockholder proposal on conducting a racial equity audit • The Company’s approach to diversity and inclusion

Stockholders generally expressed interest in Chevron undertaking the racial equity audit analysis requested by the 2022 proposal.

Chevron management and representatives of the Board engaged with many of Chevron’s large investors to learn what actions and disclosures regarding Chevron’s diversity and inclusion work to advance racial equity would be helpful.

Stockholders generally deferred to the Company to define the scope of the exercise, based on the Company’s view of what would be most instructive.

More broadly, stockholders continue to express interest in Chevron’s approach to diversity and inclusion, and in the steps Chevron is taking to enhance diversity and inclusion to protect Chevron’s reputation and to leverage the full value of our workforce.

Informed by feedback received after the 2022 proxy season, Chevron requested former U.S. Attorney General Loretta Lynch, of the law firm Paul Weiss, to conduct an audit of Chevron’s ongoing work to support diversity and inclusion. The resulting report highlights the numerous internal and external initiatives Chevron is undertaking in this space and also identifies where Chevron can do more. The recommendations shared in the audit will inform Chevron’s actions and focus going forward.

Chevron currently has a number of Diversity and Inclusion initiatives, including employee networks, inclusion counselors for selections, talent pipeline development from elementary school through college, robust development programs for underrepresented employees, and supplier diversity programs. Chevron publishes its U.S. and global demographics annually in its corporate sustainability report. As a further example, Chevron has deepened its partnership with the Thurgood Marshall College Fund (“TMCF”) to provide scholarship and programming to encourage college students to pursue careers in energy. Chevron’s Vice President and Chief Financial Officer Pierre Breber has also joined TMCF’s board. In addition, Chevron’s Vice President and Chief Human Resources Officer Rhonda Morris is on the Board of the United Negro College Fund.

Board composition and skills	Stockholders are increasingly interested in understanding how the skills of our Board can help Chevron navigate in the energy transition.	We have expanded disclosures in this Proxy Statement to provide more insight into each Director’s skills and experience and to provide more insight into how each Director, and the composition of the Board as a whole, is positioned to provide effective guidance and oversight of the Company and its strategy.

Executive compensation

Stockholders expressed interest about how Chevron incentivizes progress in its energy transition strategy.

While the 2022 Say-on-Pay vote received the support of a large majority of votes cast, stockholders provided feedback in the areas of simplifying the CIP scorecard, enhancing disclosure regarding the annual CIP award, and strengthening the alignment of awards under the Long-Term Incentive Plan (“LTIP”) with stockholder interests.

To provide accountability for and alignment of our efforts to advance a lower carbon future, we included measures for progress towards emission intensity reductions in the CIP scorecard in 2019. In 2021, we further modified the CIP scorecard to include an “Energy Transition” category. For 2022, performance was measured by progress made toward measures that demonstrated our focus on reducing the carbon intensity of our oil and gas production and growing new energy businesses. The scorecard performance outcomes impacted CIP payout for approximately 37,000 eligible employees at year-end.

The Board reviewed the feedback and opportunities highlighted by stockholders and the 2022 CIP scorecard was enhanced in response to feedback. For 2023, further changes were made to the CIP scorecard to focus on fewer performance measures. In addition, the LTIP performance share awards granted in 2023 include a negative total stockholder return (“TSR”) adjustment for executive officers. Further details can be found in the “Compensation Discussion and Analysis” on page 48.

Chevron Corporation 2023 Proxy Statement

corporate governance

board nominating and governance committee report

The Board Nominating and Governance Committee (“Committee”) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the New York Stock Exchange Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	Annual election of all Directors;

•	Supermajority of independent Directors;

•	Majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	Annual election of the Chairman of the Board by independent Directors;

•	Annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;
•	Annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	Director and executive officer succession planning;

•	Confidential stockholder voting policy;

•	Robust business conduct and ethics code for all Directors and employees;

•	Director orientation program for new Directors and ongoing education for Directors;

•	Minimum stock ownership guidelines for Directors and executive officers;

•	Review and approval or ratification of “related person transactions” as defined by SEC rules;

•	Policy to obtain stockholder approval of any stockholder rights plan;

•	Proxy access;

•	One vote for each common stock;

•	Right of stockholders to call for a special meeting; and

•	No supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Respectfully submitted on March 28, 2023, by members of the Board Nominating and Governance Committee of your Board:

Wanda M. Austin, Chair

Alice P. Gast

Charles W. Moorman

Ronald D. Sugar

D. James Umpleby III

Chevron Corporation 2023 Proxy Statement

corporate governance

management compensation committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 48 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 28, 2023, by members of the Management Compensation Committee of your Board:

Charles W. Moorman, Chair

Wanda M. Austin

Enrique Hernandez, Jr.

Jon M. Huntsman Jr.

Ronald D. Sugar

audit committee report

Roles and responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm – PricewaterhouseCoopers LLP (“PwC”) – is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required disclosures and discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2022, as contained in the 2022 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures required by the PCAOB regarding PwC’s independence; and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence.

Committee recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 22, 2023, by the members of the Audit Committee of your Board:

Debra Reed-Klages, Chair

John B. Frank

Marillyn A. Hewson

Dambisa F. Moyo

communicating with the board

The Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications and the responses sent, and takes further action, as appropriate. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director or Non-Employee Director or the Non-Employee Directors as a group, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

Chevron Corporation 2023 Proxy Statement

executive compensation

compensation discussion and analysis

executive summary

The Compensation Discussion and Analysis describes our executive compensation programs for our Named Executive Officers (NEOs) for 2022.

2022 Named Executive Officers

Chevron’s NEOs(1)

Michael K. Wirth Chairman and Chief Executive Officer

Pierre R. Breber Vice President and Chief Financial Officer

James W. Johnson Executive Vice President, Senior Advisor

Mark A. Nelson Executive Vice President, Strategy, Policy and Development

R. Hewitt Pate Vice President and General Counsel

company overview and outlook

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable, and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. We produce crude oil, natural gas liquids, and natural gas; manufacture transportation fuels, lubricants, petrochemicals, and additives; and develop technologies that enhance our business and the industry. We aim to grow our traditional oil and gas business, lower the carbon intensity of our operations, and grow lower carbon businesses in renewable fuels, hydrogen, carbon capture, offsets, and other emerging technologies. Our business is capital-intensive and has long investment horizons – most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles.

We believe the Company is well positioned to achieve our objective of safely delivering higher returns, lower carbon, and superior stockholder value in any business environment by:

•	Improving return on capital employed (“ROCE”) through more capital efficient investments and continued cost and margin improvement efforts;

•	Growing a lower carbon-intensity traditional business together with profitable, lower carbon, new energy businesses; and

•	Generating surplus cash flow in upside oil-price environments and securing the dividend and a strong balance sheet in downside environments.

Note:

(1)

Mr. Johnson served as Executive Vice President, Upstream, from June 2015 to September 2022. Effective October 1, 2022, he transitioned to Executive Vice President, Senior Advisor, a position he held until his involuntary separation from the Company in January 2023. Mr. Nelson served as Executive Vice President of Downstream & Chemicals from 2019 to September 2022. Effective October 1, 2022, he was appointed as the Executive Vice President of Strategy, Policy and Development. Effective February 1, 2023, he was appointed to the new corporate officer role of Vice Chairman, in addition to Executive Vice President, Strategy, Policy and Development.

Chevron Corporation 2023 Proxy Statement

executive compensation

pay philosophy and role of the management compensation committee

The overall objective of our executive compensation program

is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•	Pay competitively across all salary grades and all geographies. Our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis. Refer to pages 56 and 57 for additional details;

•	Balance short-term and long-term decision making in support of a long-cycle business with a long-term employment model;
•	Pay for absolute and relative competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

The Management Compensation Committee (MCC) oversees the executive compensation programs and policies. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in any discussion about his own pay; proposed changes to the compensation of the CEO are recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com/investors/corporate-governance/management-compensation and in print upon request.

pay element

The material components of our executive compensation program are summarized in the following chart.

Pay element	Metrics and purpose

Base salary	Fixed level of competitive base pay to attract and retain executive talent

Annual incentive plan (Chevron Incentive Plan, or CIP)	Recognize annual performance achievements in the following categories (award is capped at 200% of target):	• Financial results (35%) • Capital & cost management (30%) • Operating & safety performance (25%) • Energy transition (10%)

Long-term incentive plan (LTIP)	Reward creation of long-term stockholder value using a balanced approach, with annual grants composed of three equity vehicles, each objectively measured and designed to focus recipients on different aspects of stockholder value creation:

• Performance shares: incentivize performance relative to peers; modifiers vary from 0 to 200% weighted 70% based on relative TSR against the LTIP Performance Share Peer Group and 30% based on relative ROCE Improvement against large-cap integrated energy companies; three-year performance cycle

• Restricted stock units (RSUs): incentivize absolute performance and retention through long holding periods; five-year cliff vesting

• Stock options: incentivize absolute performance and long-term value creation; three-year ratable vesting; 10-year term

Benefits	Competitive retirement and savings plan benefits to encourage retention and support long-term employment; MCC and Board provide oversight of retirement/savings plan design and administration

Chevron Corporation 2023 Proxy Statement

executive compensation

response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stockholders to understand their perspectives and proactively address issues of importance.

In 2022, the Company continued its dialogue with stockholders. We had substantive engagements regarding environmental, social, and governance issues with stockholders representing approximately 50% of Chevron’s outstanding common stock. These discussions covered a range of topics, including executive compensation. Dr. Wanda Austin (independent Lead Director, Chair of the Board Nominating and Governance Committee, and member of the Management Compensation Committee) and Jon Huntsman Jr. (member of the Management Compensation Committee and Public Policy and Sustainability Committee) participated in these meetings.

Our executive compensation programs have historically received strong stockholder support (averaging 90% from 2017–2021). Chevron’s 2022 Say-on-Pay vote received 73% support, which continues to demonstrate that the large majority of stockholders support our executive compensation practices and pay for performance alignment. The Board has reflected on the Say-on-Pay vote opportunities and feedback from stockholder engagements to continue evolving our program design. The following changes demonstrate the Board’s responsiveness to stockholder feedback and will further strengthen our compensation governance:

What we heard	How we responded

Desire for more transparency on annual bonus award	The 2022 CIP scorecard disclosure was enhanced to include thresholds and maximums for the most controllable measures (i.e., those not subject to commodity price assumptions) set forth in the scorecard and provide greater transparency into the MCC’s decision making. The individual performance disclosure is enhanced to provide greater clarity to the link between performance and bonus outcome.

Opportunity to reduce the number of measures on the annual bonus scorecard	The 2023 CIP scorecard has been simplified to include fewer performance measures with a focus on including clear, high-impact, and quantifiable metrics that we believe support progress toward our objective of safely delivering higher returns and lower carbon.

Performance share payout that takes into account stockholder returns in the event of negative TSR	Effective with the 2023 LTIP grant for executive officers, a negative TSR adjustment will be included in the payout formula that reduces the above-target TSR modifier by 20% in the event that TSR is negative for the performance period.

Our stockholders’ views on executive compensation are important to us, and the MCC and Board regularly consider the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

Chevron Corporation 2023 Proxy Statement

executive compensation

2022 performance

In 2022, Chevron delivered strong financial results with record earnings and cash flow, well above those of previous years with higher commodity prices — all while increasing investments and growing U.S. production to a Company record.

record earnings	highest ROCE(1) in a decade	record free cash flow(1)	record annual U.S. oil and gas production
$35.5	20.3%	$37.6	1.2	million barrels of oil equivalent per day
billion		billion

up 127% from 2021	up 116% from 2021	up 78% from 2021	16% growth in Permian Basin unconventionals from 2021

The Company and its affiliates’ other significant business highlights in 2022 include the following:

•	Advanced the Future Growth Project in Kazakhstan, with construction largely complete at the Company’s 50% owned affiliate, Tengizchevroil LLP

•	Reached final investment decision on major integrated polymer projects in Texas and Qatar through the Company’s 50% owned affiliate, Chevron Phillips Chemical Company LLC

•	Approved the Ballymore project in the deepwater U.S. Gulf of Mexico with design capacity of 75,000 barrels of crude oil per day

•	Approved a project to expand the Tamar gas facility in offshore Israel

•	Commenced a project expected to increase light crude oil processing capacity to 125,000 barrels per day at the Company’s Pasadena, Texas, refinery

•	Announced a significant new gas discovery at the Nargis block offshore Egypt in the Eastern Mediterranean
•	Acquired Renewable Energy Group, Inc., becoming the second-largest producer of bio-based diesels in the United States

•	Formed a joint venture company with Bunge North America, Inc., to develop renewable fuel feedstocks

•	Advanced multiple carbon capture opportunities, including the Bayou Bend carbon storage project in the U.S. Gulf Coast, and received permits to assess carbon storage offshore Australia

•	Delivered a record number of liquefied natural gas (“LNG”) cargoes from Australia, and all five processing trains for Gorgon and Wheatstone having now completed their first turnarounds

•	Signed agreements to export 4 million tonnes per year of LNG from the U.S. Gulf Coast starting in 2026

•	Acquired full ownership of Beyond6, LLC, and its nationwide network of compressed natural gas stations to grow Chevron’s renewable natural gas value chain we delivered on our financial priorities

1. maintain and grow dividend	2. fund capital program	3. strong balance sheet	4. return surplus cash

• $11.0 billion in dividends • 6% quarterly dividend increase, to $1.42 per share	• $12.3 billion C&E, 44% YoY increase • $3.4 billion affiliate C&E, 6% YoY increase	• $37.6 billion record free cash flow(1) • 12.8% debt ratio, 3.3% net debt ratio(1)	• $11.25 billion shares repurchased • 40% higher than previous Company record

Notes:

(1)

Definition and calculations for ROCE, free cash flow, debt ratio, and net debt ratio are included on pages 48-49 of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”).

(2)	The acquisition of Renewable Energy Group, Inc. is not included in the Company’s C&E.

Chevron Corporation 2023 Proxy Statement

executive compensation

superior stockholder return

Over the past 15 years, the Company’s dividend growth rate of 6.3% per year (CAGR1) was almost five times the peer group2 average and higher than the S&P 500 Total Return Index. Our dividend yield3 was roughly two times higher than the S&P 500 Total Return Index at year-end. In January 2022, we raised our quarterly dividend per share by 6%, extending an annual dividend payment per share increase to 35 consecutive years.

Chevron continued to deliver highly competitive TSR performance among large-cap integrated energy companies2 over the one-, three-, five-, and 10-year periods through the end of 2022.

The large-cap integrated energy companies outperformed the S&P 500 Total Return Index in TSR over the one-year period, but underperformed over the five- and 10-year periods.

Notes:

(1)	CAGR = Compound Annual Growth Rate.

(2)	Peer group: BP, ExxonMobil, Shell, and TotalEnergies; dividends include both cash and scrip share distributions for European peers. Also includes TotalEnergies special dividend in December 2022.

(3)	Dividend yield at year-end reflects Chevron’s fourth quarter 2022 dividend per share annualized, divided by Chevron’s closing stock price on December 30, 2022.

(4)	Figures rounded.

Chevron Corporation 2023 Proxy Statement

executive compensation

2022 compensation programs and outcomes

The MCC believes a large majority of each NEO’s target compensation should be at risk based on Company performance, and the majority of this at-risk compensation should be tied to Chevron’s stock price. The amount NEOs eventually earn from their at-risk compensation will align strongly with what stockholders earn over that same period from their investment in Chevron.

annual incentive plan (Chevron Incentive Plan)(1)

2022 corporate performance rating			CEO CIP award $4,500,000
Metric	Weight	Score

Financial results	35%	1.85–1.95	Corporate performance rating 1.40 x Individual bonus component(2): $3,214,300 Individual bonus component:
Capital & cost management	30%	1.40–1.50
Operating & safety performance	25%	0.65–0.80

Energy transition	10%	0.90–1.00	Base salary: $1,700,000	x	Bonus target % 165%	=	Bonus target $2,805,000	+	Individual performance adjustment(2) $409,300 (+14.6%)
Corporate performance rating range (weighted)	1.32–1.43
Final corporate performance rating (weighted)	1.40
			Overall award capped at 200% of target

long-term incentive plan (LTIP)(1)

The CEO LTIP award of $16,000,000 comprises the following equity vehicles:

Component	Proportion	How 2022 awards work	Vesting

Performance shares		70% based on relative TSR as measured against the LTIP Performance Share Peer Group	Three-year cliff vesting
30% based on relative ROCE Improvement as measured against large-cap integrated energy companies

RSUs		Rewards corporate performance over the long-term and supports executive retention	Five-year cliff vesting

Stock options		10-year term; rewarding absolute stock price performance and long-term value creation	Three-year ratable vesting

2020 performance share payout
Performance period: January 2020–December 31, 2022	Performance measure: 100% relative TSR against the LTIP Performance Share Peer Group, including large-cap integrated energy companies and S&P 500 Total Return Index.	Outcome: Chevron ranked second in TSR, resulting in a payout modifier of 160%.

Notes:

(1)	See pages 59 to 68 for more details regarding the program design and performance.
(2)	Figures rounded.

Chevron Corporation 2023 Proxy Statement

executive compensation

CEO realizable pay

The MCC establishes Mr. Wirth’s target compensation based on several factors, including an external comparison of compensation opportunities for CEOs at companies of comparable size, scope, and complexity; and utilization of a consistent application of Chevron’s internal compensation policies and structure.

The MCC believes that the CEO’s realizable compensation should align with stockholder value creation and relative TSR performance.

The following charts compare Mr. Wirth’s target and realizable compensation as of December 31, 2022, for compensation opportunities awarded to him in 2020, 2021, and 2022. The higher realizable pay for each year, which includes unvested equity grants, demonstrates its alignment with stronger absolute and relative stock performance. The ultimate realized values will match or exceed targets only if Chevron delivers sustained competitive stock performance.

Notes:

(1)

Target value reflects: (i) base salary rate each year, (ii) target CIP award, and (iii) intended grant date value of LTIP awards (50% performance shares, 25% restricted stock units, and 25% stock options).

(2)

Realizable value at year-end 2022 reflects: the actual paid base salary during the calendar year, the actual CIP award earned for that performance year, and the actual prevailing LTIP value at 12/31/2022.

•

For 2020 performance shares: reflects the actual amount earned and paid for the three-year performance period at 160% multiplied by the 20-day average trailing price of Chevron common stock at 12/30/2022 ($174.01), including dividend accruals. For 2022 and 2021 performance shares: reflects 12/31/2022 performance modifier based on 70% weighted 12/31/2022 TSR rank versus the LTIP Performance Share Peer Group (at 160%) and 30% weighted 12/31/2022 relative ROCE Improvement rank versus the large-cap integrated energy companies (at target of 100%), multiplied by Chevron’s stock price at 12/30/2022 ($179.49), including dividend accruals.

•	For RSUs: reflects Chevron’s stock price at 12/30/2022 ($179.49), including dividend accruals.

•

For stock options: reflects in-the-money value for 2020, 2021, and 2022 grants, with exercise prices of $110.37 (2020), $88.20 (2021), and $132.69 (2022) relative to Chevron’s common stock price at 12/30/2022 of $179.49.

Chevron Corporation 2023 Proxy Statement

executive compensation

best practice in compensation governance

To ensure independent oversight, stockholder alignment, and long-term sustainability, our executive compensation program has the following governance elements in place.

what we do

Our leading practices include:

Robust stockholder engagement plan to ensure alignment with stockholder interests

Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Executive Vice Presidents and Chief Financial Officer (“CFO”), four times base salary; for all other Executive Officers, two times base salary

Deferred accounts inaccessible until a minimum of one year following termination

Clawback provisions included in the CIP, LTIP, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan[1]

Significant CEO pay at risk (92%)

Thorough assessment of Company and individual performance

MCC composed entirely of independent Directors

Independent compensation consultant, hired by and reports directly to the MCC

MCC has discretion to reduce performance share payouts

Annual assessment of incentive compensation risks

what we don’t do

X	No excessive perquisites; all have a specific business rationale

X	No individual supplemental executive retirement plans

X	No stock option repricing, reloads or exchanges without stockholder approval

X	No loans or purchases of Chevron equity securities on margin

X	No transferability of stock options (except in the case of death or a qualifying court order)

X	No stock options granted below fair market value

X	No hedging or pledging of Chevron equity securities

X	No change-in-control agreements for NEOs

X	No tax gross-ups for NEOs

X	No “golden parachutes” or “golden coffins” for NEOs

Note:

1

In February 2023, the NYSE proposed new listing standards that would require issuers to implement policies for recovery (clawback) of erroneously awarded incentive compensation, and would further require issuers to satisfy related disclosure obligations in SEC filings. The proposed listing standards are subject to SEC review. We are evaluating the implications of the proposed listing standards and the impact they will have on our compensation program.

Chevron Corporation 2023 Proxy Statement

executive compensation

compensation discussion and analysis
in detail

compensation planning and governance

The graphic below illustrates the timing and key governance elements of the executive compensation planning cycle:

use of peer groups

We compete for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews market data, pay practices, and compensation ranges among both oil industry peers and non-oil industry peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout the Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer Group	Description

Oil industry peer group (nine companies)

Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business. This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Marathon Oil was removed from the oil industry peer group for 2022 due to its withdrawal from survey participation.

Non–oil industry peer group (13 companies)	Companies of significant financial and operational size that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels. This is the secondary peer group used to periodically compare our overall compensation practices against a broader mix of non-oil companies that are similar to Chevron in size, complexity, and scope of operations.

LTIP performance share peer group (four companies and one stock index)	Companies used to compare our TSR and ROCE Improvement for the purpose of determining performance share payout: BP, ExxonMobil, Shell, TotalEnergies, and the S&P 500 Total Return Index (for TSR comparison only).

Chevron Corporation 2023 Proxy Statement

executive compensation

The energy companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Shell, and TotalEnergies. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies. The Non-Oil Industry Peer Group includes capital-intensive, global, large-scale, and high-complexity companies. The median market cap (as of 12/31/2022) of the Non-Oil Industry Peer Group was $138 billion (vs. $347 billion for Chevron), and the median sales for 2022 were $66 billion (vs. $236 billion for Chevron).

Note:

(1)	TotalEnergies is part of the LTIP Performance Share Group, but not part of the Oil Industry Peer Group due to its limited U.S. operations.

Chevron Corporation 2023 Proxy Statement

executive compensation

2022 NEO target compensation

The table below summarizes the 2022 target compensation opportunities the MCC and the Board approved for the NEOs.

Name	Base salary	Target CIP	LTIP target value	Target total compensation

Michael K. Wirth	$1,700,000	$2,805,000 (165%)	$16,000,000	$20,505,000

Pierre R. Breber	$1,075,000	$1,182,500 (110%)	$4,059,900	$6,317,400

James W. Johnson	$1,250,000	$1,500,000 (120%)	$5,301,000	$8,051,000

Mark A. Nelson	$1,100,000	$1,210,000 (110%)	$4,059,900	$6,369,900

R. Hewitt Pate	$1,025,000	$1,127,500 (110%)	$4,059,900	$6,212,400

These amounts may differ from those shown in the Summary Compensation Table, based on actual salary earned during the fiscal year, the actual CIP award resulting from 2022 performance, and differences between the MCC’s target LTIP valuation approach and the grant date fair value calculations as presented in the Summary Compensation Table.

base salary

Base salaries are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance and tenure, and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade based on competitive data and relative internal parity of the role. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, retention objectives, and leadership impact. The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

adjustments in 2022 base salaries

In January 2022, the independent Directors of the Board, upon the recommendation of the MCC, increased Mr. Wirth’s base salary to $1,700,000, taking into account his 2021 performance and the desired compensation level relative to CEOs of both oil and non-oil industry peer companies. The MCC adjusted the other NEOs’ base salaries in 2022, taking into account their 2021 performance, experience, and competitive benchmarks, effective March 1, 2022. In addition, Mr. Nelson received a salary increase effective October 1, 2022, aligned with the timing of his appointment to the new position of Executive Vice President of Strategy, Policy and Development. See the “Summary Compensation Table” on page 72, which reflects actual salary earned during the fiscal year and for more information on base salary changes over time.

Name	Position	2021 base salary	2022 base salary		adjustment for 2022

Michael K. Wirth	Chairman and Chief Executive Officer	$1,650,000	$1,700,000		3.0%

Pierre R. Breber	Vice President and Chief Financial Officer	$1,020,000	$1,075,000		5.4%

James W. Johnson	Executive Vice President, Senior Advisor	$1,210,000	$1,250,000		3.3%

Mark A. Nelson	Executive Vice President of Strategy, Policy and Development	$950,000	$1,100,000	(1)	15.8%

R. Hewitt Pate	Vice President and General Counsel	$970,000	$1,025,000	(2)	5.7%

adjustments in 2023 base salaries

In January 2023, the independent Directors of the Board, upon the recommendation of the MCC, increased Mr. Wirth’s base salary to $1,850,000, taking into account his 2022 performance and the desired compensation level relative to CEOs of both oil and non-oil

Notes:

(1)	Mr. Nelson’s base salary was $1,050,000 effective March 1, 2022, and $1,100,000 effective October 1, 2022.

(2)	Mr. Pate is a new NEO for 2022.

Chevron Corporation 2023 Proxy Statement

executive compensation

industry peer companies. The MCC adjusted the other NEOs’ base salaries in 2023 (ranging from 7% to 9.1%) reflective of their 2022 performance, experience, and competitive benchmarks. Mr. Nelson’s annual base salary increase is effective February 1, 2023, to align with his appointment to the new corporate officer position of Vice Chairman, in addition to Executive Vice President, Strategy, Policy and Development. All other salary increases are effective March 1, 2023.

annual incentive plan (Chevron Incentive Plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four performance categories that are Company priorities and are in large part reflected in the Company’s Business Plan:

•	Financial results (weighted 35%)

•	Capital & cost management (weighted 30%)

•	Operating & safety performance (weighted 25%)

•	Energy transition (weighted 10%)

Each category contains multiple performance measures, reflecting outcomes of both short-term and long-term measures on an absolute and relative competitive performance, as well as the performance trend over time.

The award is delivered as an annual cash payment based on an individual bonus component reflecting executive leadership and performance, multiplied by the Corporate Performance Rating. The CIP award determination process is consistent across approximately 37,000 CIP-eligible Chevron employees, with the award target varying by pay grade. See page 58 for the target CIP value for each NEO.

CIP award for CEO and all other NEOs  =

Corporate performance rating(1)  X  Individual bonus component (IBC)(2)

reflects individual bonus target and performance adjustment

Overall award capped at 200% of target

Chevron goes through a rigorous goal setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in determining CIP awards, which includes discretion to set the award to zero if conditions warrant.

Notes:

(1)

At the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories.

Performance is reviewed across multiple parameters (i.e., absolute results; results vs. Business Plan; results vs. Oil Industry Peer Group and/or general industry; performance trends over time). The MCC also evaluates achievement of the performance measures by taking into account elements that may be market-driven or otherwise beyond the control of management. See pages 51 to 52 for a discussion of 2022 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200%).

(2)

Before the beginning of each performance year, the MCC establishes a target as a percentage of the NEOs’ base salary, which is set with reference to target opportunities found across Chevron’s Oil Industry Peer Group. The MCC then establishes a bonus range, which is 75% to 125% of the target for the 2022 performance cycle. All CIP participants in the same salary grade have the same target and bonus range, which provides for internal equity and consistency.

At the end of the performance year, the MCC determines the IBC for each NEO by selecting a point within the bonus range based on an assessment of individual performance, taking into account personal effort and initiative, business unit performance, and the individual’s leadership impact on the enterprise. Under extraordinary circumstances, the IBC may be adjusted upward or downward, including to zero, for any employee at the sole discretion of the MCC.

The CEO recommends to the MCC an IBC for each NEO other than himself.

The MCC recommends the IBC for the CEO to the independent Directors of the Board and approves the IBCs for the other NEOs. The independent Directors of the Board approve the IBC for the CEO and ratify the IBCs for the other NEOs.

Chevron Corporation 2023 Proxy Statement

executive compensation

2022 CIP corporate performance rating

In January 2023, the MCC evaluated Chevron’s 2022 performance across the four performance categories: financial results, capital & cost management, operating & safety performance, and energy transition. A raw score range was assigned based on the Company’s actual performance with respect to the category comprising of particular performance measures against the Company’s Plan. This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category.

Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

In response to stockholder feedback, we have included thresholds and maximums for specific performance measures from our Plan for the first time to provide more transparency into the MCC’s decision making. A raw score of zero is assigned if the threshold result is not achieved. A raw score of 2.0 is assigned if the maximum result is achieved. In general, thresholds and maximums are established only for the most controllable measures where Company performance history and robust industry benchmarks support a meaningful framework, and commodity price assumptions do not introduce a volatile and less predictable component.

Commodity price fluctuations are a significant and uncontrollable factor in our industry. Plans, particularly financial measures, for any year are dependent on commodity price assumptions, and financial results vary significantly based on differences between assumed and actual commodity prices. We will continue disclosing our Plan and Plan assumptions for financial measures, but the MCC and the Board believe that it is more meaningful to take a holistic view and apply disciplined judgment when assessing financial performance, instead of a formulaic approach.

For the 2022 performance year, the MCC assigned an overall CIP Corporate Performance Rating of 1.40, based on the Company’s strong financial and operating results, capital discipline, and significant workforce achievements toward its objective of safely delivering higher returns, lower carbon, and superior stockholder value. Specific inputs to the MCC’s evaluation are summarized on the next page, followed by a detailed description of the basis for the compensation results. Plan assumptions were established in the second half of 2021 during significant global economic and commodity uncertainty when Brent oil prices averaged around $77 per barrel.

Chevron Corporation 2023 Proxy Statement

executive compensation

Category	Performance measures	Threshold	2022 Plan(1)	Maximum	Results(2)		Raw score	Weighted score

Financial results	Earnings ($B)		16.6		$35.5B	●	1.85–1.95	0.65–0.68
	CFFO(3) ($B)		29.0		$49.6B	●
	Cash flow before distributions(4) ($B)		20.6		$42.9B
	ROCE(5) (%)		10.4		20.3%	●

Capital & cost management	Operating expenses, excluding fuel and transportation(6) ($B)	22.3	20.3	18.3	$22.1B	●	1.40–1.50	0.42–0.45
	Organic capital and exploratory expenditures ($B)	13.3	11.8	10.3	$11.0B	●
	Affiliate capital and exploratory expenditures ($B)	4.1	3.6	3.1	$3.4B
	Major milestones					●
	Permian unit development cost ($/boe)	9.25	8.50	7.75	$7.95/boe
	FGP/WPMP introduction of fuel gas for 3GP		3Q22		4Q22 fuel gas readiness achieved
	CPChem FID on USGC Petrochemical Project II		3Q22		4Q22 FID achieved

Operating & safety performance	Net production, excluding asset sales(7) (MBOED)	2,975	3,014	3,130	3,062	●	0.65–0.80	0.16–0.20
	Refinery operational availability (%)	95.5	96.6	97.5	96.2	●
	Personal safety(8)					●
	Fatalities		0		5
	Serious injuries(9)	26	13	6	20
	Process safety & environment(8)					●
	Severe tier 1 LOC(10)		0		1
	Tier 1 + 2 LOC	101	80	53	87
	Spill volume (MBBL)	2.0	1.0	0.5	1.91

Energy transition	Greenhouse gas management				Abatement projects underway with lower-than-Plan spending and progress; methane detection campaign deployment on target	●	0.90–1.00	0.09–0.10
	Renewable fuels	See “Energy transition” milestones on p. 63			Pascagoula conversion project on track – others intentionally on hold	●
	Hydrogen				Hydrogen milestones on track, including agreements for global hydrogen joint studies and other agreements	●
	Carbon capture and offsets				Multiple opportunities advanced; two agreements executed to source nature-based solutions	●

					Corporate Rating Performance Range			1.32–1.43

					Final Corporate Performance Rating			1.40

Chevron Corporation 2023 Proxy Statement

executive compensation

Notes:

(1)

“Plan” refers to Board-approved Business Plan and externally disclosed guidance for organic capital and exploratory expenditures, and affiliate capital and exploratory expenditures based on assumptions established in the second half of 2021.

(2)

Results refer to overall evaluation: green – met or exceeded, yellow – some gaps, red – did not meet. Earnings and cash flow are evaluated based on comparisons to Plan, normalized objectives, and peers, but weighted most heavily to comparisons to Plan.

(3)	Cash flow from operations as reported in the Net Cash Provided by Operating Activities line of the 2022 Consolidated Statement of Cash Flows.

(4)

Cash flow before distributions reconciliation (non-GAAP measure) from Net Change in Cash as reported on the 2022 Consolidated Statement of Cash Flows and Note 3 Information Relating to the Consolidated Statement of Cash Flows on Form 10-K for the year ended December 31, 2022. Distributions include cash dividends, share repurchases, net borrowing/repayment of short-term obligations, and repayments of long-term debt obligations.

($ Billions, figures rounded) Net Change in Cash	$12.3
(-) Net sales (purchases) of marketable securities	$0.1
(-) Net borrowings (repayment) of short-term debt obligations	$0.3
(-) Repayments of long-term debt and other financing obligations	$(8.7)
(-) Cash dividends – common stock	$(11.0)
(-) Shares purchased under share repurchase and deferred compensation plans	$(11.3)
Cash flow before distributions	$42.9

(5)	See ROCE calculation on page 49 and “Definitions of Selected Financial Terms” in Exhibit 99.1 of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2022.

(6)

Operating expenses, selling, general and administrative expenses, and other components of net periodic benefit costs as reported in the 2022 Consolidated Statement of Income, excluding fuel and transportation expenses. Figures rounded.

(7)	Net production plan and results are price-adjusted to align with external guidance.

(8)	With respect to personal safety and process safety & environmental measures, Plan refers to the number of incidents we aim to stay below for the year.

(9)	A serious injury is typically an injury that results in significant disfigurement or in permanent or long-term impairment of an internal organ, body function, or body part.

(10)	Severe Tier 1 LOCs are differentiated from other Tier 1 LOCs due to their more serious consequences (i.e., fatality or significant offsite environmental impact).

Chevron Corporation 2023 Proxy Statement

executive compensation

financial results – 35%

•	Earnings – 2022 reported earnings of $35.5 billion were significantly above Plan, mainly due to higher Upstream realizations and Downstream margins. Normalized[1] earnings were below Plan. The Company’s five-year indexed earnings, excluding special items, per share performance ranked first relative to peers.

•	Cash flow – Chevron delivered operating cash flow of $49.6 billion and cash flow before distributions of $42.9 billion in 2022, significantly above Plan. Normalized[1] for oil price and Downstream market/price effects, cash flow was below Plan.

•	Return on capital employed – Reported ROCE for 2022 of 20.3% was significantly above Plan, in line with above-Plan earnings. Excluding special items, the Company’s one-year ROCE performance improvement was ranked second relative to peers.[2]

•	Based on the preceding, the raw score range assigned to this category for the 2022 performance year was 1.85–1.95 out of a maximum of 2.0.

operating & safety

performance – 25%

•	Net production – 3.062 million barrels of oil-equivalent per day in 2022, excluding divestments, better than Plan after adjusting for higher prices and their impact on certain production contracts.

•	Refinery reliability – Operational availability slightly below Plan mainly due to unplanned downtime.

•	Personal safety – Opportunity for improvement remains in preventing fatal incidents and serious injuries.

•	Process safety & environment – Gaps in preventing high-severity incidents; combined number of Tier 1 + Tier 2 Loss of Containment incidents exceeded Plan (unfavorable). Spill volume exceeded Plan.

•	Based on the preceding, the raw score range assigned to this category for the 2022 performance year was 0.65–0.80 out of a maximum of 2.0.

capital & cost management – 30%

•	Operating expense, excluding fuel and transportation – $22.1 billion, above Plan mostly due to a business decision resulting in early contract termination fees and higher incentive compensation expenses due to the fair value remeasurement of equity awards from higher share price and higher employee bonuses.

•	Capital and exploratory expenditures – 2022 organic capital and exploratory expenditures totaled $11.0 billion, better than Plan on continued capital efficiencies. 2022 affiliate capital and exploratory expenditures totaled $3.4 billion, slightly better than Plan.

•	Major milestones per Plan:

•	Permian – Unit development cost better than Plan.

•	Tengizchevroil FGP/WPMP – All mechanical completions achieved. Readiness for fuel gas for Third Generation Plant was achieved in December 2022. Fuel gas being introduced in early 2023 to minimize safety risk related to adjacent work scopes.

•	CPChem – Final Investment Decision on the U.S. Gulf Coast Petrochemical Project II was reported to Chevron’s Executive Committee in October 2022.

•	Based on the preceding, the raw score range assigned to this category for the 2022 performance year was 1.40–1.50 out of a maximum of 2.0.

energy transition – 10%

Progress on performance measures that demonstrate our focus on reducing the carbon intensity of our oil and gas production and growing new energy businesses:

•	Greenhouse gas management – Identified, funded, and executed GHG reduction projects via our marginal abatement cost curve process. Abatement projects underway had lower-than-Plan spending and progress. Deployed global methane detection campaign to additional locations, with 65% of methane emissions inventory coverage at year-end 2022.

•	Renewable fuels – Renewable fuels conversion project at the Pascagoula refinery has completed concept selection and is moving into front-end engineering design as planned. Other conversion projects at El Segundo and Richmond have intentionally been put on hold due to current economics.

•	Hydrogen – Milestones to advance projects at our assets at Richmond and Kern County are proceeding as planned, as are global hydrogen joint studies and other agreements.

•	Carbon capture and offsets – Advanced multiple carbon capture and offsets opportunities, including entering the Bayou Bend carbon capture and sequestration project, advancing technology pilots at San Joaquin Valley, and our first reforestation offsets project on the U.S. Gulf Coast.

•	Based on the preceding, the raw score range assigned to this category for the 2022 performance year was 0.90–1.00 out of a maximum of 2.0.

Notes:

1	Normalized earnings and cash flow exclude market factors beyond the control of management, including commodity prices.

2	Relative peer comparisons based on externally disclosed results through the end of 3Q22.

Chevron Corporation 2023 Proxy Statement

executive compensation

2022 NEO CIP awards

In January 2022, the independent Directors of the Board approved a 2022 CIP award target of 165% for Mr. Wirth, an increase from 160% in 2021. There was no change to the other NEOs’ CIP targets for 2022.

In determining the Individual Bonus Component for the 2022 CIP awards to the CEO and the other NEOs, the MCC and the independent Directors of the Board considered a wide range of factors, including individual and business unit achievements in alignment with the four CIP categories, strategic impact in positioning Chevron for the future, the executive’s collaboration with other members of the leadership team, and how executives role model The Chevron Way as stewards of the business. The MCC recognized and considered the accomplishments and performance gaps for each NEO when determining the IBC. Details regarding the 2022 compensation decisions and performance evaluation of each NEO are presented below.

Michael K. Wirth	2022 CIP award $4,500,000
Performance highlights

Mr. Wirth exhibited strong leadership to advance our objective of delivering higher returns, lower carbon, and superior stockholder value:

•   Delivered Chevron’s key financial objectives – notably, record earnings and free cash flow, the highest ROCE since 2011, and strong earnings per share growth.

•   Continued discipline in capital and cost expenditures, despite unique macroeconomic and geopolitical forces disrupting economies and industries around the globe.

•   Created a strong renewable fuels business across the value chain by completing the acquisition of REG, and advanced opportunities in carbon capture and offsets.

•   Promoted transparency on climate-related matters with the first methane report that details Chevron’s approach and progress in detecting, measuring, and reducing methane intensity.

•   Continued evolving the business operating model to a simpler organizational structure intended to strengthen execution and pace to deliver on Chevron’s strategies.

Corporate performance rating: 1.40 x Individual bonus component(1): $3,214,300 Individual bonus component:
	Base salary: $1,700,000	x	Bonus target %: 165%	=	Bonus target: $2,805,000	+	Individual performance adjustment(1) $409,300
(+14.6%)

Pierre R. Breber	2022 CIP award $1,820,000
Performance highlights

Mr. Breber led the Finance and Procurement function:

•   Delivered all four financial priorities – strong dividend increase, capital expenditures within budget despite cost inflation, significantly lower net debt ratio, and record cash returned to stockholder through share repurchases.

•   Delivered strong support to the business organizations and was highly effective in managing costs and efficiencies in an inflationary environment.

•   Strengthened relationships and engagements with the investment community, including hosting the first Chevron Exchange Q&A series targeting retail investors.

•   Continued focus on delivering higher returns with strong leadership focus on strategic capital allocation.

•   Retained robust internal controls.

Corporate performance rating: 1.40 x Individual bonus component(1): $1,300,000 Individual bonus component:
	Base salary: $1,075,000	x	Bonus target %: 110%	=	Bonus target: $1,182,500	+	Individual performance adjustment(1) $117,500
(+9.9%)

Note:

(1)	Figures rounded.

Chevron Corporation 2023 Proxy Statement

executive compensation

James W. Johnson	2022 CIP award $1,820,000
Performance highlights

Mr. Johnson led the Upstream business:

•   Delivered record U.S. production, led by double-digit growth in the Permian at lower-than-Plan unit development cost.

•   Largely completed the construction at Tengizchevroil LLP.

•   Made significant new gas discovery offshore Egypt that could strengthen the Company’s growing natural gas position in the Eastern Mediterranean region.

•   Drove progress to reduce Upstream Scope 1 and Scope 2 emissions and advanced methane management initiatives.

•   Missed key safety targets; led effort to investigate performance gaps with respect to fatality prevention and process safety.

Corporate performance rating: 1.40 x Individual bonus component(1): $1,300,000 Individual bonus component:
	Base salary: $1,250,000	x	Bonus target %: 120%	=	Bonus target: $1,500,000	-	Individual performance adjustment(1) $200,000
(-13.3%)

Mark A. Nelson	2022 CIP award $2,100,000
Performance highlights

For the majority of 2022, Mr. Nelson led the Downstream & Chemicals business:

•   Delivered record financial results in volatile market conditions while maintaining strong performance in operational excellence, despite external challenges (i.e., strike, pandemic fatigue).

•   Led the successful integration of Renewable Energy Group, Inc., which expanded our suite of lower carbon solutions and positioned Chevron as the second-largest producer of bio-based diesel in the United States.

•   Demonstrated strong personal leadership in strategic enterprise issues; oversaw the startup of the Strategy, Policy and Development organization in the second half of 2022, and was highly effective in driving collaboration and constructive dialogue with internal and external stakeholders.

Corporate performance rating: 1.40 x Individual bonus component(1): $1,500,000 Individual bonus component:
	Base salary: $1,100,000	x	Bonus target %: 110%	=	Bonus target: $1,210,000	+	Individual performance adjustment(1) $290,000
(+24%)

R. Hewitt Pate	2022 CIP award $1,680,000
Performance highlights

Mr. Pate led the Law, Governance and Compliance function:

•   Demonstrated strong functional leadership and continued reduction in outstanding litigation docket through successful case resolutions.

•   Displayed outstanding management of international cases and other major litigation matters.

•   Continued high-quality support of and engagement of major transactions and commercial activities.

•   Made significant contributions through his engagements with many external organizations as a well-respected industry leader and subject matter expert.

Corporate performance rating: 1.40 x Individual bonus component(1): $1,200,000 Individual bonus component:
	Base salary: $1,025,000	x	Bonus target %: 110%	=	Bonus target: $1,127,500	+	Individual performance adjustment(1) $72,500
(+6.4%)

Note:

(1)	Figures rounded.

Chevron Corporation 2023 Proxy Statement

executive compensation

long-term incentive plan

The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long term. The target value of an NEO’s LTIP award at the time of grant is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope, and job responsibilities.

Each year in January, the MCC recommends the LTIP target value for the CEO and determines the LTIP target values for the other NEOs based on industry competitive data. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.

In recommending the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance and the Company’s size, scope, and complexity relative to the comparison companies. For the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group. The LTIP awards comprises three equity vehicles listed in the following table. In addition, in line with the Company’s grant practice for all LTIP-eligible employees, the MCC may grant additional RSUs to differentiate and recognize exceptional individual performance. These RSUs will accrue dividend equivalents and vest at the end of the three years. The MCC may also make a downward adjustment to LTIP awards based on an NEO’s performance assessment.

The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over the long-term.

The LTIP program comprises the following three equity vehicles:

Component	2022 Proportion	How it works

Performance shares		Payout weighted 70% based on relative TSR as measured against the LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, TotalEnergies, and the S&P 500 Total Return Index) and 30% based on relative ROCE Improvement (ROCE-I) as measured against large-cap integrated energy companies (BP, ExxonMobil, Shell, and TotalEnergies).
		Relative ranking	1	2	3	4	5	6
		TSR (70% weight, ranking includes S&P 500)	200%	160%	120%	80%	40%	0%
		ROCE-I (30% weight, ranking excludes S&P 500)	200%	150%	100%	50%	0%	n/a
		Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and subject to the same three-year cliff vesting schedule and performance modifier.
		The MCC can exercise negative discretion to reduce the payout.
		Actual number of shares granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.
		Payment is made in cash. Refer to footnote 2 on pages 81 and 82 for calculation details.

RSUs		Actual number of RSUs granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.
		Five-year cliff vesting; RSUs accrue dividend equivalents that are reinvested as additional RSUs, to be paid at the time of vesting.
		Payment is made in cash based on the closing common stock price on the vesting date.

Stock options		Strike price is equal to Chevron’s closing common stock price on the grant date.
		Options vest and become exercisable at a rate of one-third per year for the first three years and expire 10 years after the grant date.
		Gains realized depend on the Chevron common stock price at the time of exercise compared with the strike price.
		Actual number of stock options granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by the Black-Scholes option value on the grant date, consistent with the grant date fair value calculation as presented in the Summary Compensation Table.

Chevron Corporation 2023 Proxy Statement

executive compensation

LTIP metrics

The MCC continues to believe TSR should be the primary pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. TSR is objectively determined and allows for meaningful comparisons of our performance relative to other companies within the same industry and to our stockholders’ other investment alternatives within the S&P 500 Total Return Index. Like TSR, ROCE is a standard performance measure by which stockholders measure a company’s performance, and it allows for meaningful comparisons relative to peers within our industry. The MCC believes that the addition of relative ROCE Improvement as a performance measure in our performance shares further strengthens the Company’s alignment with stockholder interests and reinforces our focus on delivering higher returns.

The majority of the LTIP award derives value directly from TSR (relative and absolute). For the CEO and the other NEOs to earn their originally targeted compensation, Chevron must show competitive TSR performance.

2020–2022 performance share payout

The three-year performance period for performance shares granted in January 2020 ended on December 31, 2022. For this three-year period, Chevron ranked second in TSR when compared with the LTIP Performance Share Peer Group, which includes the S&P 500 Total Return Index, resulting in a payout modifier of 160%.

For details on the performance payout calculation, refer to the tables in the “Option Exercises and Stock Vested in Fiscal Year 2022” section beginning on page 79.

2022 LTIP grants

In January 2022, the independent Directors, upon the recommendation of the MCC, approved the LTIP award for the CEO and ratified the following LTIP awards for the other NEOs.

Name	2022 LTIP target value(2)	Performance shares	RSUs	Stock options

Michael K. Wirth	$16,000,000	60,290	30,150	169,800

Pierre R. Breber	$4,059,900	15,300	7,650	43,100

James W. Johnson	$5,301,000	19,980	9,990	56,300

Mark A. Nelson	$4,059,900	15,300	7,650	43,100

R. Hewitt Pate	$4,059,900	15,300	7,650	43,100

Notes:

(1)

Per program rules, annualized returns based on average closing stock price for the 20 trading days prior to the beginning of the performance period (January 1, 2020) and the last 20 trading days of the performance period (ending December 31, 2022). Figures rounded.

(2)

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on January 26, 2022, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2022” table in this Proxy Statement, on pages 72 and 76, respectively.

Chevron Corporation 2023 Proxy Statement

executive compensation

2023 LTIP changes and grants

Effective with the 2023 LTIP grant, the MCC approved the following changes to the design of our equity awards:

•

Include a negative TSR adjustment provision in the performance shares awarded to the executive officers that reduces the above-target TSR modifier by 20% in the event of a negative TSR for the performance period.

•	Settle RSU awards in stock, not in cash as in prior years, generally for all U.S. equity recipients, including executive officers.

•

Adjust RSU vesting from five-year cliff vesting to three-year annual ratable vesting, which is coupled with a two-year post-vesting holding period on the payout of these RSU grants for executive officers to require long equity holding.

The MCC believes these changes positively align with stockholder interests in that they reduce executive LTIP payouts when TSR is negative, facilitate greater stock ownership, and maintain an executive equity holding requirement while better matching market practice for RSU vesting.

In January 2023, the independent Directors, upon the recommendation of the MCC, approved the LTIP award for the CEO and ratified the following LTIP awards for the other NEOs. The MCC and the independent Directors increased the CEO’s 2023 LTIP target value by 6.3%, and the other NEOs’ 2023 LTIP target values generally increased by 4.0%. Mr. Nelson’s 2023 LTIP target value reflects his appointment to a new corporate officer position effective February 1, 2023. No change was made to the share calculation methodology. Mr. Johnson did not receive a 2023 LTIP grant due to his involuntary separation from the Company in January 2023.

Name	2023 LTIP target value(1)	Performance shares	RSUs	Stock options

Michael K. Wirth	$17,000,000	47,460	23,730	92,800

Pierre R. Breber	$4,223,700	11,790	5,900	23,000

James W. Johnson	No grant	—	—	—

Mark A. Nelson	$5,512,500	15,390	7,700	30,100

R. Hewitt Pate	$4,223,700	11,790	5,900	23,000

retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe these programs and benefits support our long-term investment cycle and encourage retention and long-term employment.

retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit and defined contribution restoration plans allow highly compensated employees to receive benefits similar to those they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and LTIP Performance Share payouts.

Note:

(1)

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on January 25, 2023, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values to be presented in the 2024 Proxy Statement’s “Summary Compensation Table” or “Grants of Plan-Based Awards in Fiscal Year 2023” table.

Chevron Corporation 2023 Proxy Statement

executive compensation

Plan name	Plan type	How it works	What’s disclosed

Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the CRP.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2022 and the present value of each NEO’s accumulated benefit under the CRP.

Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2022 and the present value of each NEO’s accumulated benefit under the RRP.

Employee Savings Investment Plan (“ESIP”)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.

Employee Savings Investment Plan– Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)	In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

•  90% of CIP awards and LTIP performance share payouts; and

•  40% of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2022.

benefit programs

The same health and welfare benefit programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under “Perquisites”). In addition, NEOs are eligible for Human Resources policies and programs applicable to all U.S. payroll exempt employees, such as our relocation program. In 2022, Mr. Pate received relocation benefits associated with moving his position from Chevron’s headquarters in the San Francisco Bay Area to our Houston, Texas, office. These standard benefits include home sale assistance and benefits to primarily cover closing costs and commissions, shipment of household goods, home purchase assistance, temporary lodging and travel, and other miscellaneous relocation benefits. No home loss buyout benefits or tax gross-up on any relocation benefits were provided to Mr. Pate. These benefits are reported as perquisites in footnote 6 to the “Summary Compensation Table” of this Proxy Statement on page 74.

perquisites

We provide certain perquisites to eligible members of senior management, including the NEOs, as discussed below and with respect to certain “Benefit Programs” described above.

Ensuring the safety and security of our Chairman and CEO, Mr. Wirth, and the other NEOs is of critical importance to Chevron. Accordingly, perquisites include business-related security measures; in particular, these security measures include residential and personal security and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and corporate aircraft to ensure secure travel and protection. For security reasons, the Board has mandated that Mr. Wirth fly the corporate aircraft for all business and personal travel whenever it is feasible, and Mr. Wirth is also provided with access to Chevron’s cars, drivers, and security personnel for both business and personal use. Optional cybersecurity consulting services were offered to Chevron’s executives, including the NEOs, given the increasing cybersecurity threat to these high-profile executives.

Further, consistent with peer practice and as part of our standard employee benefit package, we provide financial counseling services pursuant to Chevron’s Financial Counseling Program to approximately 300 eligible members of senior management, including the NEOs, to assist them in obtaining professional advice on personal financial matters. We also provide executive physicals to approximately 50 eligible members of senior management, including the NEOs, to promote overall health and wellness.

The MCC periodically reviews our practices and disclosures with respect to perquisites. In footnote 6 to the “Summary Compensation Table” of this Proxy Statement on page 74, we report the value of each NEO’s perquisites for 2022, as well as additional details regarding these perquisites.

Notes:

(1)	IRS annual compensation limit was $305,000 in 2022.

(2)	Participants who contribute at least 2% of their annual compensation to the ESIP receive a Company matching contribution of 8% or 4% if they contribute 1%.

(3)	Participants who contribute at least 2% of their base salary to the DCP receive an ESIP-RP Company matching contribution of 8% of their base salary that exceeds the IRS annual compensation limit.

Chevron Corporation 2023 Proxy Statement

executive compensation

compensation governance: oversight and administration of the executive compensation program independent compensation advice

The MCC oversees the executive compensation program. The MCC retains Meridian Compensation Partners, LLC (“Meridian”), as an independent compensation consultant to assist with the MCC’s duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;

•	Recommendations regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC assessed Meridian’s independence considering the NYSE listing standards and SEC rules and concluded that no conflict of interest or independence concerns exist.

compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to determine whether these programs are appropriately designed and to ensure that they do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risk.

stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guideline are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2022 ownership guidelines

CEO	Six times base salary

Executive Vice Presidents and CFO	Four times base salary

All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 30, 2022 ($159.10), Mr. Wirth had a stock ownership base salary multiple of 22.7. All other NEOs met their respective ownership requirement and had an average stock ownership base salary multiple of 13.9. The MCC believes these ownership levels provide appropriate focus on our long-term business model.

Chevron Corporation 2023 Proxy Statement

executive compensation

employment, severance, and change-in-control agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe the benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table on pages 84 to 90, in this Proxy Statement.

In 2018, Mr. Pate and Chevron entered into an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination if Mr. Pate’s employment is terminated for any reason on or after June 30, 2022. The effect of this agreement is described in the footnotes to the “Benefits and Payments Upon Termination for Any Reason Other Than for Misconduct” table on pages 89 and 90 in this Proxy Statement.

compensation recovery policies

The Chevron Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan include provisions permitting us to “claw back” certain amounts of cash and equity awarded to an NEO at any time if the NEO engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation or employees; misconduct resulting in Chevron having to prepare an accounting restatement; and failure to abide by post-termination agreements respecting confidentiality, non-competition, or non-solicitation.

In February 2023, the NYSE proposed new listing standards that would require issuers to implement policies for recovery (clawback) of erroneously awarded incentive compensation and would further require issuers to satisfy related disclosure obligations in SEC filings. The proposed listing standards are subject to SEC review. We are evaluating the implications of the proposed listing standards and the impact they will have on our compensation program.

hedging and pledging

Under our insider trading policy, our NEOs are prohibited from hedging and pledging Chevron securities, as described in more detail on page 99.

tax gross-ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

tax deductibility of NEO compensation

Section 162(m) of the Internal Revenue Code (“Code”) limits companies’ deduction for compensation paid to the CEO, CFO, and the other three most highly paid executives (excluding the CEO and CFO) to $1 million. All compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later), or one of the other three most highly paid executives (excluding our CEO and CFO) will be subject to the cap of $1 million, and all compensation in excess of $1 million generally will not be deductible. However, when designing our compensation programs, the MCC has discretion to award compensation that is not deductible, as it believes that it needs to consider all relevant factors that attract, motivate, and retain high-performing talent.

Chevron Corporation 2023 Proxy Statement

executive compensation

summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2022, and for the fiscal years ended December 31, 2021, and December 31, 2020, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)

M.K. Wirth	2022	$1,689,583	$12,909,537	$4,000,488	$4,500,000	—	$474,317	$23,573,925

Chairman and Chief	2021	$1,650,000	$12,233,699	$3,874,962	$4,500,000	—	$351,624	$22,610,285

Executive Officer	2020	$1,635,417	$11,248,191	$3,875,300	—	$11,414,991	$843,132	$29,017,031

P.R. Breber	2022	$1,063,542	$3,275,929	$1,015,436	$1,820,000	—	$130,600	$7,305,507

Vice President and	2021	$1,020,000	$3,158,688	$1,000,818	$1,800,000	$ 1,007,726	$118,302	$8,105,534

Chief Financial Officer	2020	$1,014,167	$2,904,706	$1,001,000	—	$ 3,327,613	$105,728	$8,353,214

J.W. Johnson	2022	$1,241,667	$4,277,978	$1,326,428	$1,820,000	—	$308,737	$8,974,810

Executive Vice President,	2021	$1,210,000	$4,101,716	$1,298,986	$2,250,000	—	$586,125	$9,446,827

Senior Advisor	2020	$1,207,083	$3,771,805	$1,300,000	—	$ 3,765,630	$157,538	$10,202,056

M.A. Nelson	2022	$1,039,583	$3,275,929	$1,015,436	$2,100,000	—	$129,730	$7,560,678

Executive Vice President,	2021	$950,000	$3,158,688	$1,000,818	$1,800,000	$ 963,473	$115,401	$7,988,380

Strategy, Policy and Development	2020	$935,417	$2,904,706	$1,001,000	—	$ 4,767,497	$ 96,354	$9,704,974

R.H. Pate Vice President and General Counsel	2022	$1,007,865	$3,275,929	$1,015,436	$1,680,000	$ 522,067	$621,103	$8,122,400

(1)

Reflects actual salary earned during the fiscal year covered. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the DCP.

Name	Salary effective date	Salary	Total salary deferred under the DCP

	March 2022	$1,700,000	$27,692

M.K. Wirth	March 2021	$1,650,000	$27,200

	April 2020	$1,650,000	$27,008

	March 2022	$1,075,000	$15,171

P.R. Breber	March 2021	$1,020,000	$14,600

	April 2020	$1,020,000	$14,583

	March 2022	$1,250,000	$18,733

J.W. Johnson	March 2021	$1,210,000	$18,400

	April 2020	$1,210,000	$18,442

	October 2022	$1,100,000	$14,692
M.A. Nelson	March 2022	$1,050,000
	March 2021	$950,000	$13,200

	April 2020	$950,000	$13,008

R.H. Pate	March 2022	$1,025,000	$20,157
	January 2022	$1,000,000

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis–2022 Compensation Programs and Outcomes.”

Chevron Corporation 2023 Proxy Statement

executive compensation

(2)

Amounts for the 2022 fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on January 26, 2022. We calculate the grant date fair value of these awards in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

For performance shares granted on January 26, 2022, the per-share grant date fair value was $147.77, with valuation weighted 70% based on relative TSR and 30% based on relative ROCE-I. For the relative TSR valuation, we used a Monte Carlo approach to calculate the grant date fair value of $154.23. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP peer group (BP, ExxonMobil, Shell, TotalEnergies, and the S&P 500 Total Return Index) using market data for a period equal to the term of the performance period; correlates the simulated returns within the peer group to estimate a probable payout value; and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. For the relative ROCE-I valuation, we used the grant date fair value of $132.69, the closing price of Chevron common stock on the grant date. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2022 through December 2024). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2022” table in this Proxy Statement. If the maximum level of performance were to be achieved for the performance shares granted in 2022, the grant date value would be $265.38 per share (200% of the grant date stock price), or $15,999,760 for Mr. Wirth; $5,302,292 for Mr. Johnson; and $4,060,314 for Messrs. Breber, Nelson, and Pate.

The per-unit grant date fair value of the RSUs was $132.69, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are paid in cash upon vesting on January 31 following the fifth anniversary of the grant.

The material terms of performance shares and RSUs granted in 2022 are described in the “Grants of Plan-Based Awards in Fiscal Year 2022” and “Outstanding Equity Awards at 2022 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on January 26, 2022. The per-option grant date fair value was $23.56. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

The material terms of stock options granted in 2022 are described in the “Grants of Plan-Based Awards in Fiscal Year 2022” and “Outstanding Equity Awards at 2022 Fiscal Year-End” tables in this Proxy Statement.

(4)

2022 amounts reflect CIP awards for the 2022 performance year that were paid in March 2023. Mr. Nelson elected to defer 25% of his CIP award, or $525,000, to the DCP. See “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards.

(5)

2022 amounts represent the aggregate change in the actuarial present value of the NEOs’ pension value for the CRP and the RRP from January 1, 2022, through December 31, 2022, expressed as a lump sum. The DCP and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement.

2022 changes in the actuarial present value of an NEO’s pension value are attributable to six factors:

Highest average earnings (“HAE”) – For Messrs. Wirth, Breber, Johnson, and Nelson, HAE is the highest consecutive 36-month average base salary and CIP awards. The change in present value also reflects an offset for Social Security benefits, whose increase may cause a reduction in net benefits. For Mr. Pate, HAE is the highest consecutive five-year average base salary and CIP awards.

Interest rate impact – Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The 2022 discount rate used to discount pension values from age 60 to an NEO’s current age, 5.2%, is higher than the 2021 discount rate of 2.8%.

Lump sum basis – The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates were higher in 2022 than those used in 2021 by an average of 3.1 percentage points. The lump sum mortality table is based on the rates required by the Pension Protection Act of 2006. These rates are updated annually by Internal Revenue Service.

An additional year of age – The CRP and RRP provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions. Furthermore, the discount rate no longer applies.

An additional year of benefit service earned in 2022 – All of the NEOs worked for a full year in 2022; as a result, their pension benefits increased because they earned an additional year of benefit service.

Demographic assumptions – Current mortality tables are unchanged compared with 2021.

Chevron Corporation 2023 Proxy Statement

executive compensation

The following table provides a breakdown of the percent of change in the NEO’s pension:

		Factors
Name	Total percent change in pension value, Jan.–Dec. 2022(a)	HAE	Interest rate impact	Lump sum basis	One additional year of age	One additional year of service	Demographic assumption changes

M.K. Wirth	(24.1%)	—	(24.1%)	(0.2%)	(2.5%)	2.7%	—

P.R. Breber	(19.0%)	—	(22.2%)	(4.3%)	4.3%	3.2%	—

J.W. Johnson	(23.4%)	(0.1%)	(23.0%)	(0.3%)	(2.6%)	2.6%	—

M.A. Nelson	(6.9%)	15.5%	(30.5%)	(0.6%)	5.3%	3.4%	—

R.H. Pate	19.5%	9.7%	(2.1%)	(0.7%)	3.6%	9.0%	—

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2022 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2021 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2021 (reported in the “Pension Benefits Table” in last year’s Proxy Statement). Mr. Wirth had a ($10,132,514) change in pension value, Mr. Breber had a ($3,531,530) change in pension value, Mr. Johnson had a ($6,823,874) change in pension value, and Mr. Nelson had a ($1,085,932) change in pension value.

(b)

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

(6)

All Other Compensation for 2022 includes the following items but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance and vacation programs.

	M.K. Wirth	P.R. Breber	J.W. Johnson	M.A. Nelson	R.H. Pate

ESIP Company Contributions(a)	$24,400	$24,400	$24,400	$24,400	$24,400

ESIP-RP Company Contributions(a)	$110,767	$60,683	$74,933	$58,767	$56,229

Perquisites(b)

Financial Counseling(c)	$15,897	$23,920	$19,501	$23,945	$14,917

Motor Vehicles(d)	$12,523	—	^	—	—

Corporate Aircraft(e)	$174,731	—	—	$17,619	—

Security(f)	$116,485	—	$53,395	—	$53,765

Executive Physical(g)	$1,650	—	—	—	$680

Relocation(h)	—	—	$6,287	—	$451,060

International Board Trip(i)	$13,283	$21,488	$12,789	—	$13,520

Expatriate Tax Equalization(j)	—	—	$110,880	—	—

Other(k)	$4,581	$109	$3,544	$4,999	$6,532

Total, All Other Compensation	$474,317	$130,600	$308,737	$129,730	$621,103

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8% of annual compensation when an employee contributes 2% of annual compensation or 4% if they contribute 1%. Employees may also choose to contribute an amount above 2%, but none of the amount above 2% is matched. The Company match up to IRS limits ($305,000 of income in 2022) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2% of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2022 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites; however, we do in certain cases pay expatriate and tax equalization benefits in connection with overseas assignments, as discussed further in footnote (j). In the table, dollar amounts below $100 are indicated by a “^”.

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment, and estate planning services.

Chevron Corporation 2023 Proxy Statement

executive compensation

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr. Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons, due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. Chevron U.S.A. Inc. (“CUSA”) and Mr. Wirth have entered into an Aircraft Time-Sharing Agreement (“ATSA”). Pursuant to the terms of the ATSA, Mr. Wirth reimbursed CUSA for a portion of his personal use of the corporate aircraft in 2022 within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related, such as a personal leg while on company business, authorizing a spouse and/or other family members to accompany an executive on business travel (for which there was no incremental cost to the Company in 2022), or if it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2022 average hourly direct operating costs, plus actual crew and security costs (for overnight lodging, meals, transportation, and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects expenses related to security costs at his personal residences, which includes perimeter and physical security enhancements, network security and monitoring ($92,483), and security consulting fees. Also included are incremental costs of security detail incurred in relation to personal air travel (for meals, transportation, and lodging). For Mr. Johnson, residential security costs related to network security and monitoring ($36,102), and security consulting fees. For Mr. Pate, includes residential security costs related to network security and monitoring, and security consulting fees.

(g)	Includes executive physical and/or related diagnostic procedures.

(h)

Expenses related to the relocation of an NEO’s primary work location to a location more than 50 miles away from the current location. These relocation benefits were provided under Chevron’s U.S. relocation program for all exempt employees. For Mr. Pate, includes home sale assistance and benefits such as closing cost and commissions ($382,971), shipment of household goods, temporary lodging and travel, and other standard miscellaneous relocation benefits. No home loss buyout benefits or tax gross-up on any relocation benefits were provided.

(i)

Generally, every two years, the Board travels to an international Chevron location of operation to gain additional insight into Chevron’s operations in such location and to meet with local and expatriate Chevron management and personnel, as well as local, state, and national officials. Officers’ spouses are invited to attend the international Board trip to learn about Chevron’s operations, foster social interaction among the Directors and executives, attend receptions with local and expatriate Chevron employees and their families and with local government officials, tour Chevron facilities, and participate in community engagement and other goodwill activities on behalf of Chevron.

Reflects the actual aggregate incremental cost incurred in connection with the NEOs’ spouses’ attendance at the Board of Directors’ September 2022 trip to Italy and Israel, including for commercial air travel, lodging, meals, tours, and other activities. In addition, the amounts reflect costs incurred for all participants for certain excursions and events on the Italy and Israel Board trip, including travel on corporate and charter aircraft to a non-company location. Except for use of corporate aircraft, which incremental cost was calculated in the manner described in footnote (e) above, the amounts presented reflect the actual aggregate incremental cost to Chevron.

(j)

Messrs. Breber, Johnson, and Nelson served on expatriate assignments in prior years, during which they received customary expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in the United States. Amount shown for Mr. Johnson reflects amended tax equalization and similar payments in 2022, including tax equalization payments remitted in the host and home countries with respect to the stock options that were granted during Mr. Johnson’s expatriate assignment and exercised in 2022 ($332,025). Messrs. Breber’s and Nelson’s equalization benefits are not reflected above, as estimated taxes plus prior years’ amendments resulted in a net negative value.

(k)

Reflects the value of gifts presented to Mr. Johnson upon his involuntary separation. Also includes the aggregate incremental cost of tickets for performing arts events and commercial flights, meals, activities, ground transportation, and other amenities for corporate events attended by an NEO and their spouse. From time to time, the NEOs and/or their spouses attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

Chevron Corporation 2023 Proxy Statement

executive compensation

grants of plan-based awards in fiscal year 2022

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs in 2022. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (i.e., performance shares, RSUs and stock options) are made under our LTIP. These awards are also described in the “Compensation Discussion and Analysis” section in this Proxy Statement.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
Name	Award type	Grant date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

M.K. Wirth	CIP		—	$2,805,000	$5,610,000	—	—	—	—	—	—	—
	Perf Shares	1/26/2022	—	—	—	12,962	60,290	120,580	—	—	—	$8,908,933
	Options	1/26/2022	—	—	—	—	—	—	—	169,800	$132.69	$4,000,488
	RSUs	1/26/2022	—	—	—	—	—	—	30,150	—	—	$4,000,604

P.R. Breber	CIP		—	$1,182,500	$2,365,000	—	—	—	—	—	—	—
	Perf Shares	1/26/2022	—	—	—	3,290	15,300	30,600	—	—	—	$2,260,850
	Options	1/26/2022	—	—	—	—	—	—	—	43,100	$132.69	$1,015,436
	RSUs	1/26/2022	—	—	—	—	—	—	7,650	—	—	$1,015,079

J.W. Johnson	CIP		—	$1,500,000	$3,000,000	—	—	—	—	—	—	—
	Perf Shares	1/26/2022	—	—	—	4,296	19,980	39,960	—	—	—	$2,952,405
	Options	1/26/2022	—	—	—	—	—	—	—	56,300	$132.69	$1,326,428
	RSUs	1/26/2022	—	—	—	—	—	—	9,990	—	—	$1,325,573

M.A. Nelson	CIP		—	$1,210,000	$2,420,000	—	—	—	—	—	—	—
	Perf Shares	1/26/2022	—	—	—	3,290	15,300	30,600	—	—	—	$2,260,850
	Options	1/26/2022	—	—	—	—	—	—	—	43,100	$132.69	$1,015,436
	RSUs	1/26/2022	—	—	—	—	—	—	7,650	—	—	$1,015,079

R.H. Pate	CIP		—	$1,127,500	$2,255,000	—	—	—	—	—	—	—
	Perf Shares	1/26/2022	—	—	—	3,290	15,300	30,600	—	—	—	$2,260,850
	Options	1/26/2022	—	—	—	—	—	—	—	43,100	$132.69	$1,015,436
	RSUs	1/26/2022	—	—	—	—	—	—	7,650	—	—	$1,015,079

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the MCC. Actual 2022 performance-year CIP award results, which are approved in January 2023 and paid in March 2023, are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. Under the 2022 CIP, there is no threshold award. The maximum award is 200% of target for all CIP-eligible employees.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Long-Term Incentive Plan” for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2022. If there is a payout, “Threshold” represents the lowest possible payout (21.5% of the grant) and “Max” reflects the highest possible payout (200% of the grant). The performance shares awarded in 2022 accrue dividend equivalents and are paid out in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2022 through December 2024). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2022” table in this Proxy Statement.

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents and are paid in cash upon vesting on January 31 following the fifth annual anniversary of the grant date.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

executive compensation

outstanding equity awards at 2022 fiscal year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2022, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($)(6)

M.K. Wirth	1/26/2022	—	169,800	$132.69	1/26/2032	31,173	$5,595,271	124,672	$22,377,372
	1/27/2021	105,700	211,400	$88.20	1/27/2031	45,574	$8,179,999	190,812	$34,248,922
	1/29/2020	198,733	99,367	$110.37	1/29/2030	38,610	$6,930,113
	1/30/2019	236,900		$113.01	1/30/2029	37,940	$6,809,807
	1/31/2018	182,100		$125.35	1/31/2028	31,383	$5,632,961
	1/25/2017	80,800		$117.24	1/25/2027
	1/27/2016	239,900		$83.29	1/27/2026
	1/28/2015	164,600		$103.71	1/28/2025

P.R. Breber	1/26/2022	—	43,100	$132.69	1/26/2032	7,910	$1,419,696	31,638	$5,678,782
	1/27/2021	27,300	54,600	$88.20	1/27/2031	11,764	$2,111,568	49,272	$8,843,838
	1/29/2020	51,333	25,667	$110.37	1/29/2030	9,974	$1,790,310
	1/30/2019	62,600		$113.01	1/30/2029	10,029	$1,800,078
	1/31/2018	52,900		$125.35	1/31/2028	9,121	$1,637,066
	1/25/2017	62,200		$117.24	1/25/2027
	1/27/2016	234,900		$83.29	1/27/2026
	1/28/2015	36,300		$103.71	1/28/2025

J.W. Johnson	1/26/2022	—	56,300	$132.69	1/26/2032	10,329	$1,853,955	41,316	$7,415,822
	1/27/2021	—	70,867	$88.20	1/27/2031	15,369	$2,758,653	63,973	$11,482,568
	1/29/2020	—	33,334	$110.37	1/29/2030	12,966	$2,327,272
	1/30/2019	—		$113.01	1/30/2029	13,024	$2,337,665
	1/31/2018	—		$125.35	1/31/2028	11,838	$2,124,882

M.A. Nelson	1/26/2022	—	43,100	$132.69	1/26/2032	7,910	$1,419,696	31,638	$5,678,782
	1/27/2021	27,300	54,600	$88.20	1/27/2031	11,764	$2,111,568	49,272	$8,843,838
	1/29/2020	51,333	25,667	$110.37	1/29/2030	10,077	$1,808,731
	1/30/2019	62,600		$113.01	1/30/2029	10,132	$1,818,509
	1/31/2018	27,700		$125.35	1/31/2028	4,773	$856,773
	1/25/2017	18,100		$117.24	1/25/2027

R.H. Pate	1/26/2022	—	43,100	$132.69	1/26/2032	7,910	$1,419,696	31,638	$5,678,782
	1/27/2021	—	41,134	$88.20	1/27/2031	8,892	$1,595,990	37,111	$6,661,137
	1/29/2020	38,666	19,334	$110.37	1/29/2030	7,519	$1,349,528
	1/30/2019	47,200		$113.01	1/30/2029	7,563	$1,357,425
	1/31/2018	40,200		$125.35	1/31/2028	6,937	$1,245,117
	1/25/2017	35,475		$117.24	1/25/2027

Chevron Corporation 2023 Proxy Statement

executive compensation

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus their years of service. This policy is a reflection of our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For 2017 and later grants, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)	Represents unvested RSUs and dividend equivalents, rounded to whole units, that are paid out in cash at the end of the five-year vesting period.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $179.49, the closing price of Chevron common stock on December 30, 2022.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in cash at the end of the applicable three-year performance period. The estimated shares for the 2021 and 2022 grants are based upon a 200% performance modifier.

(6)

Represents the estimated cash payout value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $179.49, the closing price of Chevron common stock on December 30, 2022. The estimated payout value for the 2021 and 2022 grants is based upon a 200% performance modifier. The estimated payout value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2022” table in this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

executive compensation

option exercises and stock vested in fiscal year 2022

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2022; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

M.K. Wirth	183,000	$8,106,811	144,034	$24,514,352

P.R. Breber	132,000	$6,555,365	44,204	$7,272,126

J.W. Johnson	961,699	$58,231,192	56,590	$9,306,272

M.A. Nelson	171,900	$9,119,201	36,751	$6,271,897

R.H. Pate	437,141	$19,423,407	33,345	$5,483,120

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Market price at exercise	Value realized on exercise

	22,500	1/30/2013	$116.45	2/14/2022	$136.8185	$458,291

	22,500	1/30/2013	$116.45	2/14/2022	$136.8113	$458,129

	22,500	1/30/2013	$116.45	2/14/2022	$136.8118	$458,141

M.K. Wirth	22,500	1/30/2013	$116.45	2/14/2022	$136.8071	$458,035

	3,000	3/27/2013	$120.19	2/25/2022	$139.5500	$58,080

	55,380	1/29/2014	$116.00	11/4/2022	$185.0926	$3,826,348

	34,620	1/29/2014	$116.00	11/7/2022	$185.0291	$2,389,787

P.R. Breber	18,500	1/30/2013	$116.45	2/9/2022	$138.0000	$398,675
	18,500	1/30/2013	$116.45	2/22/2022	$132.8989	$304,305
	22,500	1/29/2014	$116.00	8/11/2022	$158.1100	$947,475
	22,500	1/29/2014	$116.00	8/23/2022	$161.3872	$1,021,212
	25,000	1/28/2015	$103.71	11/1/2022	$183.1323	$1,985,558
	25,000	1/28/2015	$103.71	11/28/2022	$179.6356	$1,898,140

	7,500	1/30/2013	$116.45	1/4/2022	$121.1103	$34,952

	7,500	1/29/2014	$116.00	1/4/2022	$120.6471	$34,853

	15,500	1/30/2013	$116.45	1/5/2022	$123.4402	$108,348

	15,000	1/29/2014	$116.00	1/5/2022	$122.9743	$104,615

	17,000	1/29/2014	$116.00	1/7/2022	$125.2826	$157,804

J.W. Johnson	20,000	1/30/2013	$116.45	1/11/2022	$125.7860	$186,720

	20,000	1/29/2014	$116.00	1/11/2022	$127.6001	$232,002

	27,000	1/30/2013	$116.45	1/12/2022	$128.1129	$314,898

	23,000	1/29/2014	$116.00	1/18/2022	$129.9415	$320,655

	41,700	1/27/2016	$83.29	2/7/2022	$138.5031	$2,302,386

	25,433	1/27/2021	$88.20	2/11/2022	$139.4300	$1,302,933

Chevron Corporation 2023 Proxy Statement

executive compensation

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Market price at exercise	Value realized on exercise

J.W. Johnson	54,000	1/28/2015	$103.71	5/3/2022	$160.2556	$3,053,462
	55,000	1/28/2015	$103.71	5/3/2022	$160.7500	$3,137,200
	10,000	1/27/2021	$88.20	5/3/2022	$160.1758	$719,758
	55,600	1/28/2015	$103.71	5/4/2022	$165.9400	$3,459,988
	41,850	1/27/2016	$83.29	5/26/2022	$176.8018	$3,913,469
	76,050	1/27/2016	$83.29	5/26/2022	$176.8884	$7,118,158
	76,050	1/27/2016	$83.29	5/26/2022	$176.8019	$7,111,580
	76,050	1/27/2016	$83.29	5/26/2022	$175.4182	$7,006,350
	30,000	1/25/2017	$117.24	8/25/2022	$164.1500	$1,407,300
	25,300	1/30/2019	$113.01	8/25/2022	$164.1500	$1,293,842
	30,000	1/29/2020	$110.37	8/25/2022	$163.7500	$1,601,400
	28,500	1/31/2018	$125.35	11/1/2022	$182.4647	$1,627,769
	50,800	1/25/2017	$117.24	11/28/2022	$178.9994	$3,137,378
	56,000	1/30/2019	$113.01	11/28/2022	$179.6356	$3,731,034
	36,666	1/29/2020	$110.37	11/28/2022	$179.2085	$2,524,032
	2,900	1/31/2018	$125.35	11/29/2022	$181.7745	$163,631
	37,300	1/31/2018	$125.35	11/30/2022	$182.3118	$2,124,675

M.A. Nelson	29,500	1/30/2013	$116.45	2/7/2022	$137.3627	$616,925
	25,000	1/29/2014	$116.00	2/7/2022	$137.2883	$532,208
	47,700	1/28/2015	$103.71	5/10/2022	$159.4384	$2,658,245
	69,700	1/27/2016	$83.29	5/10/2022	$159.4998	$5,311,823

	100	1/27/2016	$83.29	1/18/2022	$130.0000	$4,671

	200	1/30/2013	$116.45	1/18/2022	$130.0000	$2,710

	22,640	1/27/2016	$83.29	1/19/2022	$130.0002	$1,057,519

	22,828	1/30/2013	$116.45	1/19/2022	$130.0004	$309,329

	22,910	1/27/2016	$83.29	1/20/2022	$130.0007	$1,070,142

R.H. Pate	54,472	1/30/2013	$116.45	1/20/2022	$130.0084	$738,553

	65,000	1/29/2014	$116.00	1/27/2022	$135.0010	$1,235,065

	125,300	1/28/2015	$103.71	2/7/2022	$137.5925	$4,245,477

	91,300	1/27/2016	$83.29	5/24/2022	$172.3354	$8,129,845

	11,825	1/25/2017	$117.24	11/3/2022	$180.0000	$742,137

	20,566	1/27/2021	$88.20	11/3/2022	$180.0000	$1,887,959

Chevron Corporation 2023 Proxy Statement

executive compensation

(2)

Represents the cash value of vested performance shares granted in 2020 for the performance period January 2020 through December 2022, paid in February 2023. Also includes the cash value of vested restricted stock units granted in 2018, paid in February 2023; and the cash value of RSUs withheld to pay taxes on unvested RSUs no longer subject to substantial risk of forfeiture. Each of these is described further on pages 81 through 83.

performance shares

For performance shares granted from 2017 to 2020, we calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, TotalEnergies and S&P 500 Total Return Index) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th

Performance modifier	200%	160%	120%	80%	40%	0%

For example, if we rank first in TSR compared with our LTIP Performance Share Peer Group, then the performance modifier would be 200%. Under the rules of the LTIP, in the event our measured annualized TSR is less than 1 percentage point of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks sixth in TSR and ties with the TSR of the peer that ranks fifth, it will result in a modifier of 20% (the average of 40% and 0%).

Third, we determine the cash value and payout of the performance share award, as follows:

(Number of performance shares granted + dividend equivalents)	x	Performance modifier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

For performance shares granted starting in 2021, we calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, TotalEnergies and S&P 500 Total Return Index) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we calculate our ROCE-I and the ROCE-I of our LTIP Performance Share Peer Group (BP, ExxonMobil, Shell and TotalEnergies) for the three-year performance period. ROCE-I is the percentage point difference between the trailing 12-month ROCE as of the quarter preceding the end of the three-year performance period, and the trailing 12-month ROCE as of the quarter preceding the start of the three-year performance period. We calculate ROCE as follows:

ROCE =	(net income excluding special items (+) after tax interest expense (+) noncontrolling interests income)
average capital employed

Net Income (excluding special items) is the net income adjusted for significant, externally disclosed non-operating items. Capital Employed is the sum of stockholders’ equity, total debt, and noncontrolling interests equity. Average Capital Employed is computed by averaging the sum of Capital Employed at the beginning of and end of the 12-month net income period. The final ROCE calculation may include reasonable estimates and will be determined and certified by the MCC in its sole discretion.

Chevron Corporation 2023 Proxy Statement

executive compensation

Third, we rank our TSR and ROCE-I against the TSR and ROCE-I of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th

TSR modifier (70% weight, ranking includes S&P 500)	200%	160%	120%	80%	40%	0%

ROCE-I modifier (30% weight, ranking excludes S&P 500)	200%	150%	100%	50%	0%	n/a

For example, if we rank first in TSR compared with our LTIP Performance Share Peer Group and second in ROCE-I, then the performance modifier would be 185%. Under the rules of the LTIP, in the event our measured annualized TSR is less than 1 percentage point of the nearest competitor(s), the results will be considered a tie, and the TSR modifier will be the average of the tied ranks. In the event our measured ROCE-I is less than one-half of a percentage point of the nearest competitor(s), the results will be considered a tie, and the ROCE-I modifier will be the average of the tied ranks. For example, if Chevron ranks sixth in TSR and ties with the TSR of the peer that ranks fifth, it will result in a TSR modifier of 20% (the average of 40% and 0%). In addition, if Chevron ranks fifth in ROCE-I and ties with the ROCE-I of the peer that ranks fourth, it will result in a ROCE-I modifier of 25% (the average of 50% and 0%). The overall performance modifier would then result in 21.5%.

70% x TSR modifier	+	30% x ROCE-I modifier	=	Performance modifier

Fourth, we determine the cash value and payout of the performance share award, as follows:

(Number of performance shares granted + dividend equivalents)	x	Performance modifier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

For awards of performance shares made in 2020, the three-year performance period ended December 2022. Chevron came in second place, resulting in a performance modifier for the period of 160%. Accordingly, the cash value of the 2020 grant was calculated as follows:

Name	Shares granted plus dividend equivalents	x	Modifier	=	Shares acquired on vesting	x	20-day trailing average price	=	Cash value/payout

M.K. Wirth	80,819		160%		129,311		$174.01		$22,501,346

P.R. Breber	20,867		160%		33,387		$174.01		$5,809,590

J.W. Johnson	27,105		160%		43,367		$174.01		$7,546,378

M.A. Nelson	20,867		160%		33,387		$174.01		$5,809,590

R.H. Pate	15,722		160%		25,155		$174.01		$4,377,220

The cash value/payout includes the value of fractional shares.

Mr. Nelson elected to defer 25% of his 2020 performance share grant, or $1,452,397, to the DCP. Provisions of the DCP and distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

executive compensation

restricted stock units

Vested RSUs are valued by multiplying the number of units vested by the closing price of Chevron common stock on the vesting date, or, if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open. The following RSUs vested and were paid in cash in 2022.

Name	Number of shares acquired on vesting (#)	Grant date	Vest date	Price used to value shares(a)	Value realized on vesting

M.K. Wirth	12,599	1/25/2017	1/31/2022	$131.33	$1,654,625

P.R. Breber	9,697	1/25/2017	1/31/2022	$131.33	$1,273,507

J.W. Johnson	12,599	1/25/2017	1/31/2022	$131.33	$1,654,625

M.A. Nelson	2,816	1/25/2017	1/31/2022	$131.33	$ 369,795

R.H. Pate	7,380	1/25/2017	1/31/2022	$131.33	$ 969,220

(a)	Closing price of Chevron common stock on the NYSE on the vest date.

RSUs are subject to certain tax liabilities prior to vesting when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2022, Chevron withheld the following RSUs from grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld. Messrs. Wirth, Johnson, and Nelson have more than 90 points (sum of age and years of service), and the full FICA tax obligation for the 2018, 2019, and 2020 grants were paid in prior years, when the grants were no longer subject to substantial risk of forfeiture. Mr. Breber and Mr. Pate reached 90 points in 2022, and the cash value of shares withheld is based on the remaining portion of RSUs no longer subject to substantial risk of forfeiture.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld

M.K. Wirth	2,124	1/27/2021	12/16/2022	$168.72	$358,381

P.R. Breber	91	1/31/2018	12/16/2022	$168.72	$ 15,427
	194	1/30/2019	12/16/2022	$168.72	$ 32,766
	286	1/29/2020	12/16/2022	$168.72	$ 48,324
	548	1/27/2021	12/16/2022	$168.72	$ 92,512

J.W. Johnson	624	1/27/2021	12/16/2022	$168.72	$105,269

M.A. Nelson	548	1/27/2021	12/16/2022	$168.72	$ 92,512

R.H. Pate	68	1/31/2018	12/16/2022	$168.72	$ 11,482
	142	1/30/2019	12/16/2022	$168.72	$ 24,041
	208	1/29/2020	12/16/2022	$168.72	$ 35,104
	391	1/27/2021	12/16/2022	$168.72	$ 66,052

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

Chevron Corporation 2023 Proxy Statement

executive compensation

pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)	Payments during last fiscal year

M.K. Wirth	Chevron Retirement Plan	37	$ 2,062,396	—
	Chevron Retirement Restoration Plan		$29,911,068	—

P.R. Breber	Chevron Retirement Plan	33	$ 1,766,516	—
	Chevron Retirement Restoration Plan		$13,332,924	—

J.W. Johnson	Chevron Retirement Plan	39	$ 2,069,321	—
	Chevron Retirement Restoration Plan		$20,217,916	—

M.A. Nelson	Chevron Retirement Plan	37	$ 2,122,072	—
	Chevron Retirement Restoration Plan		$12,503,209	—

R.H. Pate	Chevron Retirement Plan	13	$ 430,401	—
	Chevron Retirement Restoration Plan		$ 2,765,315	—

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2022 financial statements and is generally the period that an employee is a participant in the plan for which the employee is an eligible employee and receives pay from a participating company. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 40 years; Mr. Johnson, 42 years; and Mr. Nelson, 38 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2022, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2022 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2022. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. These assumptions include the discount rate of 5.2% as of December 31, 2022. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 23. The present values reflect the forms of payment based on the interest rate and mortality table assumptions used for financial reporting purposes on December 31, 2022, which are prescribed by the Pension Protection Act of 2006.

See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (a defined-benefit pension plan that is intended to be tax-qualified under Code section 401(a)) and the Chevron Retirement Restoration Plan (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including Messrs. Wirth, Breber, Johnson, and Nelson, the age 65 retirement benefits are calculated as a single life annuity equal to 1.6% of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, HAE is the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2022, the applicable annualized averages were: Mr. Wirth, $4,210,000; Mr. Breber, $2,329,367; Mr. Johnson, $2,923,000; and Mr. Nelson, $1,891,278.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2022, the applicable annualized earnings, after reflecting the average of the last three-year Code compensation limitations, was $293,333. The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are actuarially reduced below age 50, reduced by early retirement discount factors of 5% per year from age 50 to age 60, and unreduced at age 60.

For employees hired on or after January 1, 2008, including Mr. Pate, the age 65 retirement benefits are calculated as a lump sum equal to the participant’s annualized HAE multiplied by 11% for the years of credited service before age 60 and 14% for the years of credited service after age 60. For this purpose, HAE is the average of the highest base salary and CIP awards over 60 consecutive months. On December 31, 2022, the applicable average for Mr. Pate was $2,140,411.

Chevron Corporation 2023 Proxy Statement

executive compensation

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2022, the applicable annualized earnings, after reflecting the average of the last five-year Code compensation limitations, were $287,000 for Mr. Pate. For employees hired after December 31, 2007, the amount of the benefit is reduced by 4.5% annual compound interest if payment commences prior to age 60.

Participants are eligible for an early retirement benefit if they are vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Code’s applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Our NEOs made the following RRP distribution elections:

Name	Number of annual installments elected	Time of first payment

M.K. Wirth	1	First quarter that is at least one year following separation from service

P.R. Breber	5	First January that is at least one year following separation from service

J.W. Johnson	4	First quarter that is at least one year following separation from service

M.A. Nelson	10	First quarter that is at least one year following separation from service

R.H. Pate	1	First quarter that is at least one year following separation from service

Chevron Corporation 2023 Proxy Statement

executive compensation

nonqualified deferred compensation table

In this section, we set forth information concerning the value of each NEO’s compensation that is deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90% of CIP awards, up to 90% of LTIP performance share awards, and up to 40% of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 15 different funds that are designated by the MCC and that are also available in the ESIP, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return as of December 31, 2022, were:

Chevron Common Stock Fund	63.09%

Capital Group EuroPacific Growth Trust (US) Class U3	-22.62%

Dodge & Cox Income Separate Account	-10.25%

State Street U.S. Inflation Protected Bond Index Non-Lending Series Fund Class C	-12.06%

Vanguard Balanced Index Fund Institutional Shares	-16.87%

Vanguard Developed Market Index Fund Institutional Plus Shares	-15.33%

Vanguard Emerging Markets Stock Index Fund Institutional Plus Shares	-17.73%

Vanguard Federal Money Market Fund Investor Shares	1.55%

Vanguard Institutional 500 Index Trust	-18.13%

Vanguard Institutional Extended Market Index Trust	-26.44%

Vanguard Institutional Total Bond Market Index Trust	-13.14%

Vanguard PRIMECAP Fund Admiral Shares	-15.09%

Vanguard Real Estate Index Fund Institutional Shares	-26.17%

Vanguard Short-Term Bond Index Fund Institutional Plus Shares	-5.51%

Vanguard Value Index Fund Institutional Shares	- 2.05%

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business-day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2022 annual rate of return for the Vanguard Treasury Money Market Fund was 1.50%.

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

Chevron Corporation 2023 Proxy Statement

executive compensation

ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Code 401(a)(17) ($305,000 in 2022). A minimum 2% deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate that is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive contributions in the last fiscal year(2)	Company contributions in the last fiscal year(3)	Aggregate earnings in the last fiscal year(4)	Aggregate withdrawals/ Distributions(5)	Aggregate balance at last fiscal year-end(6)

M.K. Wirth	$27,692	$110,767	$(2,132,208)	—	$22,047,934

P.R. Breber	$15,171	$60,683	$4,277,029	—	$11,696,214

J.W. Johnson	$18,733	$74,933	$748,554	—	$4,876,030

M.A. Nelson	$1,411,524	$58,767	$(819,394)	—	$7,645,637

R.H. Pate	$20,157	$56,229	$(471,118)	—	$6,141,976

(1)

Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to post-2004 balances and, if applicable, pre-2005 balances.

Name	Plan	Number of annual installments elected	Time of first payment

M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

P.R. Breber	DCP	5	First January that is at least one year following separation from service
	ESIP-RP	5	First January that is at least one year following separation from service

J.W. Johnson	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

M.A. Nelson	DCP	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	10	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	1	First quarter that is at least one year following separation from service

R.H. Pate	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

(2)

Reflects 2022 DCP deferrals of salary, any 2021 performance-year CIP, and LTIP performance shares for the 2019–2021 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in footnote 1 to that table. For Mr. Nelson, the CIP deferred in 2022 was reported in footnote 4 to the “Summary Compensation Table” and the value of deferred LTIP performance shares was reported in footnote 2 of the “Option Exercise and Stock Vested in Fiscal Year 2021” table in our 2022 Proxy Statement.

Name	2022 salary deferrals	2022 CIP deferrals	2022 LTIP deferrals

M.K. Wirth	$27,692	—	—

P.R. Breber	$15,171	—	—

J.W. Johnson	$18,733	—	—

M.A. Nelson	$14,692	$450,000	$946,832

R.H. Pate	$20,157	—	—

Chevron Corporation 2023 Proxy Statement

executive compensation

(3)	Represents ESIP-RP contributions by the Company for 2022. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2022, and December 31, 2021, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2022 earnings in the DCP and ESIP-RP were as follows:

Name	DCP earnings	ESIP-RP earnings

M.K. Wirth	$(3,181,212)	$1,049,004

P.R. Breber	$3,858,434	$418,595

J.W. Johnson	$152,837	$595,717

M.A. Nelson	$(1,203,952)	$384,558

R.H. Pate	$(952,221)	$481,103

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2022, as follows:

Name	DCP balance	ESIP-RP balance

M.K. Wirth	$19,106,582	$2,941,352

P.R. Breber	$10,509,392	$1,186,822

J.W. Johnson	$3,196,008	$1,680,022

M.A. Nelson	$6,552,748	$1,092,889

R.H. Pate	$4,788,750	$1,353,226

The amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEOs in the “Summary Compensation Table” in prior Proxy Statements as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported

M.K. Wirth	$229,348	$917,395	$3,457,080	$6,147,430

P.R. Breber	$56,839	$227,356	—	—

J.W. Johnson	$116,275	$465,100	—	—

M.A. Nelson	$37,554	$150,216	$685,125	$946,832

R.H. Pate	$331,340	$254,213	$506,100	—

Deferrals of the 2022 CIP awards and the LTIP performance shares for the 2020–2022 performance period are not reflected in the DCP balance at December 31, 2022, as they were not deferred until the underlying awards were settled in 2023. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2022” table in this Proxy Statement, as follows:

Name	CIP amounts previously reported and credited to the DCP in 2023	LTIP amounts previously reported and credited to the DCP in 2023

M.K. Wirth	—	—

P.R. Breber	—	—

J.W. Johnson	—	—

M.A. Nelson	$525,000	$1,452,397

R.H. Pate	—	—

Chevron Corporation 2023 Proxy Statement

executive compensation

potential payments upon termination or change-in-control

With the exception of Mr. Pate, our NEOs do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In 2018, Mr. Pate and Chevron entered into agreements relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination; such agreements are described in the table below and in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Employment, Severance, and Change-in-Control Agreements” in this Proxy statement. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus their time in service and the reason for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons, and to ensure that our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(2)	Termination for reasons other than misconduct and grants held for at least one year after grant date(2), and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points

Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)

RSUs	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)

Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(3)	Prorated vesting 5 years from termination to exercise(3)	100% vested Remaining term to exercise

(1)

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or non-solicitation.

(2)	For 2017 and later grants, one must remain employed through the January 31 that is one year after the grant date.

(3)	Or the remaining term, if less.

(4)	Award based on and paid at the end of the performance or vesting period.

In the table that follows, we have assumed that each NEO terminated their employment for reasons other than for misconduct on December 31, 2022. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table, performance shares or RSUs that vested in 2022 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2022” table, or accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

executive compensation

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the ESIP.

Benefits and payments upon termination for any reason other than for misconduct(1)
Name	Base salary	CIP	Severance	Long-term incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Performance shares	RSUs	Stock options

M.K. Wirth	—	—	—	$17,124,461	$27,552,880	$26,166,953	$40,000

P.R. Breber	—	—	—	$ 4,421,919	$7,339,022	$6,758,537	—

J.W. Johnson(4)	—	—	—	$ 5,741,284	$9,548,471	$8,773,494	—

M.A. Nelson	—	—	—	$ 4,421,919	$6,595,581	$6,758,537	—

R.H. Pate	—	—	—	$ 3,330,568	$5,548,060	$5,091,489	—

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard RSUs under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. All awards granted in 2022 are forfeited upon a termination in 2022.

Termination with more than 90 points

Our NEOs have more than 90 points. Termination with at least 90 points results in deemed vesting of unvested portions of grants that have met the minimum holding requirement, or the remaining 1/3 of the 2020 stock option grant, the remaining 2/3 of the 2021 stock option grant, 100% of the 2021 performance share grant, and 100% of the outstanding standard RSUs granted in 2018, 2019, 2020, and 2021. Vested stock options may be exercised through the remaining term of the option.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides that Mr. Pate is deemed to have 90 points if he is terminated on or after June 30, 2022, for any reason other than misconduct.

Valuation of performance shares, RSUs and stock options

Performance share values for the 2021 grants are calculated based on $179.49, the December 30, 2022, closing price of Chevron common stock, and a performance multiplier (the combination of weighted TSR modifier and ROCE-I modifier) of 100%. Refer to footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2022” table for a description of how we calculate the payout value of performance shares, as well as a summary of the amounts paid in February 2023 for the 2020 performance share grants. The TSR modifier for the 2021 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, and TotalEnergies), and ranges from 0 to 200% in increments of 40%. The ROCE-I modifier for the 2021 grant depends on Chevron’s ROCE-I for the three-year performance period relative to the ROCE-I LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, and TotalEnergies), and ranges from 0 to 200% in increments of 50%.

Restricted stock unit values are calculated based on $179.49, the December 30, 2022, closing price of Chevron common stock.

Stock option values are calculated based on the difference between $179.49, the December 30, 2022, closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2022 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner.

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $40,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25% of the time dedicated to providing such services and no incremental cost for utilizing vacant office space at Chevron’s headquarters.

Our NEOs are eligible to receive early retirement benefits from the CRP and the RRP upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP-RP and from the DCP upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2022, are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides for benefits and payments in an amount equal to the actuarial value of the difference between the portion of retiree health Company contribution, based on points at termination, and the full applicable Company contribution at that time.

(4)

In connection with the elimination of his position and involuntary separation from the Company in 2023, Mr. Johnson received a separation payment in an amount equal to one year’s base salary plus $13,000 in lieu of six months’ COBRA coverage, approximately $1,263,000 in total amount, following his execution of a release of claims.

Chevron Corporation 2023 Proxy Statement

equity compensation plan information

The following table provides certain information as of December 31, 2022, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(2)	24,736,860(3)	$105.97(4)	104,134,880(5)

Equity compensation plans not approved by security holders(6)	173,670(7)	—(8)	—(9)

Total	24,910,530	$105.97(4)	104,134,880

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2022. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2022, was 866,201, and the weighted-average exercise price (excluding RSUs and other rights for which there is no exercise price) was $358.28. The weighted average remaining term of the stock options is 2.01 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of three plans: the prior LTIP, the 2022 LTIP and the NED Plan. Stock options and RSUs were awarded under the prior LTIP, and shares were issued under the subplans of the prior LTIP for certain non-U.S. locations. Stock options and RSUs may be awarded under the 2022 LTIP, and shares may be issued under the subplans of the 2022 LTIP for certain non-U.S. locations. Restricted stock, RSUs, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 24,399,379 shares subject to stock options (granted under the prior LTIP or the NED Plan), 66,874 shares subject to RSUs granted under the prior LTIP and 2022 LTIP, and 270,607 shares subject to RSUs and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and cash-settled RSUs granted under the prior LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the prior LTIP and the NED Plan. The weighted average remaining term of the stock options is 5.75 years.

(5)

The 2022 LTIP was approved by the stockholders on May 25, 2022. The maximum number of shares that can be issued under the 2022 LTIP is 104,000,000. The 2022 LTIP has 103,537,727 shares that remain available for issuance pursuant to awards. An aggregate of 646,698 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the 2022 LTIP limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the 2022 LTIP. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 597,152 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2022.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 16,343 shares in 2022, 28,874 shares in 2021, and 31,860 shares in 2020.

Chevron Corporation 2023 Proxy Statement

CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median employee was 146:1 for 2022, calculated by dividing our CEO 2022 annual total compensation of $23,573,925 by the 2022 annual total compensation of our median employee of $161,488.1

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below.

We identified the median employee using our employee population as of October 1, 2022, which included approximately 42,441 individuals located in 51 countries, of which 22,897 employees were on U.S. payroll and 19,544 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.82% of the total employee population in the non-U.S. jurisdictions with small employee populations. As a result, we excluded 2,045 individuals in 30 non-U.S. countries. The excluded countries and their employee populations were as follows: Bahrain (6), Bangladesh (499), Belgium (131), Cambodia (42), Cameroon (9), China (369), Cyprus (11), Egypt (53), El Salvador (87), Equatorial Guinea (70), Finland (2), Germany (15), Greece (12), Guatemala (49), Honduras (29), Hong Kong (77), India (7), Mexico (58), Myanmar (3), the Netherlands (90), Norway (2), Pakistan (102), Panama (40), Republic of Congo (43), Republic of Korea (11), Russian Federation (31), Sri Lanka (72), Taiwan (1), the United Arab Emirates (62), and Vietnam (62). As a result of these exclusions, the employee population used to identify the median employee comprised 40,396 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bermuda, Brazil, Canada, Colombia, France, Indonesia, Israel, Japan, Kazakhstan, Kuwait, Malaysia, Nigeria, the Philippines, Singapore, Thailand, the United Kingdom, and Venezuela. As also permitted by SEC rules, we excluded 1,311 Renewable Energy Group, Inc., employees who were added to our employee population in an acquisition that closed on June 13, 2022.

We identified the median employee using 2022 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2022 annual base salary determined as of October 1, 2022, and (ii) the actual annual cash bonus paid in the first quarter of 2022; however, for hourly employees who work for Chevron Australia Downstream Stores Pty Ltd., Chevron Singapore Pte. Ltd., Chevron Stations Inc., and Directhaul Pty Ltd., their total cash compensation was instead based on actual wages and bonus paid during 2022. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2022.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

Note:

1	Annual total compensation of the median employee is calculated in the same manner as CEO annual total compensation in the Summary Compensation Table.

Chevron Corporation 2023 Proxy Statement

pay versus performance
pay

versus performance table
As required by Section 953(a) of
the
Dodd-Frank Wall
Street
Reform
and
Consumer Protection
Act
and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) and certain financial performance of the Company. For further information
c
oncerning the Company’s variable
pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation–Compe
n
sation Discussion and Analysis” starting on page 48.

Year	CEO pay		Other NEO pay		Value of initial fixed $100 investment based on		Other performance measures
	Summary compensation table total for CEO (1)	CAP for CEO (2)	Average summary compensation table total for non-CEO NEOs (3)	Average CAP to non-CEO NEOs (4)	Total stockholder return (5)	Peer group total stockholder return (5)(6)	Net income (billions) (7)	Return on capital employed (ROCE) (8)

2022	$23,573,925	$86,746,262	$7,990,849	$25,084,341	$171	$145	$35.5	20.3%

2021	$22,610,285	$54,351,572	$8,654,188	$17,681,842	$108	$92	$15.6	9.4%

2020	$29,017,031	$7,582,335	$9,053,126	$2,548,051	$74	$66	$(5.5)	(2.8)%
(1)	Represents amounts reported for Mr. Wirth for each corresponding year in the “Summary Compensation Table” in the “Total” column.

(2)
Amounts for each fiscal year do not reflect the actual amount of compensation earned by or paid to Mr. Wirth during the applicable year. In accordance with SEC rules, the amounts reported in this column for each fiscal year were calculated by making the following adjustments to amounts reported for Mr. Wirth in the “Summary Compensation Table” in the “Total” column:

Year	Reported summary compensation table total for CEO	Less reported valu e of equity awards (a)	Plus equity award adjustments (b)	Less reported change in the actuarial present value of pension benefits (c )	Plus pension benefit adjustments (d)	CAP to CEO

2022	$23,573,925	$(16,910,025)	$79,239,311	–	$843,051	$86,746,262

2021	$22,610,285	$(16,108,661)	$46,947,253	–	$902,695	$54,351,572

2020	$29,017,031	$(15,123,491)	$ 4,379,437	$(11,414,991)	$724,349	$ 7,582,335

(a)	Represents, for each applicable year, the sum of the amounts reported in the “Summary Compensation Table” in the “Stock Awards” and “Option Awards” columns.

Chevron Corporation 2023 Proxy Statement

pay versus performance

(b)
Represents, for each applicable year, the following adjustments: (i) the addition of year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the addition (or subtraction if negative) of the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the addition of the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the addition (or subtraction if negative) of the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the addition of the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Equity award values are calculated in accordance with ASC Topic 718. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-end fair value of equity awards granted in the year and unvested at year-end	Year over year change in fair value of outstanding and unvested equity awards	Fair value as of vesting date of equity awards granted and vested in the year	Year over year change in fair value of equity awards granted in prior years that vested in the year	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	Total equity award adjustments

2022	$30,594,291	$36,161,003	–	$12,484,017	–	–	$79,239,311

2021	$27,256,713	$13,067,714	–	$6,622,826	–	–	$46,947,253

2020	$12,861,536	$(6,444,643)	–	$(2,037,456)	–	–	$4,379,437

(c)	Represents, for each applicable year, the amount reported in the “Summary Compensation Table” in the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column.

(d)
Represents, for each applicable year, the aggregate of two components: (i) the actuarially determined service cost under the CRP and RRP for services rendered by Mr. Wirth during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service cost	Prior service cost	Total pension benefit adjustments

2022	$843,051	–	$843,051

2021	$902,695	–	$902,695

2020	$724,349	–	$724,349

(3)
Represents, for each applicable year, the average of the amounts reported in the “Summary Compensation Table” in the “Total” column for the NEOs as a group (excluding Mr. Wirth). Each NEO (excluding Mr. Wirth) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022, Messrs. Breber, Johnson, Nelson, and Pate; and for 2021 and 2020, Messrs. Breber, Johnson, Geagea, and Nelson.

(4)
Amounts for each fiscal year do not reflect the actual average of reported amounts of compensation earned by or paid to the NEOs as a group (excluding Mr. Wirth) during the applicable year. In accordance with SEC rules, the amounts reported in this column for each fiscal year were calculated by making the following adjustments to average total compensation for the NEOs as a group (excluding Mr. Wirth), using the same methodology described above in footnote 2:

Year	Average reported summary compensation table total for non-CEO NEOs	Less average reported value of equity awards	Plus average equity award adjustments (a)	Less average reported change in the actuarial present value of pension benefits	Plus average pension benefit adjustments (b)	Average CAP to non-CEO NEOs

2022	$7,990,849	$(4,619,625)	$21,421,388	$(130,517)	$422,246	$25,084,341

2021	$8,654,188	$(4,870,013)	$13,843,622	$(492,800)	$546,845	$17,681,842

2020	$9,053,126	$(4,197,231)	$976,591	$(3,697,618)	$413,183	$2,548,051

Chevron Corporation 2023 Proxy Statement

pay versus performance

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average year- end fair value of equity awards granted in the year and unvested at year-end	Year over year average change in fair value of outstanding and unvested equity awards	Average fair value as of vesting date of equity awards granted and vested in the year	Year over year average change in fair value of equity awards granted in prior years that vested in the year	Average fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	Average value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	Total average equity award adjustments

2022	$8,358,349	$9,477,848	—	$3,585,191	—	—	$21,421,388

2021	$8,122,449	$3,842,401	—	$1,878,772	—	—	$13,843,622

2020	$3,569,368	$(1,968,912)	—	$(623,865)	—	—	$976,591

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average service cost	Average prior service cost	Total average pension benefit adjustments

2022	$422,246	—	$422,246

2021	$546,845	—	$546,845

2020	$413,183	—	$413,183

(5)	Represents, for each applicable year, cumulative total stockholder return beginning December 31, 2019, at market close.

(6)	Competitor Peer Group refers to BP, ExxonMobil, Shell, and TotalEnergies. The average cumulative TSR is weighted by each peer’s market cap as of the beginning of each year .

(7)	Figures rounded.

(8)
ROCE is calculated by dividing earnings (adjusted for after-tax interest expense, noncontrolling interests) by the average of total debt, noncontrolling interests, and Chevron Corporation stockholders’ equity for the year.

financial performance measures
The three measures listed below are important financial performance measures used by the Company to link CAP to the NEOs, for the most recently completed fiscal year, to the Company’s performance. These financial measures are part of our short-term and long-term incentive plan design that reflects the Company’s philosophy to pay for absolute and competitive performance, in alignment with stockholder returns. For additional details, please refer
to the “Executive Compensation–Compensation Discussion and Analysis–Annual Incentive Plan (Chevron Incentive Plan)” and “Executive Compensation–Compensation Discussion and Analysis–Long-term Incentive Plan” on pages 59 to 68.

•	Earnings 1
•	ROCE 2
•	Cash flow from operations 3
Notes:

1
Net Income in the Pay Versus Performance Table is the same as “
Earnings
” listed in the “Compensation Discussion and Analysis – Annual Incentive Plan (Chevron Incentive Plan)–2022 CIP Corporate Performance Rating.”

2
ROCE is calculated by dividing earnings (adjusted for after-tax interest expense, noncontrolling interests) by the average of total debt, noncontrolling interests and Chevron Corporation stockholders’ equity for the year.

3	Cash Flow From Operations as reported in the Net Cash Provided by Operating Activities line of the 2022 Consolidated Statement of Cash Flows.

Chevron Corporation 2023 Proxy Statement

pay versus performance

CAP versus TSR, net income, and company selected measure
As illustrated in the following graphs, the amount of CAP to Mr. Wirth and the average amount of CAP to the Company’s NEOs as a group (excluding Mr. Wirth) is aligned with the Company’s cumulative TSR, peer group TSR, net income, and ROCE presented in the Pay Versus Performance Table.
Net
income and ROCE are significant components of the financial measures used to assess performance within the Company’s short-term incentive compensation program. The financial results category is weighted at 35% under the Company’s annual incentive plan, which includes earnings (or net income) and ROCE as metrics within the financial results category. Net income and ROCE steadily increased over the last three years, which aligns with CAP amounts.

The Company’s cumulative TSR consistently outperformed the peer group TSR during the three years presented in the table. Since a significant portion of the CAP to Mr. Wirth and to the other NEOs is comprised of equity awards that motivates absolute and relative stock performance, the CAP amounts are aligned with Chevron’s absolute TSR and relative performance to the peer group.

The
amount of CAP to Mr. Wirth and the average amount of CAP to the Company’s other NEOs are aligned with the financial measures detailed above. CAP calculation largely reflects accounting adjustments to outstanding equity valuation and therefore does not equate to the actual realized compensation to the NEOs.
The MCC maintains a disciplined and consistent approach in managing Chevron’s executive compensation. Market data, Company performance, realizable pay, and realized pay are regularly reviewed and discussed to ensure a healthy balance between a competitive executive compensation program for talent attraction and retention, and alignment of pay and performance to drive long-term stockholder value creation.

Chevron Corporation 2023 Proxy Statement

stock ownership information

security ownership of certain beneficial owners and management

The following table shows the ownership interest in Chevron common stock as of March 15, 2023 (unless otherwise noted), for (i) holders of more than 5% of our outstanding common stock; (ii) each non-employee Director; (iii) each NEO; and (iv) all current non-employee Directors and executive officers as a group. As of that date, there were 1,899,524,348 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee director)	Shares beneficially owned(1)	Stock units(2)	Total	Percent of class

Berkshire Hathaway Inc./Warren E. Buffett(3)	167,353,771	—	167,353,771	8.70%

The Vanguard Group(4)	159,036,903	—	159,036,903	8.22%

BlackRock, Inc.(5)	135,337,929	—	135,337,929	7.00%

State Street Corporation(6)	127,833,530	—	127,833,530	6.61%

Wanda M. Austin+	12,260	1,338	13,598	*

Pierre R. Breber	642,630	65,020	707,650	*

John B. Frank+	17,063	12,323	29,386	*

Alice P. Gast+	—	22,358	22,358	*

Enrique Hernandez, Jr.+	10,196	26,624	36,820	*

Marillyn A. Hewson+	3,200	7,217	10,417	*

Jon M. Huntsman Jr.+	4,382	1,338	5,720	*

James W. Johnson	178,933	7,680	186,613	*

Charles W. Moorman+	41,403	42,647	84,050	*

Dambisa F. Moyo+	8,861	3,657	12,518	*

Mark A. Nelson	271,868	7,773	279,641	*

R. Hewitt Pate	236,416(7)	5,956	242,372	*

Debra Reed-Klages+	4,275	10,960	15,235	*

Ronald D. Sugar+	3,081	75,820	78,901	*

D. James Umpleby III+	9,272	1,338	10,610	*

Cynthia J. Warner+	—	1,365	1,365	*

Michael K. Wirth	1,504,813	31,471	1,536,284	*

All current non-employee Directors and executive officers as a group (20 persons)	3,057,519	337,349	3,394,868	*

*	Less than 1%.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 15, 2023, as follows: 594,866 shares for Mr. Breber, 14,413 shares for Mr. Frank, 160,501 shares for Mr. Johnson, 28,809 shares for Mr. Moorman, 254,366 shares for Mr. Nelson, 215,808 for Mr. Pate, 1,470,400 shares for Mr. Wirth, and 2,821,297 shares for all current non-employee Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the ESIP. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the NED Plan.

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are stock units (awarded prior to 2007) and RSUs awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be

Chevron Corporation 2023 Proxy Statement

stock ownership information

paid in shares of Chevron common stock. For executive officers, these include RSUs awarded under the 2022 LTIP and stock units deferred under the DCP that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023, by Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131, a diversified holding company that Warren E. Buffett may be deemed to control. Berkshire Hathaway reports that as of December 31, 2022, Mr. Buffett and Berkshire Hathaway shared voting and dispositive powers for 167,353,771 shares, which included shares beneficially owned by certain subsidiaries of Berkshire Hathaway. National Indemnity Company shared voting and dispositive power over 128,145,485 of these shares. Mr. Buffett, Berkshire Hathaway, and National Indemnity reported no sole voting or dispositive powers.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that as of December 30, 2022, it had sole dispositive power for 151,642,414 shares, shared voting power for 2,361,415 shares, shared dispositive power for 7,394,489 shares, and no sole voting power.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on January 31, 2023, by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, BlackRock reports that as of December 31, 2022, it and its subsidiaries listed on Exhibit A of the Schedule 13G/A had sole voting power for 123,737,557 shares, sole dispositive power for 135,337,929 shares, and no shared voting and dispositive powers.

(6)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 6, 2023, by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111, State Street reports that as of December 31, 2022, it and its subsidiaries listed on Exhibit 1 of the Schedule 13G/A had no sole voting and dispositive powers, shared voting power for 116,027,578 shares, and shared dispositive power for 127,680,249 shares.

(7)	Includes 4,532 shares held by The Lindsey H. Pate 2019 Irrevocable Trust for which Mr. Pate disclaims beneficial ownership.

Chevron Corporation 2023 Proxy Statement

business conduct and ethics code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com/investors/corporate-governance and is available in print upon request. We will post any amendments to or waivers of our Code for an executive officer or director on our website. Directors, officers, and employees certify biennially that they will comply with the Code.

hedging, pledging, and other transactions

Members of the Board and members of Chevron’s Global Leadership Forum are prohibited from:

•	Engaging in hedging transactions or speculative transactions involving Chevron securities, including, but not limited to, short sales and trading in options, puts, calls, straddles, swaps, or other derivative securities;

•	Purchasing Chevron securities on margin;
•	Engaging in monetization transactions, such as forward sale contracts involving Chevron securities; and

•	Pledging Chevron securities as collateral for a loan or any other purpose.

Employees other than those listed above, are generally permitted to engage in transactions involving Chevron securities that are designed to hedge or offset market risk.

related person transactions

review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Governance Committee with reviewing related person transactions as defined by SEC rules. The Governance Committee has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Governance Committee will review the report and determine whether to approve the identified transaction. The Governance Committee has identified the following categories of transactions that are deemed to be preapproved by the Governance Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

Compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement and if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	Compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	Transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

Chevron Corporation 2023 Proxy Statement

related person transactions

•

Transactions in which rates are determined by competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with Chevron’s competitive bidding procedures);

•	Transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	Transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is an employee of another entity and the transaction does not exceed $250,000 or 0.5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2% (whichever is greater) of that entity’s gross revenues for that year; and

•

Transactions conducted in the ordinary course of business where our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2% of the total equity or partnership interests of the entity.

The Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or their family members.

related person transactions

Thomas Hearne, the son of A. Nigel Hearne, Executive Vice President of Chevron, is employed by Chevron. In 2022, Chevron paid Thomas Hearne compensation in the amount of approximately $124,500, including salary and customary employee benefits. These amounts reflect compensation that is consistent with compensation paid to other employees of the same level with similar responsibilities. A portion of the compensation paid was in British pounds, which was converted to U.S. dollars for purposes of this disclosure based on the exchange rate on December 31, 2022.

In 2022, Chevron purchased services from two subsidiaries of Inter-Con Security Systems, Inc., in the ordinary course of business, in the aggregate amount of $130,155. Mr. Hernandez is Executive Chairman and a significant stockholder of Inter-Con, a privately held business. Mr. Hernandez’s adult sons are executive officers of Inter-Con.

Chevron Corporation 2023 Proxy Statement

board proposal to ratify

PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023

(Item 2 on the proxy card)

auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as Chevron’s independent registered public accounting firm for 2023, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•   The quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•   PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•   PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•   The desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation and PwC’s periodic rotation of other audit management;

•   External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•   The appropriateness of PwC’s fees for audit and non-audit services;

•   The quality and candor of PwC’s communications with the Audit Committee and management;

•   PwC’s independence and objectivity in its performance of audit services; and

•   PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•

Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

Chevron Corporation 2023 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•

Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•

Robust preapproval policies and procedures, limits on non-audit services and hiring policies. The Audit Committee must preapprove all audit and non-audit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible non-audit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to ensure that auditor independence is not impaired.

•

Strong internal PwC independence, policies, and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2023.

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2022 and 2021. During these periods, PwC provided both audit and non-audit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2022 and 2021, were as follows (millions of dollars):

services provided	2022	2021

Audit	$29.0	$28.0

Audit Related	$0.5	$0.6

Tax	$0.7	$0.7

All Other	$2.0	$2.5

Total	$32.2	$31.8

The Audit fees for the years ended December 31, 2022 and 2021, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2022 and 2021, were for assurance and related services for employee benefit plan audits, attest services required by debt holders, partners or other third party stakeholders, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2022 and 2021, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2022 and 2021, included services rendered for software licenses, subscriptions, permitted consulting services, benchmark studies, and surveys.

Chevron Corporation 2023 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023 audit committee preapproval policies and procedures

All 2022 audit and non-audit services provided by PwC were preapproved by the Audit Committee. The non-audit services that were preapproved by the Audit Committee were also reviewed to ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

vote required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal.

your board’s recommendation

Your board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation 2023 Proxy Statement

board proposal to approve, on an advisory basis, named executive officer compensation

(item 3 on the proxy card)

As required by Section 14A of the Exchange Act, stockholders are entitled to a nonbinding vote on the compensation of our Named Executive Officers (sometimes referred to as “Say-on-Pay”). At the 2017 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2023 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•

Pay competitively across all salary grades and all geographies. Our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle-time business with a long-term employment model;

•	Pay for absolute and relative competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

your board’s recommendation

Your board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Chevron Corporation 2023 Proxy Statement

board proposal to determine, on an advisory basis, the frequency of future advisory votes on named executive officer compensation

(item 4 on the proxy card)

As described in Item 3, our stockholders are being asked to vote to approve the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement. As required by Section 14A of the Securities Exchange Act of 1934, stockholders are also entitled to vote, on an advisory basis, as to whether future advisory votes on Named Executive Officer compensation should occur every year, every two years, or every three years or to abstain from such voting. Our stockholders voted on a similar proposal in 2017, with the majority voting to hold the advisory vote on Named Executive Officer compensation every year, and we have conducted such an annual vote since that time. After careful consideration, the Board of Directors recommends that future advisory votes on Named Executive Officer compensation continue to occur every year. The Board believes that this is the appropriate frequency so stockholders may annually express their views on our Named Executive Officer compensation program. The Board values the opportunity to receive feedback and will consider the outcome of these votes in making compensation decisions.

vote required

Stockholders can specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on Named Executive Officer compensation is nonbinding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs. The Board will disclose its position on the frequency of future advisory votes on Named Executive Officer compensation in a Current Report on Form 8-K filed with the SEC. Engagement with our stockholders is a key component of our corporate governance, and we will continue to engage with our stockholders during the period between advisory votes.

your board’s recommendation

Your board recommends that you vote, on an advisory basis, to conduct future advisory votes on Named Executive Officer compensation every 1 YEAR.

Chevron Corporation 2023 Proxy Statement

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Chevron Corporation 2023 Proxy Statement

rule 14a-8 stockholder proposals

(items 5 through 12 on the proxy card)

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Sustainability Report, our Annual Report, this Proxy Statement and our Climate Change Resilience Report. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, the Annual Report Supplement, the Corporate Sustainability Report, and the Climate Change Resilience Report, as well as the other information presented on Chevron’s website.

We will provide the address and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

vote required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals.

your board’s recommendation

Your board recommends that you vote AGAINST each of the stockholder proposals on the following pages.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to rescind the 2021 “reduce scope 3 emissions” stockholder proposal

(item 5 on the proxy card)

Steven Milloy has submitted the following proposal for consideration at the Annual Meeting.

Whereas shareholders adopted a non-binding resolution in 2021 “to reduce scope 3 emissions” and whereas scope 3 emissions represent customer emissions, the reduction of which is inconsistent with Chevron’s fiduciary duty to run its operations in accord with the best financial interests of shareholders:

Resolved: Shareholders rescind the 2021 proposal and thereby reject the policy embedded in it that insists the Company substantially reduce consumer use of its products.

Supporting statement: At its 2021 shareholder meeting, the Company adopted a misguided activist resolution insisting on decarbonization according to a politicized schedule through reductions in Scope 3 emissions.

But by definition, “Scope 3 emissions are the result of activities from assets not owned or controlled by the reporting organization….” In fact, Scope 3 emissions are the emissions of Chevron’s consumers.

This means that the 2021 shareholder resolution seeks to force Chevron to sell less of the products it produces and from which it profits.

The 2021 shareholder proposal was submitted by an activist group, Follow This. That proposal wasn’t motivated by interest in Chevron’s legally established business purposes, but solely by anti-fossil fuel activism that uncritically accepts the illegal Paris

Climate Agreement, and works to force it on corporations without consideration of legal, financial, technological, geopolitical and other relevant factors. Follow This’s motivation is unambiguous. On its website, the group states “we have the power to change oil companies from within – as shareholders. Follow This unites responsible shareholders to push Big Oil to go green. Business as usual is over.”

Chevron’s legal purpose, in contrast, is to sell petroleum products and to make operating decisions that maximize an objectively determined and financially measurable return on shareholders’ investment.

The question of whether emission reduction by corporations can have any effect on the world’s climate is highly controversial. Certainly no one company can do anything that will make the slightest difference to global climate, regardless of your view of climate science.

While climate activists insist that “climate risk is investment risk,” they fail to recognize that all other risks -- including technological risks, model-error risks, and geopolitical-stability risks -- are also financial risks.

Because the 2021 shareholder proposal to “reduce scope 3 emissions” can only harm Chevron and its shareholders while accomplishing nothing for global climate, it must be rescinded.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to rescind the 2021 “reduce scope 3 emissions” stockholder proposal board of directors’ response

Chevron is focused on reducing the overall carbon intensity of the energy it produces on a full-cycle basis. Chevron believes this is the most appropriate approach to serving the world’s growing demand for affordable, reliable, and ever-cleaner energy. Chevron’s portfolio approach to Scope 3 emissions enables it to maintain or grow its oil and gas business in response to market demand and value creation opportunities, while still addressing its intent to reduce emission intensity. Your Board believes that reducing Chevron’s absolute Scope 3 greenhouse gas (“GHG”) emissions is not in stockholders’ interests, nor should it be Chevron’s responsibility.

Chevron values good governance

The proposal asks stockholders to “rescind” the nonbinding 2021 proposal requesting that the Company substantially reduce Scope 3 GHG emissions. That proposal received 61% support of voted shares in 2021. Your Board considered that outcome in determining what was best for the Company and its stockholders, leading to the development of the Portfolio Carbon Intensity (“PCI”) metric as a straightforward and accountable approach to meeting the world’s demand for energy in a lower carbon future. Investors have shown support for the PCI approach: in 2022, a stockholder proposal requesting the Company to set targets to reduce Scope 1, 2 and 3 emissions received just 33% support of voted shares.

The understanding of the best ways to address GHG emissions continues to evolve. Asking stockholders to “rescind” a nonbinding proposal from two years ago does not represent good governance. Your Board believes that it is important, and our duty as a Board, to always look forward and that asking stockholders to “rescind” a proposal that has been superseded by Chevron’s adoption of a PCI target, votes on subsequent proposals, and an ever-evolving energy, technology, policy, and geopolitical landscape is not aligned with stockholders’ interests in good corporate governance.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to set a medium-term Scope 3 GHG emissions reduction target

(item 6 on the proxy card)

Follow This has submitted the following proposal for consideration at the Annual Meeting.

WHEREAS: The world has declared to drive down greenhouse gas (GHG) emissions this decade, the energy transition presents great opportunities for an integrated energy multinational.

RESOLVED: Shareholders request the Company to set a medium-term reduction target covering the greenhouse gas (GHG) emissions of the use of its energy products (Scope 3) consistent with the goal of the Paris Climate Agreement: to limit global warming to well below 2°C above pre-industrial levels and to pursue efforts to limit the temperature increase to 1.5°C.

The strategy for how to achieve this target is entirely up to the board.

You have our support.

SUPPORTING STATEMENT:

We believe that Chevron could lead and thrive in the energy transition by meeting the increasing demand for energy services while reducing GHG emissions to levels consistent with the global intergovernmental consensus specified by the Paris Accord.

Setting a Paris-aligned medium-term target covering Scope 3 is paramount, because the medium-term is decisive for the Company and the Paris Accord and because Scope 3 accounts for around 90% of total Scope 1, 2 and 3 emissions.1,2

Therefore, we welcomed Chevron’s Portfolio Carbon Intensity (PCI) target, which covers Scope 3, to reduce its carbon intensity by over 5% by 2028.3 However, this target is not Paris-aligned; it will not lead to large-scale (net) reductions in absolute emissions in this decade.

Therefore, this proposal supports Chevron to set a Paris-aligned medium-term target covering Scope 3.

We, the shareholders, understand this support to be our fiduciary duty to secure the long-term interest of the Company and to protect all our assets in the global economy from devastating climate change; limiting global warming is essential to risk management and responsible stewardship of the economy.

Backing from investors determined to achieve Paris remains strong; in 2022, 33% of shareholders in Chevron and up to 39% in other oil majors voted in favour of Follow This climate resolutions requesting Paris-aligned targets.4

The current energy crisis and the climate crisis can be addressed simultaneously by investing the windfall profits from high oil and gas prices in other energy sources.5 Diversification of the energy supply would foster energy security by reducing dependency on oil and gas fields tied up in geo-political conflict and reduce emissions to address the climate crisis simultaneously.

Changes in demand are as critical as changes in supply, but customers can only change sufficiently when key system players like Chevron offer alternatives at scale.6 This would also allow Chevron to decrease emissions without ultimately shrinking business.

It is in the Company’s and its shareholders’ best interest to pursue the opportunities the energy transition presents; this will also pre-empt risks of losing access to capital markets, policy interventions, litigation, liability for the costs of climate change, disruptive innovation, and stranded assets.7

You have our support.

Sources: www.follow-this.org/Chevron-resolution-2023-sources/

Chevron Corporation 2023 Proxy Statement

stockholder proposal to set a medium-term scope 3 GHG emissions reduction target board of directors’ response

Your Board understands the interest of Chevron’s investors and stakeholders in addressing climate change and the role of greenhouse gas (“GHG”) emissions as a contributor to climate change. According to the International Energy Agencies’ World Energy Outlook 2022, energy demand is projected to grow by 50% in the decades ahead. The journey to a lower carbon future will still require oil and gas as part of the energy mix in nearly all scenarios, particularly in sectors with no effective substitutes, such as air travel, heavy duty transportation, and industrial activities, all of which are contributors to Scope 3 emissions. Chevron believes the world’s continued demand for oil and gas should be supplied by the most responsible producers.

a responsible approach to a lower carbon future

Chevron believes the future of energy is lower carbon and intends to be a leader today and in that future by providing lower carbon energy to help meet growing demand. Chevron is holding itself accountable for reducing its carbon intensity by using the Portfolio Carbon Intensity (“PCI”) metric. The PCI metric covers the full value chain emissions of Chevron’s products, from production to use by customers. Your Board is holding Chevron accountable by endorsing PCI reduction targets. Chevron intends to reach these goals through innovation and top-tier performance.

The majority of Chevron’s Scope 3 emissions result from the use of products by customers, not activities controlled by Chevron. These emissions are driven by demand for Chevron’s products, which in turn is driven by the interplay of economics, technology, policy, and consumer behaviors. Chevron’s PCI approach allows for flexibility and growth, incentivizes greater carbon efficiency for operations within Chevron’s control, incentivizes production of lower carbon intensity fuels for customers, and is aligned with the interests of stockholders in higher returns and lower carbon. In addition, our PCI metrics allow for transparent, co mparable, and performance-based measures of emissions.

The proposal would have Chevron adopt absolute Scope 3 GHG emissions reduction targets, which would require shrinking Chevron’s business. Your Board does not believe that committing to reduce Chevron’s absolute Scope 3 GHG emissions is in stockholders’ interests, nor should it be Chevron’s responsibility. Your Board believes that the Company’s approach to focus on PCI effectively positions Chevron as a leader today and in the future in helping meet the world’s growing demand for lower carbon energy.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to recalculate emissions baseline to exclude emissions from material divestitures

(item 7 on the proxy card)

Curtis Overway, represented by Danielle Fugere at As You Sow, has submitted the following proposal for consideration at the Annual Meeting.

WHEREAS: The economic risks associated with climate change exist in the real world rather than on company balance sheets. Transferring emissions from one company to another may reduce balance sheet emissions but does not mitigate company or stakeholder exposure to climate risk or contribute to the goal of limiting global temperature rise to 1.5 degrees Celsius. In aggregate, upstream oil and gas assets are moving from operators with stronger climate commitments to operators with weaker climate targets and disclosures.1

The Glasgow Financial Alliance for Net Zero states that “divestment of carbon-intensive assets can be ineffective and even lead to real-world increases in emissions.”2 As such, these divestments should not be counted as emissions reductions.

To accurately account for greenhouse gas (GHG) emissions reductions, the Greenhouse Gas Protocol provides that companies should recalculate base year emissions in the event of a “transfer of ownership or control of emissions-generating activities.”3 Oil and gas industry association IPIECA similarly recommends “adjustments to the base year emissions” to account for asset divestiture, to avoid giving the appearance of “increases or decreases in emissions, when in fact. . . emissions would merely be transferred from one company to another.”4

Since 2016, Chevron reports a 4.7% reduction in its portfolio carbon intensity.5 However, between 2017 and 2021, Chevron sold more assets than any other American oil and gas company, ranking third globally among sellers.6 It is unclear how Chevron accounts for these divestitures in its emissions reporting.

Therefore, shareholders cannot determine whether Chevron’s reported GHG reductions are the result of operational improvements or of transferring emissions off its books.

In contrast, peer company Devon Energy recalculates its baseline when asset divestitures or investments result in “a change to its emissions baseline of 5% or higher” to ensure accuracy and comparability of emissions reporting.7 Devon notes that this “recalculation methodology affirms our commitment to structurally drive down emissions, rather than divesting assets as a means to achieve our ambitious emissions reduction targets.”8 Investors deserve the same transparency from Chevron.

RESOLVED: Shareholders request that Chevron, at reasonable cost and omitting proprietary information, disclose a recalculated emissions baseline that excludes the aggregated GHG emissions from material asset divestitures occurring since 2016, the year Chevron uses to baseline its emissions.

SUPPORTING STATEMENT: Proponents recommend disclosing, at management discretion:

•	The emissions associated with Chevron’s material asset divestments since 2016;

•	What portion, if any, of Chevron’s current emissions reduction targets relies on accounting for asset transfers as emissions reductions;

•	A base year emissions recalculation policy establishing a threshold for future recalculations related to divestitures.

1	https://business.edf.org/files/Transferred-Emissions-How-Oil-Gas-MA-Hamper-Energy-Transition.pdf

2	https://assets.bbhub.io/company/sites/63/2021/11/GFANZ-Progress-Report.pdf p. 52

3	https://ghgprotocol.org/sites/default/files/standards/ghg-protocol-revised.pdf p. 35

4	https://www.ipieca.org/resources/good-practice/petroleum-industry-guidelines-for-reporting-greenhouse-gas-emissions-2nd- edition/ p.39

5	https://www.chevron.com/-/media/chevron/sustainability/documents/2021-climate-change-resilience-report.pdf

6	https://business.edf.org/files/Transferred-Emissions-How-Oil-Gas-MA-Hamper-Energy-Transition.pdf p. 22

7	https://dvnweb.azureedge.net/assets/documents/Sustainability/DVN_2022_SustainabilityReport.pdf p.20

8	Ibid.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to recalculate emissions baseline to exclude emissions from material divestitures board of directors’ response

Your Board does not believe that divestment of assets leads to lower global emissions. Your Board also believes that transparent reporting of performance will enable the market to reward the most carbon-efficient producers.

providing transparency on performance

Chevron aims to lead in disclosure of emissions performance data for products in its current portfolio and has developed a set of metrics that it believes are useful to investors and other stakeholders. Among those metrics are performance data on upstream carbon intensity for oil, gas, methane, and flaring. Because each metric is shown on an equity basis, stakeholders are able to assess the Company’s historical and current performance and incorporate it into their own value chain emissions calculations.

working to align emissions with production reporting

Chevron believes the most appropriate approach for measuring emissions performance is on an equity basis – the same method it uses to report production – which covers emissions from both Company-operated and nonoperated joint ventures. Similar to production reporting, changes to year-on-year emissions performance may result from portfolio changes like growth or decline in production from different assets or acquisitions and divestitures, or from changes in accounting guidelines. Active portfolio management is a key component of safely delivering both higher returns and lower carbon. With Chevron’s transparent tools and disclosures, stakeholders are able to link key portfolio activities to reported emissions.

The proposal would require maintaining multiple sets of books for emissions for the sole purpose of recalculating baselines for divestments, which is not helpful in managing Chevron’s current or future performance. Your Board believes this would not be a responsible use of Company resources. Chevron already provides information on net portfolio changes for emissions intensity in the Climate Change Resilience Report on chevron.com and provides key information to increase GHG emissions transparency along value chains. Recalculation of baselines would be an inaccurate representation of actual performance; further, it would not provide any meaningful additional information about Chevron’s role in reducing the carbon intensity of value chains.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to establish board committee on decarbonization risk

(item 8 on the proxy card)

David Bahnsen, Trustee of The Bahnsen Family Trust Dated July 15, 2003 has submitted the following proposal for consideration at the Annual Meeting.

Be It Resolved: Shareholders request the Board of Directors charter a new Board Committee on Decarbonization Risk to evaluate Chevron Corporation’s (the Company) strategic vision and responses to calls for Chevron decarbonization on activist-established deadlines. The charter should require the committee to engage in formal review and oversight of corporate strategy, above and beyond matters of legal compliance, to assess the company’s responses to demands for such decarbonization schedules, including the potential impacts on the Company from flaws in activists’ climate models, the possibility that the U.S. will not force decarbonization according to such schedules, thus obviating “stranded asset” calculations, the possibility that other countries will not adopt similar targets, thus making Company efforts meaningless, concerns about technological or economic infeasibility, and other relevant considerations.

Supporting Statement:

Chevron has repeatedly stated its commitment to achieving net-zero carbon emissions by 2050. It does not appear from publicly available information, however, that Chevron has fully considered the risk that decarbonization on activist schedules might entail. Claims about the need for decarbonization at all, but especially by some activist-generated date certain, are based on a long series of assumptions that are either counterfactual or insufficiently examined. For decades, for instance, claims have been made that action must be taken before some date, or it will be too late.1 If those claims were right, it’s too late for decarbonization to matter now, so we should be building up economic resources to deal with climate change. If they were wrong, then the odds are high that current claims are also wrong. Chevron’s decarbonization will be meaningless if other countries do not follow the same decarbonization schedules, and there is abundant evidence that they will not.2 The United States government has never mandated net-zero by statute or authorized regulatory action3, and is unlikely ever to do so; this contravenes the assumptions of “stranded asset” analysis. If decarbonization is neither required nor technologically feasible, Chevron will lose significant markets and revenues to private equity firms and (less clean-producing) state actors, thus harming shareholders while also harming the environment. These and all relevant considerations should be fully and objectively examined.

[1]	https://nypost.com/2021/11/12/50-years-of-predictions-that-the-climate-apocalypse-is-nigh/
[2]

https://www.theepochtimes.com/across-the-world-coal-power-is-back_4671888.html; https://www.realclearenergy.org/articles/2022/06/03/india_and_china_coal_production_surging_by_700m_tons_per_year_thats_greater_than_all_us_coal_output_835483.html; https://www.breitbart.com/environment/2022/04/21/worlds-worst-polluter-china-increases-coal-production-by-three-hundred-million-tons/; https://mishtalk.com/economics/global-net-zero-climate-change-targets-are-pie-in-the-sky

[3]	https://www.npr.org/2022/06/30/1103595898/supreme-court-epa-climate-change

Chevron Corporation 2023 Proxy Statement

stockholder proposal to establish board committee on decarbonization risk board of directors’ response

Your Board believes that sound oversight of the Company’s strategy and risk management, including with respect to energy transition matters, is vital. Your Board believes that it has the appropriate structure to effectively oversee the Company’s strategy and risk management, including as it relates to climate change issues, making a new Board Committee unnecessary.

the full board has responsibility for oversight of Company strategy

The Company’s strategy to leverage its strengths to safely deliver lower carbon energy to a growing world is covered by the full Board’s existing oversight structure. Your Board has the necessary diverse skills, experience, and expertise to enable it to effectively oversee the Company’s strategy and risks and opportunities. In addition, the Board’s four standing Committees assist the Board in fulfilling its oversight responsibilities as they relate to climate issues within the particular remit of each Committee. The Board’s oversight of climate change–related issues is described in detail in the “Board Oversight of Risk” and the “Board Oversight of Strategy” sections of this Proxy Statement.

the board has access to necessary expertise

On an annual basis, the full Board reviews long-term energy outlooks and leading indicators that could signify change. The Board has access to Chevron’s internal subject-matter experts and regularly receives briefings on climate change–related issues, including policies and regulations, technology, and adaptation. In addition, outside experts with differing viewpoints have met with the Board to share their perspectives on climate change and the energy transition.

The proposal calls for a new Board committee to achieve what is already being done by the full Board. Your Board believes Chevron already has an effective governance structure to oversee strategy, which includes consideration of climate change issues, risks, and opportunities.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to report on worker and community impact from facility closures and energy transitions

(item 9 on the proxy card)

United Steelworkers has submitted the following proposal for consideration at the Annual Meeting.

RESOLVED: The shareholders of Chevron Corporation (the “Company”), hereby request that the Board of Directors create a report regarding the social impact on workers and communities from closure or energy transition of the Company’s facilities, and alternatives that can be developed to help mitigate the social impact of such closures or energy transitions. The report should be prepared at reasonable cost, omitting proprietary information, and be available on the Company’s website by the 2024 Annual Meeting of Shareholders.

SUPPORTING STATEMENT

As the nation and our Company prepare for and participate in a transitioning energy economy, our Company should play a role to in helping provide security for impacted workers and communities where our Company operates.

Our Company’s Chairman and CEO Michael K. Wirth has personally signed the Business Roundtable’s Statement on the Purpose of a Corporation which affirmed our Company’s commitment to serve all stakeholders, including “investing in our employees” and supporting the communities in which we work.” (https://opportunity.businessroundtable.org/ourcommitment/)

UN PRI’s Statement of Investor Commitment to Support a Just Transition on Climate Change states that “the responsible management of workforce and community dimensions of climate change are increasingly material drivers for value creation.” (https://www.unpri.org/download?ac=10382)

In the International Labour Organization’s (ILO) 2015 Guidelines for a Just Transition towards Environmentally Sustainable

Economies and Societies for All, ILO emphasizes that the transition to environmentally sustainable economies and societies involves “the pivotal role of employers” and “anticipating impacts on employment, adequate and sustainable social protection for job losses and displacement, skills development and social dialogue, including the effective exercise of the right to organize and bargain collectively.” (https://www.ilo.org/wcmsp5/groups/public/%40ed_emp/%40emp_ent/
documents/publication/wcms_432859.pdf)

In its 2021 Corporate Sustainability Report, the Company stated that it conducts stakeholder engagement that includes discussing climate change and energy transition with employees. (https://www.chevron.com/-/media/shared-media/documents/chevron-sustainability-report- 2021.pdf) However, in its 2021 Climate Change Resilience Report where the Company outlined and discussed transition risks that covered policy, technology, market, legal and reputational risks, it did not mention any socioeconomic risks on workers and communities or how its stakeholder engagement with employees and communities influences its climate change response and mitigation plan. (https://www.chevron.com/-/media/chevron/sustainability/documents/2021-climate-change-resilience-report.pdf)

For these reasons, it is imperative that the Board creates the proposed report as a first step towards understanding and mitigating the impact of future plant closings and transition on workers and communities where the Company operates.

We urge shareholders to vote “FOR” this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to report on worker and community impact from facility closures and energy transitions board of directors’ response

Your Board is attuned to the potential impact the energy transition may have on Chevron’s employees and partners. Guided by The Chevron Way, Chevron conducts its business responsibly and actively engages with stakeholders to manage potential social impacts in the communities where the Company operates.

Chevron’s focus on employees

Employees are one of the focus areas within Chevron’s human rights policy. Chevron commits to respecting human rights as set out in the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work. Chevron seeks to adopt labor relations strategies that foster cooperation, open communication, and employee and union participation in meeting the goals of the Company. For both unionized and nonunionized employees, there are multiple options for engaging with management on topics of concern, including town halls within and across business units, employee surveys and pulse checks, and multiple grievance mechanism channels, such as Chevron’s hotline and the Office of the Ombuds. Chevron also provides ongoing training and development for employees to help them achieve their full potential and to meet the needs of the evolving business.

Chevron’s focus on communities

Chevron’s engagement with communities is guided by its Stakeholder Engagement and Issues Management process, which requires business units to have a system to identify and engage with stakeholders regarding potential social impacts, including human rights concerns across the lifecycle of an asset. Where there may be asset retirement or divestiture, business units are expected to involve communities and other stakeholders in discussions and planning for post-operations.

Chevron participates in the Just Transition task force of Ipieca, an international oil and gas association, which aspires to support the industry’s participation in international collaboration to transition to a lower carbon world in a way that’s just and fair for workforces, communities, and customers.

As Chevron progresses its strategies to safely deliver higher returns and lower carbon, the protection of people, assets, communities, and the environment is a priority. Your Board believes Chevron has the right policies and management systems in place.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to report on racial equity audit

(item 10 on the proxy card)

American Baptist Home Mission Society has submitted the following proposal for consideration at the Annual Meeting.

Resolved: Shareholders request the Board of Directors commission and publicly disclose the findings of an independent racial equity audit, analyzing the adverse impacts of Chevron’s policies and practices that discriminate against or disparately impact communities of color, above and beyond legal and regulatory matters. The report should clearly identify, and recommend steps to eliminate, business activities that further systemic racism, environmental injustice, threaten civil rights, or present barriers to diversity, equity, and inclusion (DEI), both internally in its workforce and externally in impacted communities. Input from impacted workers, community members, customers, and other relevant stakeholders should inform the audit and report. The report should exclude information relevant to any pending legal proceeding or threatened proceeding of which Chevron has notice.

Whereas: Racial inequity and environmental racism are systemic risks that threaten society and the economy.1 Companies that fail to correct policies and practices that further racist, discriminatory, or inequitable impacts face legal, financial, reputational, and human capital management risks. Companies that commit to holistically advance racial justice and foster DEI benefit from stronger performance, employee satisfaction, innovation, and positive social impact.2

Chevron is one of the highest greenhouse gas emitting companies in the world.3 Its emissions contribute to the climate crisis, which disparately impacts people of color and furthers systemic racism.4 Chevron’s operations, discharges, and leaks disproportionately burden communities of color with pollution and human health risks.5

For example, 80% of fenceline residents living near Chevron’s Richmond, CA refinery are people of color, and they experience higher rates of cardiovascular disease, cancer, and asthma.6 Chevron’s Richmond facility is the city’s largest polluter and has received 150 environmental violations since 2016,7 most recently including a $200,000 settlement related to a 600 gallon oil spill in 2021.8 Additionally, the Company has spent millions of dollars influencing city politics and funding.9 Chevron faces recent accusations of potentially illegal political advocacy in Richmond supporting a “race-baiting” redistricting campaign.10

Furthermore, Chevron’s business disparately impacts Indigenous Peoples. Over 60% of publicly reported abuses from Chevron’s operations impacted Indigenous Peoples, including violation of land rights, allegations of genocide, and violence against Indigenous women.11 Chevron also faces scrutiny for financing police institutions in major U.S. cities that have been linked to police brutality,12 as well as for financing U.S. politicians with failing civil rights grades issued by the NAACP.13

While Chevron has made DEI and philanthropic commitments to support Black employees and communities, its practices have historically exacerbated racial inequities.14 An independent 2021 report documented dozens of outstanding legal cases against Chevron for alleged environmental damage and human rights violations, noting that the company has only paid .006% of associated fines, court judgements, and settlements.15 A racial equity audit would help Chevron identify, prioritize, remedy, and avoid adverse impacts on people of color while reducing reputational risk and liabilities.

1	https://www.spglobal.com/marketintelligence/en/news-insights/latest-news-headlines/racial-inequity-a-systemic-risk-8211-state-street-global-advisors-ceo-62047105

2	https://www.forbes.com/sites/forbeshumanresourcescouncil/2021/05/19/15-key-benefits-of-dei-to-communicate-with-team-members/?sh=78cbb835195c

3	https://www.theguardian.com/environment/2019/oct/09/revealed-20-firms-third-carbon-emissions

4

https://e360.yale.edu/features/unequal-impact-the-deep-links-between-inequality-and-climate-change; https://blog.ucsusa.org/kathy-mulvey/six-ways-chevron-imperils-climate-human-rights-and-racial-justice/

5	https://www.scientificamerican.com/article/pollution-poverty-people-color-living-industry/

6	https://www.theguardian.com/environment/2019/oct/09/richmond-chevron-california-city-polluter-fossil-fuel; https://ej4all.org/life-at-the-fenceline

7	https://accountable.us/wp-content/uploads/2022/07/20220517-AUS-Report-Environmental-Racism-V2.pdf

8	https://www.theguardian.com/environment/2021/feb/11/richmond-california-chevron-oil-spill ; https://www.kqed.org/news/11931168/chevron-agrees-to-pay-200000-for-2021-bay-fuel-spill-at-richmond-refinery

9	https://www.eastbaytimes.com/2014/10/10/chevron-unleashes-campaign-spending-to-influence-richmond-election/

10	https://www.richmondprogressivealliance.net/is_it_chevron ; https://eastbayexpress.com/race-baiting-in-richmond-1/

11	https://chevronsglobaldestruction.com/chevrons_global_destruction_report.pdf

12	https://www.theguardian.com/us-news/2020/jul/27/fossil-fuels-oil-gas-industry-police-foundations ; https://www.security.org/resources/police-brutality-statistics/

13	https://www.globalwitness.org/en/campaigns/oil-gas-and-mining/chevron-stop-funding-racism/

14	https://insideclimatenews.org/news/20062020/chevron-black-lives-matter-twitter/

15	https://chevronsglobaldestruction.com/chevrons_global_destruction_report.pdf

Chevron Corporation 2023 Proxy Statement

stockholder proposal to report on racial equity audit

board of directors’ response

Your Board shares the proponent’s concern for racial equity. Chevron strives to empower people to improve their lives and meet their full potential. This commitment is reflected in Chevron’s businesses and operations around the world. Chevron demonstrates this commitment through promoting diversity and inclusion, fostering prosperity, respecting human rights, and contributing to the U.N. Sustainable Development Goals in the communities where it operates.

Chevron listened and responded

A similar proposal presented in Chevron’s 2022 Proxy Statement seeking an “independent racial equity audit” did not receive a majority of support, although 47.5% of votes cast were in favor of it. Because of the level of support for the 2022 proposal, management and representatives of the Board engaged with many large investors to learn what actions and disclosures regarding Chevron’s diversity and inclusion work to advance racial equity would be helpful, beyond the numerous publications Chevron already produces that discuss Chevron’s actions in support of racial equity. Informed by that input, Chevron engaged former U.S. Attorney General Loretta Lynch, of the law firm Paul, Weiss, to conduct an audit of Chevron’s ongoing work to support diversity and inclusion. Attorney General Lynch’s report on that audit (“the Report”) is available on chevron.com.

The Report notes the Company’s many current disclosures and processes that provide information and documentation about Chevron’s approach and commitment to diversity and inclusion and related issues, including The Chevron Way and Business Conduct and Ethics Code, Human Rights Policy, Operational Excellence Management System, Enterprise Risk Management process, and Corporate Sustainability Report. The Report also highlights the numerous internal and external initiatives Chevron has implemented to further advance its commitment to diversity and inclusion. In addition, the Report points out where Chevron can do more and provides recommendations to help achieve Chevron’s diversity and inclusion goals. Chevron welcomes these recommendations, which will inform its actions and focus going forward.

proposal refers to unsubstantiated and inaccurate allegations

Although your Board shares the proponent’s concern for racial equity, the proponent’s supporting statement cites many unsubstantiated and inaccurate allegations.

Your Board believes that the vision and values of The Chevron Way, the many disclosed processes Chevron has implemented to support its vision and values, and the Report produced by Attorney General Lynch all provide robust information on Chevron’s approach to and actions on racial equity and related issues. Chevron is committed to periodic reevaluation and audit to continue to identify additional business practices to enhance diversity, equity, and inclusion.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal to report on tax practices

(item 11 on the proxy card)

Oxfam America has submitted the following proposal for consideration at the Annual Meeting.

RESOLVED: Shareholders request that the Board of Directors issue a tax transparency report to shareholders, at reasonable expense and excluding confidential information, prepared in consideration of the indicators and guidelines set forth in the Global Reporting Initiative’s (GRI) Tax Standard.

Supporting Statement

The GRI Standards are the world’s most utilized corporate reporting standard.1 The GRI Tax Standard - GRI 207 - is the first comprehensive, global standard for public tax disclosure. It includes four components. GRI 207-1, 207-2, and 207-3 require companies to disclose their approach to tax; their tax governance, control, and risk management; and their stakeholder engagement and management of concerns related to tax, respectively. 207-4 requires public country-by-country reporting (CbCR) of certain company financial information, including revenues, profits and losses, and tax payments within each jurisdiction.2 GRI 207 also recommends disclosing “industry-related and other taxes or payments to governments.” Given the significance of other project-specific payments to governments in the oil and gas sector, GRI identifies disclosures of all significant project-level payments to governments as relevant for that sector in reporting under the Tax Standard.3

Tax transparency is increasingly important to investors. The PRI, representing investors with $89 trillion assets under management, states that tax avoidance is a key driver of inequality.4 Economic challenges have increased government concern about corporate tax avoidance, and 96% of US companies expect more tax disputes as governments become more rigorous in tax examinations.5

In October 2021, 136 countries agreed to a global tax reform framework.6 National and regional- level agreements also demonstrate growing consensus around the importance of tax disclosures: the proposed Disclosure of Tax Havens and Offshoring Act, passed by the House of Representatives in 2021, would require public CbCR of financial (including tax) data by SEC- registered companies.7 In November 2021, the European Union approved a directive to implement public CbCR for large multinationals operating there.8

Chevron does not disclose revenues or profits in non-US markets, nor foreign tax payments, with adequately disaggregated data, challenging investors’ ability to evaluate the risks of taxation reforms, or whether Chevron’s tax practices ensure long term value creation. Tax authorities across the globe have repeatedly challenged Chevron’s taxation approach, producing significant costs for the company.9 For example, in 2017, an Australian court found that Chevron used offshore entities to underpay taxes and ordered Chevron to pay $268 million.10

A GRI-compliant tax transparency report would bring Chevron in line with peer companies – including many in the oil, gas, and mining industries11 – who report using GRI 207.12 Chevron already reports CbCR information to OECD tax authorities privately, so any increased burden is negligible.

1	https://assets.kpmg/content/dam/kpmg/xx/pdf/2020/11/the-time-has-come.pdf

2	https://www.globalreporting.org/standards/media/2482/gri-207-tax-2019.pdf

3	https://www.globalreporting.org/standards/standards-development/sector-standard-for-oil-and-gas/

4	https://www.globalreporting.org/about-gri/news-center/backing-for-gri-s-tax-standard/

5	https://www2.deloitte.com/content/dam/Deloitte/global/Documents/Tax/gx-beps-global-survey-summary-results- 2022.pdf

6	https://www.oecd.org/tax/international-community-strikes-a-ground-breaking-tax-deal-for-the-digital-age.htm

7	https://www.congress.gov/bill/117th-congress/house-bill/3007;

8	https://www.internationaltaxreview.com/article/b1vf7yc65qpzcd/this-week-in-tax-eu-on-track-for-public-cbcr-by-2023

9

https://www.reuters.com/article/us-nigeria-oil-debt-exclusive/exclusive-nigeria-hits-oil-majors-with-billions-in- back-taxes-idUSKCN1QA1EK; https://www.reuters.com/article/uk-philippines-shell-court/shell-philippines-says- will-exhaustively-challenge-53-14-billion-peso-tax-claim-idUKKBN0U117020151218; https://www.oecdguidelines.nl/latest/news/2022/03/24/fs-fnv-vs-chevron; https://www.wsj.com/articles/SB10001424052748704682604575368801121741036

10	https://www.reuters.com/article/australia-chevron-taxavoidance/chevron-drops-appeal-over-landmark-australian- tax-ruling-idUSL4N1L41TK

11

https://www.hess.com/sustainability/how-we-operate/tax-practices; https://reports.shell.com/tax-contribution- report/2020/our-tax-data.html; https://s24.q4cdn.com/382246808/files/doc_downloads/2022/sustainability/newmont-2021-tax-report.pdf; https://www.bp.com/en/global/corporate/sustainability/our-approach-to-sustainability/tax-transparency.html; https://reports.shell.com/tax-contribution-report/2020/; https://www.eni.com/assets/documents/eng/reports/2020/Country-by-Country-2020_ENG.pdf; https://totalenergies.com/sites/g/files/nytnzq121/files/documents/2022-03/Tax_transparency_report_2019_2020.pdf

12	https://www.globalreporting.org/news/news-center/momentum-gathering-behind-public-country-by-country-tax- reporting/

Chevron Corporation 2023 Proxy Statement

stockholder proposal to report on tax practices

board of directors’ response

Your Board supports tax policies that encourage long-term investment and promote job creation and economic growth in the communities where Chevon operates. Chevron’s approach to taxes is publicly disclosed and includes the following key principles: business operations drive where Chevron generates earnings and pays taxes; Chevron seeks to build and maintain relationships with tax authorities; and Chevron complies with tax requirements in every jurisdiction where it operates.

Chevron publicly provides detailed information about taxes

Chevron provides detailed tax information publicly in a number of ways, including the following:

•

the audited 2022 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”), which includes detailed information about the Company’s income tax contributions (in 2022, Chevron’s income tax expense was approximately $14 billion and its effective tax rate was approximately 28%);

•	a number of reports from Chevron subsidiaries that include “in-scope” government payments to independent third parties in the Extractive Industries Transparency Initiative implementing countries;

•	a publicly available tax report under the Canadian Extractive Sector Transparency Measures Act;

•	a publicly available tax information report for the Company’s Australian operations; and

•	a publicly available document highlighting aspects of Chevron’s governance, financial compliance and control framework, interactions with tax authorities, and risk management.

In addition, Chevron plans to comply with both the European Union’s public country-by-country reporting requirements and the SEC’s requirements (Disclosure of Payments by Resource Extraction Issuers) implementing Section 1504 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires certain extractive companies to disclose payments made to the U.S. federal and foreign governments, including tax payments.

Chevron also provides annual confidential country-by-country reports (“CbyCRs”) to tax authorities, including the U.S. Internal Revenue Service. To protect the confidentiality of potentially sensitive information, the Organisation for Economic Co-operation and Development (“OECD”) determined not to make CbyCRs public. It is important to note, however, that this information is shared among tax authorities, enabling them to conduct a high-level detection and risk assessment of Chevron’s tax obligations. Chevron’s tax positions are subject to audits by many tax jurisdictions worldwide. In the United States, large corporate taxpayers, like Chevron, are routinely subjected to audits.

Chevron is committed to strong tax governance

Chevron is committed to ethical and compliance standards and is a leader in its industry because it places value on operating responsibly, building trust in the communities where it operates, and delivering results with integrity. Chevron complies with the tax requirements in every jurisdiction where it operates, including disclosing tax payment information to tax authorities as required by local laws and regulations.

Given the detailed tax information Chevron already publicly discloses and plans to disclose, the additional data requested by the proposal would be neither useful nor informative for investors.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

stockholder proposal regarding independent chair

(item 12 on the proxy card)

Newground Social Investment has submitted the following proposal on behalf of Diane Turner for consideration at the Annual Meeting.

RESOLVED: Chevron Corporation stockholders request that the Board of Directors adopt a policy (amending the bylaws as necessary) which requires that the Chair of the Board of Directors be an independent member of the Board whenever possible. This policy would commence with the next CEO transition.

If the Board determines that a Chair who was independent when selected is no longer independent, it shall select a new Chair within a reasonable period who satisfies the requirements of this policy. Compliance with this policy may be suspended for up to six months if no independent director is available and willing to serve as Chair.

SUPPORTING STATEMENT

Inadequate oversight and a lack of checks-and-balances has allowed management to mishandle multiple issues, increasing both risk and cost to stockholders.

A recent report entitled Chevron’s Global Destruction1 (the “Report”) – an expansive compendium of documented legal actions filed against Chevron and its subsidiaries globally – reveals that Chevron is liable for $55 billion in judgments and seizure claims globally (including fines and interest), and that the Company’s actions have destroyed critical biodiversity around the planet. This Report was entered into the Congressional Record2 as part of the U.S. House of Representatives Committee on Oversight and Reform hearing entitled: Fueling the Climate Crisis: Exposing Big Oil’s Disinformation Campaign to Prevent Climate Action.

A year ago, Chevron CEO/board chair Michael Wirth was formally asked by the House Oversight Committee to respond to the Report’s findings, but he has not done so. Despite management’s assertions regarding respect for human rights and adherence to environmental standards, investors worry that 71% of the cases detailed in the Report indicate grave violations of rights to land, life, and safety. Of these reported cases, 65% alleged severe human rights abuses – including torture, forced labor/slavery, rape, murder, and genocide – in thirteen (13) countries, including: Angola, Burma/Myanmar, Cameroon, Chad, China, East Timor, Ghana, Indonesia, Kazakhstan, Nigeria, Poland, Romania, and Thailand.

As well, the Report documents serious allegations that Chevron has violated the Foreign Corrupt Practices Act (FCPA) in eight (8) countries: Angola, Argentina, Cambodia, Equatorial Guinea, Indonesia, Iran, Iraq, and Liberia. Furthermore, the Report indicates that Chevron has not responded to charges that it has refused to comply with mandated cleanups in fifteen (15) countries, including the United States: Argentina, Azerbaijan, Brazil, Burma/Myanmar, Cambodia, China, Ecuador, East Timor, Nigeria, Poland, Romania, Ghana, Thailand, the United States, and Venezuela.

Inadequate Board attention to management’s actions – perhaps in large part the result of not having an independent chair – has intensified the severity of these reported incidents, and will contribute to the emergence of future risks and controversies in other arenas of the Company’s global operations. An independent Chair would improve oversight of management, enhance accountability to shareholders, protect against mounting legal judgements, and ensure that appropriate levels of attention are being paid to avoiding long-term risks such as those detailed herein.

THEREFORE: Please vote FOR this intelligent and much needed Independent Chair proposal.

1	https://docs.house.gov/meetings/GO/GO00/20211028/114185/HHRG-117-GO00-20211028-SD018.pdf

2	https://docs.house.gov/Committee/Calendar/ByEvent.aspx?EventID=114185

Chevron Corporation 2023 Proxy Statement

stockholder proposal regarding independent chair

board of directors’ response

the board has flexibility to choose the optimal leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. The independent members of the Board have great flexibility to choose the optimal leadership for the Board depending upon Chevron’s particular needs and circumstances at the time, and they make this decision annually.

Currently, the Board has appointed Michael K. Wirth to serve as CEO and as Chairman of the Board. Your Board believes that Chevron and its stockholders benefit from the resulting unity of leadership and companywide strategic alignment. Chevron is a global energy company that negotiates concessions and leases with host country governments around the world. Your Board believes it is generally advantageous to the Company for the CEO to represent Chevron’s Board as its Chairman in such dialogues.

the board has strong independent oversight and corporate governance practices

Your Board recognizes the importance of independent oversight of the CEO and management, and it has instituted structures and practices to enhance such oversight. When the CEO is elected Chairman, the independent Directors elect a Lead Director from among themselves. The role of the Lead Director is highly empowered, as described in the “Independent Lead Director” section of this Proxy Statement on pages 28 to 29. See also “Board Leadership Structure” on page 28.

At each Board meeting, the independent Directors meet in executive session led by the Lead Director without members of management present. They use this opportunity to discuss any matters they deem appropriate, including evaluation of the CEO’s and senior management’s performance, management succession planning, Chevron’s operating and financial performance and returns to stockholders, and the Board’s priorities, among others.

A fixed policy requiring a separation of the roles of Chairman and CEO is unnecessary because of Chevron’s many other strong corporate governance practices, including the annual election of all Directors, a majority vote requirement in uncontested elections of Directors, an overwhelming majority of independent Directors, proxy access, independent Director access to employees, and publicly available Corporate Governance Guidelines.

the proposal is a vehicle for baseless allegations

Although the proposal purports to relate to separation of the roles of Chairman and CEO, its supporting statement shows that this is a vehicle to advance various baseless allegations against Chevron, including the central allegation that “Chevron is liable for $55 billion in judgments and seizure claims.” The minimum of due diligence that would be conducted by any credible advocate for good governance reveals that the “report” cited in the supporting statement is riddled with falsehoods. Far from being a “compendium of documented legal actions filed against Chevron and its subsidiaries globally,” as alleged by the proponent, it merely collects unsubstantiated allegations levied against Chevron affiliates anywhere on the Internet, regardless of source, and credits the allegations as if they were proven – even when courts have definitively rejected them.

Your Board believes that stockholder interests are best served when Directors have the flexibility to determine the best person to serve as Chairman, recognizing that no single leadership model is appropriate in all circumstances.

Therefore, your board recommends that you vote AGAINST this proposal.

Chevron Corporation 2023 Proxy Statement

voting and additional information

vote results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the SEC.

appointment of proxy holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

record date; who can vote

Stockholders owning Chevron common stock at the close of business on Monday, April 3, 2023, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,894,643,487 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. In the case of broker nonvotes, and if you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum, but will have no impact on the vote on any such matter.

Chevron Corporation 2023 Proxy Statement

voting and additional information

how to vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of record	If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 30, 2023.

You can vote virtually at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2023 and using your 16-digit control number.

Street name stockholders	If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 30, 2023.

If your shares are held in street name and your voting instruction form or Notice Regarding the Availability of Proxy Materials indicates that you may vote those shares through the www.proxyvote.com website, then you may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2023 and using the 16-digit control number indicated on that voting instruction form or Notice Regarding the Availability of Proxy Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Employee plan participants	If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the mail.
All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 25, 2023, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or Internet. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

revoking your proxy or voting instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of record	Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324;
Submit a proxy card with a later date and signed as your name appears on your account;
Vote at a later time by telephone or the Internet; or
Vote virtually at the Annual Meeting.

Street name stockholders	Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.

Employee plan participants	Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.

Chevron Corporation 2023 Proxy Statement

voting and additional information

confidential voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

notice and access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 31, 2023:

The Notice of 2023 Annual Meeting, 2023 Proxy Statement, and 2022 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing Proxy Materials over the Internet to a number of our stockholders under the SEC’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (“Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2022 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2022 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

If you would like an additional copy of the 2022 Annual Report or the 2023 Proxy Statement, with exhibits, these documents are available on the Company’s website, www.chevron.com/investors/financial-information. These documents are also available without charge to any stockholder, upon request, by writing to: Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, C1267, San Ramon, CA 94583-2324.

method and cost of soliciting and tabulating votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $30,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $3 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

householding information

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy, unless we are notified that one or more of these stockholders wish to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

Chevron Corporation 2023 Proxy Statement

voting and additional information

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

email delivery of future proxy materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

stockholder of record account maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You may also address correspondence to Computershare at P.O. Box 43078, Providence, RI 02940-3078 or, if by overnight delivery, 150 Royall St., Suite 101, Canton, MA 02021. The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

submission of stockholder proposals for 2024 annual meeting

Proposals for inclusion in next year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

•

When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business (6:00 p.m. Pacific Standard Time) on December 14, 2023.

•

Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director nominees for inclusion in next year’s Proxy Statement (proxy access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least 3% of Chevron common stock for at least three years to submit director nominees (up to the greater of two nominees or 20% of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Notices of director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 14, 2023, and no later than the close of business on December 14, 2023.

•

Where to send these proposals. Notices should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Chevron Corporation 2023 Proxy Statement

voting and additional information

Other proposals or nominees for presentation at next year’s Annual Meeting (advance notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including Director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2024 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the 2023 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Proposals and Director nominations submitted pursuant to our advance notice By-Laws must be received no earlier than February 1, 2024, and no later than the close of business on March 2, 2024. In addition to satisfying the deadlines in our advance notice By-Laws, a stockholder who intends to solicit proxies in support of Director nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary and Chief Governance Officer no later than April 1, 2024 (or, if the 2024 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business on the later of 60 calendar days prior to the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the 2024 Annual Meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described above.

•

Where to send these proposals. Proposals and Director nominations should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals and Director nominations must include the information required by our advance notice By-Laws.

rules for admission for the virtual annual meeting

You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on April 3, 2023, or if you are a valid legal proxy holder for the Annual Meeting. If you plan to attend the Virtual Annual Meeting, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Virtual Annual Meeting, you will not be able to participate in the Annual Meeting.

•	Stockholders of record will need to use their control number available in their proxy materials to log into www.virtualshareholdermeeting.com/CVX2023.

•

Beneficial stockholders who do not have a control number may access the meeting by logging into their bank or brokerage firm’s website and selecting the stockholder communications mailbox to link through to the annual meeting. Instructions are also available on the voting instruction card provided by the bank or broker.

See the “Attending the Virtual Annual Meeting–We Encourage Participation” section in the next page for additional information.

Chevron Corporation 2023 Proxy Statement

voting and additional information

attending the virtual annual meeting

The Annual Meeting will be held on Wednesday, May 31, 2023, online by live audio webcast. The meeting will begin promptly at 8:00 a.m. PDT.

important notice regarding admission to the 2023 annual meeting virtual annual meeting

We are pleased to announce that the Company will conduct its 2023 Annual Meeting on the above date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the Internet. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

we encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, April 3, 2023, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2023, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 31, 2023. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

we welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2023. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501.

Subject to any different procedures included in the rules of the meeting that may be posted online on the date of the Annual Meeting, in the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Annual Meeting will be adjourned, to reconvene at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of further adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investor Relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

Chevron Corporation 2023 Proxy Statement

Chevron

the chevron way

getting results the right way

our purpose

is to develop the affordable, reliable, ever-cleaner energy that enables human progress our vision

the human energy company

Human ingenuity has the power to solve any challenge and overcome any obstacle. Meeting the world's growing energy needs demands pursuit of innovations and advancements that deliver a better future for all.

This is our past, our present, and our future.

For more information on The Chevron Way:
www.chevron.com/about/the-chevron-way

© 2023 Chevron. All rights reserved.

FSC www.fsc.org
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Paper from responsible sources
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CHEVRON CORPORATION

6001 BOLLINGER CANYON ROAD

SAN RAMON, CA 94583-2324

VOTE BY TELEPHONE OR INTERNET OR MAIL

24 Hours a Day, 7 Days a Week

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CVX2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06260-P89767-Z84595

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEVRON CORPORATION

If you wish to vote in accordance with the Board of Directors’ recommendations on all matters, you need only sign, date, and return this proxy card.
Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1l:			For	Against	Abstain

	1a.	Wanda M. Austin	☐	☐	☐

	1b.	John B. Frank	☐	☐	☐
	1c.	Alice P. Gast	☐	☐	☐	Your Board recommends you vote 1 YEAR on Board proposal 4:	1 Year	2 Years	3 Years	Abstain

	1d.	Enrique Hernandez, Jr.	☐	☐	☐	4.	Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation ☐	☐	☐	☐

	1e.	Marillyn A. Hewson	☐	☐	☐	Your Board recommends you vote AGAINST items 5-12:		For	Against	Abstain

	1f.	Jon M. Huntsman Jr.	☐	☐	☐	5.	Rescind the 2021 “Reduce Scope 3 Emissions” Stockholder Proposal	☐	☐	☐

	1g.	Charles W. Moorman	☐	☐	☐	6.	Set a Medium-Term Scope 3 GHG Emissions Reduction Target	☐	☐	☐

	1h.	Dambisa F. Moyo	☐	☐	☐	7.	Recalculate Emissions Baseline to Exclude Emissions from Material Divestitures	☐	☐	☐

	1i.	Debra Reed-Klages	☐	☐	☐	8.	Establish Board Committee on Decarbonization Risk	☐	☐	☐

	1j.	D. James Umpleby III	☐	☐	☐	9.	Report on Worker and Community Impact from Facility Closures and Energy Transitions	☐	☐	☐

	1k.	Cynthia J. Warner	☐	☐	☐	10.	Report on Racial Equity Audit	☐	☐	☐

	1l.	Michael K. Wirth	☐	☐	☐	11.	Report on Tax Practices	☐	☐	☐

Your Board recommends you vote FOR Board proposals 2 and 3:						12.	Independent Chair	☐	☐	☐

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm		☐	☐	☐

3.	Advisory Vote to Approve Named Executive Officer Compensation		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Dear Stockholder:

The lower portion of this form is your proxy card for voting at Chevron Corporation’s 2023 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.You must sign, date, and return the proxy card for your vote to be counted.

Important Notice Regarding Admission to the 2023 Annual Meeting

Virtual Annual Meeting

We are pleased to announce that the Company will conduct its 2023 Annual Meeting on the below date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the Internet. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, April 3, 2023, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2023, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 31, 2023. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2023. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259 1501. Subject to any different procedures included in the rules of the meeting that may be posted online on the date of the Annual Meeting, in the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Annual Meeting will be adjourned, to reconvene at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of further adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investor Relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

Sincerely,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

Annual Meeting of Stockholders

•	Meeting Date:	Wednesday, May 31, 2023

•	Meeting Time:	8:00 a.m. PDT (open for access beginning at 7:45 a.m.)

•	Meeting Location:	Online by live audio webcast (www.virtualshareholdermeeting.com/CVX2023)

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 31, 2023:

The Notice of the 2023 Annual Meeting, 2023 Proxy Statement, and 2022 Annual Report are available at www.proxyvote.com.

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V06261-P89767-Z84595

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Monday, April 3, 2023, at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 31, 2023, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 p.m. EDT, Thursday, May 25, 2023, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.